                                                                    EXHIBIT 10.1




                           REVOLVING CREDIT AGREEMENT

                            DATED AS OF JUNE 29, 2001

                                  by and among

                             WASTE MANAGEMENT, INC.

                                (the "Borrower")

                                       and

                         WASTE MANAGEMENT HOLDINGS, INC.

                                (the "Guarantor")

                                       and

                          FLEET NATIONAL BANK ("Fleet")
                          BANK OF AMERICA, N.A. ("BOA")
                       THE CHASE MANHATTAN BANK ("Chase")
                 DEUTSCHE BANK AG, NEW YORK BRANCH ("Deutsche")

                AND THE OTHER FINANCIAL INSTITUTIONS WHICH BECOME
                            A PARTY TO THIS AGREEMENT

                           (Collectively, the "Banks")

                                       and

           FLEET AS ADMINISTRATIVE AGENT (the "Administrative Agent")

                                       and

             DEUTSCHE AND CITIBANK, N.A., AS CO-DOCUMENTATION AGENTS
                         (the "Co-Documentation Agents")

                                       and

    BOA AND J.P. MORGAN SECURITIES INC. ("JPMORGAN") AS CO-SYNDICATION AGENTS
                          (the "Co-Syndication Agents")

                                       and

                   JPMORGAN AND BANC OF AMERICA SECURITIES LLC
                 AS JOINT LEAD ARRANGERS AND JOINT BOOK MANAGERS
              (the "Joint Lead Arrangers and Joint Book Managers")

                                TABLE OF CONTENTS

SECTION 1.  DEFINITIONS AND RULES OF INTERPRETATION..................................................1
         Section 1.1.  Definitions...................................................................1
         Section 1.2.  Rules of Interpretation.......................................................16
SECTION 2.  THE LOAN FACILITIES......................................................................17
         Section 2.1.  Commitment to Lend............................................................17
         Section 2.2.  Facility Fee..................................................................17
         Section 2.3.  Reduction of Total Commitment.................................................18
         Section 2.4.  The Syndicated Notes..........................................................18
         Section 2.5.  Interest on Loans.............................................................19
         Section 2.6.  Requests for Syndicated Loans.................................................19
         Section 2.7.  Election of Eurodollar Rate; Notice of Election; Interest Periods; Minimum
         Amounts.....................................................................................20
         Section 2.8.  Funds for Syndicated Loans....................................................21
         Section 2.9.  Maturity of the Loans and Reimbursement Obligations...........................21
         Section 2.10.  Optional Prepayments or Repayments of Loans..................................22
         Section 2.11.  Swing Line Loans; Settlements................................................22
SECTION 3.  LETTERS OF CREDIT........................................................................24
         Section 3.1.  Letter of Credit Commitments..................................................24
         Section 3.2.  Reimbursement Obligation of the Borrower......................................25
         Section 3.3.  Obligations Absolute..........................................................25
         Section 3.4.  Reliance by the Issuing Banks.................................................26
         Section 3.5.  Notice Regarding Letters of Credit............................................26
         Section 3.6.  Letter of Credit Fee..........................................................26
SECTION 4.  COMPETITIVE BID LOANS....................................................................26
         Section 4.1.  The Competitive Bid Option....................................................26
         Section 4.2.  Competitive Bid Loan Accounts; Competitive Bid Notes..........................26
         Section 4.3.  Competitive Bid Quote Request; Invitation for Competitive Bid Quotes..........27
         Section 4.4.  Alternative Manner of Procedure...............................................28
         Section 4.5.  Submission and Contents of Competitive Bid Quotes.............................29
         Section 4.6.  Notice to Borrower............................................................30
         Section 4.7.  Acceptance and Notice by Borrower and Administrative Agent....................30
         Section 4.8.  Allocation by Administrative Agent............................................31
         Section 4.9.  Funding of Competitive Bid Loans..............................................31
         Section 4.10.  Funding Losses...............................................................31
         Section 4.11.  Repayment of Competitive Bid Loans; Interest.................................31
SECTION 5.  PROVISIONS RELATING TO ALL LOANS AND LETTERS OF CREDIT...................................32
         Section 5.1.  Payments......................................................................32
         Section 5.2.  Mandatory Repayments of the Loans.............................................34
         Section 5.3.  Computations..................................................................34
         Section 5.4.  Illegality; Inability to Determine Eurodollar Rate............................35
         Section 5.5.  Additional Costs, Etc.........................................................35
         Section 5.6.  Capital Adequacy..............................................................36
         Section 5.7.  Certificate...................................................................37

         Section 5.8.  Eurodollar and Competitive Bid Indemnity......................................37
         Section 5.9.  Interest on Overdue Amounts...................................................38
         Section 5.10.  Interest Limitation..........................................................38
         Section 5.11.  Reasonable Efforts to Mitigate...............................................38
         Section 5.12.  Replacement of Banks.........................................................38
         Section 5.13.  Advances by Administrative Agent.............................................39
SECTION 6.  REPRESENTATIONS AND WARRANTIES...........................................................40
         Section 6.1.  Corporate Authority...........................................................40
         Section 6.2.  Governmental and Other Approvals..............................................41
         Section 6.3.  Title to Properties; Leases...................................................41
         Section 6.4.  Financial Statements; Solvency................................................41
         Section 6.5.  No Material Changes, Etc......................................................42
         Section 6.6.  Franchises, Patents, Copyrights, Etc..........................................42
         Section 6.7.  Litigation....................................................................42
         Section 6.8.  No Materially Adverse Contracts, Etc..........................................42
         Section 6.9.  Compliance With Other Instruments, Laws, Etc..................................42
         Section 6.10.  Tax Status...................................................................42
         Section 6.11.  No Event of Default..........................................................43
         Section 6.12.  Holding Company and Investment Company Acts..................................43
         Section 6.13.  Absence of Financing Statements, Etc.........................................43
         Section 6.14.  Employee Benefit Plans.......................................................43
                  Section 6.14.1.  In General........................................................43
                  Section 6.14.2.  Terminability of Welfare Plans....................................43
                  Section 6.14.3.  Guaranteed Pension Plans..........................................44
                  Section 6.14.4.  Multiemployer Plans...............................................44
         Section 6.15.  Environmental Compliance.....................................................44
         Section 6.16.  Disclosure...................................................................46
         Section 6.17.  Permits and Governmental Authority...........................................46
SECTION 7.  AFFIRMATIVE COVENANTS OF THE BORROWER....................................................46
         Section 7.1.  Punctual Payment..............................................................46
         Section 7.2.  Maintenance of U.S. Office....................................................46
         Section 7.3.  Records and Accounts..........................................................46
         Section 7.4.  Financial Statements, Certificates and Information............................47
         Section 7.5.  Existence and Conduct of Business.............................................48
         Section 7.6.  Maintenance of Properties.....................................................48
         Section 7.7.  Insurance.....................................................................49
         Section 7.8.  Taxes.........................................................................49
         Section 7.9.  Inspection of Properties, Books and Contracts.................................49
         Section 7.10.  Compliance with Laws, Contracts, Licenses and Permits; Maintenance of
         Material Licenses and Permits...............................................................50
         Section 7.11.  Environmental Indemnification................................................50
         Section 7.12.  Further Assurances...........................................................50
         Section 7.13.  Notice of Potential Claims or Litigation.....................................50
         Section 7.14.  Notice of Certain Events Concerning Insurance and Environmental Claims.......51

         Section 7.15.  Notice of Default............................................................52
         Section 7.16.  Use of Proceeds..............................................................52
         Section 7.17.  Certain Transactions.........................................................52
SECTION 8.  CERTAIN NEGATIVE COVENANTS OF THE BORROWER...............................................52
         Section 8.1.  Restrictions on Indebtedness..................................................52
         Section 8.2.  Restrictions on Liens.........................................................53
         Section 8.3.  Restrictions on Investments...................................................54
         Section 8.4.  Mergers, Consolidations, Sales................................................54
         Section 8.5.  Restricted Distributions and Redemptions......................................55
         Section 8.6.  Employee Benefit Plans........................................................55
SECTION 9.  FINANCIAL COVENANTS OF THE BORROWER......................................................56
         Section 9.1.  Interest Coverage Ratio.......................................................56
         Section 9.2.  Total Debt to EBITDA..........................................................56
         Section 9.3.  Minimum Net Worth.............................................................56
SECTION 10.  CONDITIONS PRECEDENT....................................................................57
         Section 10.1.  Conditions To Effectiveness..................................................57
                  Section 10.1.1.  Corporate Action..................................................57
                  Section 10.1.2.  Loan Documents, Etc...............................................57
                  Section 10.1.3.  Certificate of No Change..........................................57
                  Section 10.1.4.  Incumbency Certificate............................................57
                  Section 10.1.5.  Certificates of Insurance.........................................57
                  Section 10.1.6.  Opinion of Counsel................................................57
                  Section 10.1.7.  Satisfactory Financial Condition..................................57
                  Section 10.1.8.  Payment of Closing Fees...........................................58
                  Section 10.1.9.  Payoff of Existing Debt...........................................58
                  Section 10.1.10.  Closing Certificate..............................................58
SECTION 11.  CONDITIONS TO ALL LOANS.................................................................58
         Section 11.1.  Representations True.........................................................58
         Section 11.2.  Performance; No Event of Default.............................................58
         Section 11.3.  No Legal Impediment..........................................................59
         Section 11.4.  Governmental Regulation......................................................59
         Section 11.5.  Proceedings and Documents....................................................59
SECTION 12.  EVENTS OF DEFAULT; ACCELERATION; TERMINATION OF COMMITMENT..............................59
         Section 12.1.  Events of Default and Acceleration...........................................59
         Section 12.2.  Termination of Commitments...................................................61
         Section 12.3.  Remedies.....................................................................62
SECTION 13.  SETOFF..................................................................................62
SECTION 14.  EXPENSES................................................................................62
SECTION 15.  THE AGENTS..............................................................................63
         Section 15.1.  Appointment, Powers and Immunities...........................................63
         Section 15.2.  Actions By Administrative Agent..............................................63
         Section 15.3.  Indemnification..............................................................64
         Section 15.4.  Reimbursement................................................................64
         Section 15.5.  Documents....................................................................65

         Section 15.6.  Non-Reliance on Administrative Agent and Other Banks.........................65
         Section 15.7.  Resignation of Administrative Agent..........................................65
         Section 15.8.  Action by the Banks, Consents, Amendments, Waivers, Etc. ....................66
SECTION 16.  INDEMNIFICATION.........................................................................67
SECTION 17.  WITHHOLDING TAXES.......................................................................67
SECTION 18.  TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION...........................................69
         Section 18.1.  Confidentiality..............................................................69
         Section 18.2.  Prior Notification...........................................................69
         Section 18.3.  Other........................................................................70
Section 19.  SURVIVAL OF COVENANTS, ETC. ............................................................70
SECTION 20.  ASSIGNMENT AND PARTICIPATION............................................................70
SECTION 21.  PARTIES IN INTEREST.....................................................................71
SECTION 22.  NOTICES, ETC. ..........................................................................72
SECTION 23.  MISCELLANEOUS...........................................................................72
SECTION 24.  CONSENTS, ETC. .........................................................................72
SECTION 25.  WAIVER OF JURY TRIAL....................................................................73
SECTION 26.  GOVERNING LAW; SUBMISSION TO JURISDICTION...............................................73
SECTION 27.  SEVERABILITY............................................................................74
SECTION 28.  GUARANTY................................................................................74
         Section 28.1.  Guaranty.....................................................................74
         Section 28.2.  Guaranty Absolute............................................................74
         Section 28.3.  Effectiveness; Enforcement...................................................75
         Section 28.4.  Waiver.......................................................................75
         Section 28.5.  Expenses.....................................................................76
         Section 28.6.  Concerning Joint and Several Liability of the Guarantor......................76
         Section 28.7.  Waiver.......................................................................78
         Section 28.8.  Subrogation; Subordination...................................................78
SECTION 29.  PARI PASSU TREATMENT....................................................................78
SECTION 30.  FINAL AGREEMENT.........................................................................79

                                          Exhibits


        Exhibit A             Form of Syndicated Note
        Exhibit B             Form of Swing Line Note
        Exhibit C             Form of Competitive Bid Note
        Exhibit D             Form of Syndicated Loan Request
        Exhibit E             Form of Letter of Credit Request
        Exhibit F             Form of Compliance Certificate
        Exhibit G             Form of Assignment and Acceptance
        Exhibit H             Form of Competitive Bid Quote Request
        Exhibit I             Form of Invitation for Competitive Bid Quotes
        Exhibit J             Form of Competitive Bid Quote
        Exhibit K             Form of Notice of Acceptance/Rejection of
                                Competitive Bid Quote(s)
        Exhibit L             Form of Letter of Credit Application

                                          Schedules

        Schedule 1            Banks; Commitment Percentages
        Schedule 1.1          Existing Liens
        Schedule 3.1(a)       Existing Letters of Credit
        Schedule 6.7          Litigation
        Schedule 6.15         Environmental Compliance
        Schedule 8.1(e)       Existing Indebtedness

                           REVOLVING CREDIT AGREEMENT

         This REVOLVING CREDIT AGREEMENT is made as of the 29th day of June, 2001, by and among WASTE MANAGEMENT, INC., a Delaware corporation having its chief executive office at 1001 Fannin Street, Suite 4000, Houston, Texas 77002 (the "Borrower"), WASTE MANAGEMENT HOLDINGS, INC., a wholly-owned Subsidiary of the Borrower (the "Guarantor"), FLEET NATIONAL BANK, a national banking association having a place of business at 100 Federal Street, Boston, MA 02110 ("Fleet"), BANK OF AMERICA, N.A., a national banking association having a place of business at 231 South LaSalle Street Chicago, IL 60697 ("BOA"), THE CHASE MANHATTAN BANK, a national banking association having a place of business at 707 Travis Street, Houston, TX 77002 ("Chase"), DEUTSCHE BANK AG, NEW YORK BRANCH, the duly licensed New York branch of a German corporation having its principal place of business at 31 West 52nd Street, New York, NY 10019 ("Deutsche"), and each of the other financial institutions party hereto (collectively, the "Banks"), and Fleet as administrative agent (the "Administrative Agent"), J.P. Morgan Securities Inc. ("JPMorgan") and Banc of America Securities LLC as joint lead arrangers and joint book managers (the "Joint Lead Arrangers and Joint Book Managers"), JPMorgan and BOA as co-syndication agents (the "Co-Syndication Agents", and together with the Administrative Agent and the Joint Lead Arrangers and Joint Book Managers, the "Agents"), and Deutsche and Citibank, N.A., as co-documentation agent (the "Co-Documentation Agents").

         WHEREAS, the Borrower has requested certain financing arrangements and the Banks have agreed to provide such financing arrangements on the terms set forth herein;

         NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, this Agreement will take effect on the Effective Date, on the following terms:

         SECTION 1. DEFINITIONS AND RULES OF INTERPRETATION.



         SECTION 1.1. DEFINITIONS. The following terms shall have the meanings set forth in this Section 1 or elsewhere in the provisions of this Agreement referred to below:

         Absolute Competitive Bid Loan(s).  See Section 4.3(a).

         Accountants.  See Section 7.4(a).

         Administrative Agent.  See Preamble.

         Affected Bank.  See Section 5.12.

         Agents. See Preamble.

         Agreement. This Revolving Credit Agreement, including the Schedules and Exhibits hereto, as from time to time amended and supplemented in accordance with the terms hereof.

         Applicable Base Rate. The applicable rate per annum of interest on the Base Rate Loans as set forth in the Pricing Table.

         Applicable Eurodollar Rate. The applicable rate per annum of interest on the Eurodollar Loans shall be as set forth in the Pricing Table.

         Applicable Facility Rate. The applicable rate per annum with respect to the Facility Fee shall be as set forth in the Pricing Table.

         Applicable L/C Rate. The applicable rate per annum on the Maximum Drawing Amount shall be as set forth in the Pricing Table.

         Applicable Requirements. See Section 7.10.

         Applicable Swing Line Rate. The annual rate of interest agreed upon from time to time by the Administrative Agent and the Borrower with respect to Swing Line Loans.

         Assignment and Acceptance. See Section 20.

         Balance Sheet Date. December 31, 2000.

         Banks. See Preamble.

         Base Rate. The higher of (a) the variable annual rate of interest so designated from time to time by the Administrative Agent at its Loan Office as its "prime rate," such rate being a reference rate and not necessarily representing the lowest or best rate being charged to any customer by the Administrative Agent, or (b) one-half of one percent (1/2%) above the Overnight Federal Funds Effective Rate, as published by the Board of Governors of the Federal Reserve System, as in effect from time to time. Changes in the Base Rate resulting from any changes in the Administrative Agent's "prime rate" shall take place immediately without notice or demand of any kind on the effective day of such change.

         Base Rate Loans. Syndicated Loans bearing interest calculated by reference to the Base Rate.

         BOA. See Preamble.

         Borrower. See Preamble.

         Business Day. Any day, other than a Saturday, Sunday or any day on which banking institutions in Boston, Massachusetts or New York, New York are authorized by law to close, and, when used in connection with a Eurodollar Loan, a Eurodollar Business Day.

         Capitalized Leases or Capital Leases. Leases under which the Borrower or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

         CERCLA.  See Section 6.15(a).

         Certified or certified. With respect to the financial statements of any Person, such statements as audited by a firm of independent auditors, whose report expresses the opinion, without qualification, that such financial statements present fairly, in all material respects, the financial position of such Person.

         CFO or the CAO. See Section 7.4(b).

         Chase.  See Preamble.

         Code. The Internal Revenue Code of 1986, as amended and in effect from time to time.

         Co-Documentation Agent(s). See Preamble.

         Commitment. With respect to each Bank, such Bank's commitment to make Syndicated Loans to, and to participate in the issuance, extension and renewal of Letters of Credit for the account of, the Borrower, determined by multiplying such Bank's Commitment Percentage by the Total Commitment.

         Commitment Percentage. With respect to each Bank, the percentage initially set forth next to such Bank's name on Schedule 1 hereto, as the same may be adjusted in accordance with Section 20.

         Competitive Bid Loan(s). A borrowing hereunder consisting of one or more loans made by any of the participating Banks whose offer to make a Competitive Bid Loan as part of such borrowing has been accepted by the Borrower under the auction bidding procedure described in Section 4 hereof.

         Competitive Bid Loan Accounts. See Section 4.2(a).

         Competitive Bid Margin. See Section 4.5(b)(iv).

         Competitive Bid Notes. See Section 4.2(b).

         Competitive Bid Quote. An offer by a Bank to make a Competitive Bid Loan in accordance with Section 4.5 hereof.

         Competitive Bid Quote Request. See Section 4.3.

         Competitive Bid Rate. See Section 4.5(b)(v).

         Compliance Certificate. See Section 7.4(c).

         Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of the Borrower and its Subsidiaries consolidated in accordance with GAAP.

         Consolidated Earnings Before Interest and Taxes, or EBIT. For any period, the Consolidated Net Income (or Deficit) of the Borrower and its Subsidiaries on a consolidated basis plus, without duplication, the sum of (1) interest expense, (2) income taxes, (3) one-time charges related to expenses in connection with Terminated Plans not to exceed $80,231,000 for the fiscal quarter ending September 30, 2000, and not to exceed $28,102,000 for the fiscal quarter ending December 31, 2000, (4) non-cash extraordinary non-recurring writedowns or write-offs of assets, including non-cash losses on the sale of assets outside the ordinary course of business, (5) non-recurring extraordinary charges for settlement or judgment costs with respect to the shareholder lawsuits and actions brought against the Borrower or the Guarantor related to, arising or resulting from, the restatements of financial statements or results, lowered expected earnings announcements occurring in 1998 and 1999, alleged misrepresentations, misstatements or omissions contained in, or the adequacy of, any disclosure documents filed with the Securities and Exchange Commission in 1998 and 1999, as further described in the Borrower's 2000 Annual Report on Form 10-K (collectively, the "Shareholder Suits"), and (6) EBIT of the businesses acquired by the Borrower or any of its Subsidiaries (through asset purchases or otherwise) (each an "Acquired Business") or the Subsidiaries acquired or formed since the beginning of such period (each a "New Subsidiary") provided that (i) the financial statements of such Acquired Businesses or New Subsidiaries have been audited for the most recent fiscal year ended of such Acquired Businesses or New Subsidiaries, or (ii) the Administrative Agent consents to such inclusion after being furnished with other acceptable financial statements, and, in each case, a Compliance Certificate and other reasonably appropriate documentation, in form and substance reasonably satisfactory to the Administrative Agent, with respect to the historical operating results and balance sheet of such Acquired Businesses or New Subsidiaries (which information to the knowledge of the officer executing such certificate is correct in all material respects) are provided to the Administrative Agent, to the extent that each of items (1) through (5) was deducted in determining Consolidated Net Income (or Deficit) in the relevant period, minus non-cash extraordinary gains on the sale of assets outside the ordinary course of business to the extent included in Consolidated Net Income (or Deficit).

         Consolidated Earnings Before Interest, Taxes, Depreciation and Amortization or EBITDA. For any period, EBIT plus (a) depreciation expense, and
(b) amortization expense to the extent the same would be included in the calculation of Consolidated Net Income (or Deficit) for such period, determined in accordance with GAAP.

         Consolidated Net Income (or Deficit). The consolidated net income (or deficit) of the Borrower and its Subsidiaries on a consolidated basis, after deduction of all expenses, taxes, and other proper charges, determined in accordance with GAAP.

         Consolidated Net Worth. The sum of the par value of the capital stock (excluding treasury stock), capital in excess of par or stated value of shares of capital stock, retained earnings (minus accumulated deficit) and any other account which, in accordance with GAAP, constitute stockholders' equity, of the Borrower and its Subsidiaries determined on a consolidated basis, excluding the effect of any foreign currency transactions computed pursuant to Financial Accounting Standards Board Statement No. 52, as amended, supplemented or modified from time to time, or otherwise in accordance with GAAP.

         Consolidated Tangible Assets. Consolidated Total Assets less the sum of:

                  (a) the total book value of all assets of the Borrower and its Subsidiaries properly classified as intangible assets under generally accepted accounting principles, including such items as goodwill, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, customer lists, brand names, copyrights, patents and licenses, and rights with respect to the foregoing; plus

                  (b) all amounts representing any write-up in the book value of any assets of the Borrower or its Subsidiaries resulting from a revaluation thereof subsequent to the Balance Sheet Date.

         Consolidated Total Assets. All assets of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

         Consolidated Total Interest Expense. For any period, the aggregate amount of interest expense required by GAAP to be paid or accrued during such period on all Indebtedness of the Borrower and its Subsidiaries outstanding during all or any part of such period, including capitalized interest expense for such period.

         Co-Syndication Agent(s). See Preamble.

         364 Day Facility. That certain 364 Day Loan Agreement dated as of June 29, 2001 by and among the Borrower, the Guarantor, Fleet, BOA, Chase, Deutsche and the other banks party thereto, and Fleet as administrative agent thereunder, Banc of America Securities LLC and JPMorgan as joint lead arrangers and joint book managers thereunder, BOA and JPMorgan as co-syndication agents thereunder and Deutsche and Citibank, N.A., as co-documentation agents thereunder, as amended from time to time.

         Defaulting Bank. See Section 5.12.

         Defaults. See Section 12.1.

         Deutsche. See Preamble.

         Disclosure Documents. The Borrower's financial statements referred to in Section 6.4 and filings made by the Borrower or the Guarantor with the Securities and Exchange Commission that were publicly available prior to the Effective Date which were provided to the Banks.

         Disposal. See "Release".

         Distribution. The declaration or payment of any dividend or other return on equity on or in respect of any shares of any class of capital stock, any partnership interests or any membership interests of any Person (other than dividends or other such returns payable solely in shares of capital stock, partnership interests or membership units of such Person, as the case may be); the purchase, redemption, or other retirement of any shares of any class of capital stock, partnership interests or membership units of such Person, directly or indirectly through a Subsidiary or otherwise; the return of equity capital by any Person to its shareholders, partners or members as such; or any other distribution on or in respect of any shares of any class of capital stock, partnership interest or membership unit of such Person.

         Dollars or US$ or $ or U.S. Dollars. Dollars in lawful currency of the United States of America.

         Drawdown Date. The date on which any Loan is made or is to be made, or any amount is paid by an Issuing Bank under a Letter of Credit.

         EBIT. See definition of Consolidated Earnings Before Interest and
Taxes.

         EBITDA. See definition of Consolidated Earnings Before Interest, Taxes, Depreciation and Amortization.

         Effective Date. The date on which the conditions precedent set forth in
Section 10.1 hereof are satisfied.

         Employee Benefit Plan. Any employee benefit plan within the meaning of
Section 3(3) of ERISA maintained or contributed to by the Borrower, any of its Subsidiaries, or any ERISA Affiliate, other than a Multiemployer Plan.

         Environmental Laws. See Section 6.15(a).

         EPA. See Section 6.15(b).

         ERISA. The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

         ERISA Affiliate. Any Person which is treated as a single employer with the Borrower or any of its Subsidiaries under Section 414 of the Code.

         ERISA Reportable Event. A reportable event within the meaning of
Section 4043 of ERISA and the regulations promulgated thereunder with respect to a Guaranteed Pension Plan as to which the requirement of notice has not been waived.

         Eurocurrency Reserve Rate. For any day with respect to a Eurodollar Loan, the maximum rate (expressed as a decimal) at which the Administrative Agent would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

         Eurodollar Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Administrative Agent in its sole discretion acting in good faith.

         Eurodollar Competitive Bid Loan(s). See Section 4.3(a).

         Eurodollar Lending Office. Initially, the office of each Bank set forth in the administrative materials provided to the Administrative Agent; thereafter, upon notice to the Administrative Agent, such other office of such Bank that shall be making or maintaining Eurodollar Loans.

         Eurodollar Loans. Syndicated Loans bearing interest calculated by reference to the Eurodollar Rate.

         Eurodollar Rate. For any Interest Period with respect to a Eurodollar Loan, (a) the rate of interest equal to the rate determined by the Administrative Agent at which Dollar deposits for such Interest Period are offered based on information presented on Telerate Page 3750 as of 11:00 a.m. (London time) two (2) Eurodollar Business Days prior to the first day of such Interest Period, or (b) if such rate is not shown at such place, the rate of interest equal to (i) the rate per annum at which the Administrative Agent's Eurodollar Lending Office is offered Dollar deposits at approximately 10:00 a.m. (New York time) two (2) Eurodollar Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar operations of such Eurodollar Lending Office are customarily conducted, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Loan of the Administrative Agent to which such Interest Period applies, divided by (ii) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable.

         Events of Default. See Section 12.1.

         Facility Fee. See Section 2.2.

         Financial Affiliate. A subsidiary of the bank holding company controlling any Bank, which subsidiary is engaging in any of the activities permitted by Section 4(e) of the Bank Holding Company Act of 1956 (12 U.S.C.
Section 1843).

         Fleet. See Preamble.

         generally accepted accounting principles or GAAP. (i) When used in
Section 9, whether directly or indirectly through reference to a capitalized term used therein, means (A) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and
(B) to the extent consistent with such principles, the accounting practice of the Borrower reflected in its financial statements for the year ended on the Balance Sheet Date, and (ii) when used in general, other than as provided above, means principles that are (A) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (B) consistently applied with past financial statements of the

Borrower adopting the same principles, provided that in each case referred to in this definition of "generally accepted accounting principles" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

         Guaranteed Obligations. See Section 28.1.

         Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the Borrower, its Subsidiaries or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

         Guarantor. See Preamble.

         Guaranty. Any obligation, contingent or otherwise, of a Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guaranty shall not include endorsements for collection or deposit in the ordinary course of business.

         Hazardous Substances. See Section 6.15(b).

         Indebtedness. Collectively, without duplication, whether classified as Indebtedness, an Investment or otherwise on the obligor's balance sheet, (a) all indebtedness for borrowed money, (b) all obligations for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business which either (i) are not overdue by more than ninety
(90) days, or (ii) are being disputed in good faith and for which adequate reserves have been established in accordance with GAAP), (c) all obligations evidenced by notes, bonds, debentures or other similar debt instruments, (d) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations, liabilities and indebtedness under Capitalized Leases, (f) all obligations, liabilities or indebtedness (contingent or otherwise) under surety, performance bonds, or any other bonding arrangement, (g) Guaranties with respect to all Indebtedness of others referred to in clauses (a) through (f) above, and
(h) all Indebtedness of others referred to in clauses (a) through (f) above secured or supported by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured or supported by) any Lien on the property or assets of the Borrower or any Subsidiary, even though the owner of the property has not assumed or become liable, contractually or otherwise, for the payment of such Indebtedness; provided that if a Permitted Receivables Transaction is outstanding and is accounted for as a sale of accounts receivable under generally accepted accounting principles, Indebtedness shall also include the additional Indebtedness, determined on a consolidated basis, which would have been outstanding had such Permitted Receivables Transaction been accounted for as a borrowing.

         Interest Period. With respect to each Loan (a) initially, the period commencing on the Drawdown Date of such Loan and ending on the last day of one of the periods set forth below, as selected by the Borrower in accordance with this Agreement (i) for any Base Rate Loan or Swing Line Loan, the first day of the month; (ii) for any Eurodollar Loan, 1, 2, 3, or 6 months; (iii) for any Absolute Competitive Bid Loan, from 7 through 180 days; and (iv) for any Eurodollar Competitive Bid Loan, 1, 2, 3, 4, 5, or 6 months; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in accordance with this Agreement or if such period has no numerically corresponding day, on the last Business Day of such period; provided that any Interest Period which would otherwise end on a day which is not a Business Day shall be deemed to end on the next succeeding Business Day; provided further that for any Interest Period for any Eurodollar Loan or Eurodollar Competitive Bid Loan, if such next succeeding Business Day falls in the next succeeding calendar month, such Interest Period shall be deemed to end on the next preceding Business Day; and provided further that no Interest Period shall extend beyond the Maturity Date.

         Interim Balance Sheet Date. March 31, 2001.

         Investments. All expenditures made by a Person and all liabilities incurred (contingently or otherwise) by a Person for the acquisition of stock (other than the stock of Subsidiaries), or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any Guaranties or other commitments as described under Indebtedness, or obligations of, any other Person, including without limitation, the funding of any captive insurance company (other than loans, advances, capital contributions or transfers of property to any Subsidiaries or Guaranties with respect to Indebtedness of any Subsidiary, limited to such Person's pro rata equity interest in such Subsidiary). In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a Guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

         Issuance Fee. See Section 3.6.

         Issuing Banks. The Bank(s) issuing Letters of Credit, which shall be
(a) Morgan Guaranty Trust Company, Chase, BOA, Fleet, Bank One, N.A., BNP Paribas, Wachovia Bank, N.A. and Westdeutsche Landesbank Girozentrale, New York Branch and (b) such other Banks as agreed to by the Borrower and the Administrative Agent.

         Joint Lead Arrangers and Joint Book Managers. See Preamble.

         JPMorgan. See Preamble.

         Letter of Credit Applications. Letter of credit applications in the form attached hereto as Exhibit L, unless otherwise agreed upon by the Borrower and the Issuing Bank from time to time which are entered into pursuant to
Section 3 hereof, as such Letter of Credit Applications are amended, varied or supplemented from time to time; provided, however, in the event of any conflict or inconsistency between the terms of any Letter of Credit Application and this Agreement, the terms of this Agreement shall control.

         Letter of Credit Fee. See Section 3.6.

         Letter of Credit Participation. See Section 3.1(b).

         Letter of Credit Request. See Section 11.5.

         Letters of Credit. Letters of credit issued or to be issued by the Issuing Banks under Section 3 hereof for the account of the Borrower.

         Lien. With respect to any asset, (a) any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, encumbrance, charge, security interest, assignment, deposit arrangement or other restriction in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

         Loan Documents. This Agreement, the Notes, the Letter of Credit Applications, the Letters of Credit and any documents, instruments or agreements executed in connection with any of the foregoing, each as amended, modified, supplemented, or replaced from time to time.

         Loan Office. The Administrative Agent's office located in Boston, Massachusetts, or at such other location as the Administrative Agent may designate from time to time.

         Loans. Collectively, the Syndicated Loans, the Swing Line Loans and the Competitive Bid Loans.

         Majority Banks. The Banks with greater than fifty percent (50%) of the Total Commitment; provided that in the event that the Total Commitment has been terminated, the

Majority Banks shall be the Banks holding greater than fifty percent (50%) of the aggregate outstanding principal amount of the Obligations on such date.

         Material Adverse Effect. A material adverse effect on (a) the business, assets, operations, or financial condition of the Borrower and the Subsidiaries taken as a whole, (b) the ability of the Borrower or the Guarantor to perform any of its obligations under any Loan Document to which it is a party, or (c) the rights of, or remedies or benefits available to, the Administrative Agent or any Bank under any Loan Document.

         Material Subsidiary. Any Subsidiary which, at the time such determination is made, has assets, revenues, or liabilities of at least $20,000,000 or more.

         Maturity Date. June 29, 2006.

         Maximum Drawing Amount. The maximum aggregate amount from time to time that the beneficiaries may draw under outstanding Letters of Credit.

         Moody's. Moody's Investors Service, Inc.

         Multiemployer Plan. Any multiemployer plan within the meaning of
Section 3(37) of ERISA maintained or contributed to by the Borrower, any of its Subsidiaries, or any ERISA Affiliate.

         New Lending Office. See Section 5.1(d).

         Non-U.S. Bank. See Section 5.1(c).

         Notes. Collectively, the Competitive Bid Notes, the Syndicated Notes, and the Swing Line Note.

         Obligations. All indebtedness, obligations and liabilities of the Borrower to any of the Banks and the Administrative Agent arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans made or Reimbursement Obligations incurred or the Letters of Credit, the Notes, or any other instrument at any time evidencing any thereof, individually or collectively, existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise.

         Overnight Federal Funds Effective Rate. The overnight federal funds effective rate as published by the Board of Governors of the Federal Reserve System, as in effect from time to time, or if such rate is not published, the average of the quotations at approximately 11:00 a.m. New York time for the day of such transaction(s), received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

         PBGC. The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

         Permitted Liens. Any of the following Liens:

         (a) Liens for taxes not yet due or that are being contested in compliance with Section 7.8;

         (b) carriers', warehousemen's, maritime, mechanics, materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are being contested in good faith by appropriate proceedings and for which adequate reserves with respect thereto have been set aside as required by GAAP;

         (c) pledges and deposits made in the ordinary course of business in compliance with workmen's compensation, unemployment insurance and other social security laws or regulations;

         (d) Liens to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Leases), statutory obligations, surety and appeal bonds, suretyship, performance and landfill closure bonds and other obligations of a like nature incurred in the ordinary course of business;

         (e) zoning restrictions, easements, rights-of-way, restrictions on use of property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

         (f) the Liens on Schedule 1.1 hereto securing the obligations listed on such Schedule and any replacement Lien securing any renewal, extension or refunding of such obligations if the amount secured by such renewal, extension or refunding Lien shall not exceed the amount of the outstanding obligations secured by the Lien being replaced at the time of such renewal, extension or refunding (plus transaction costs, including premiums and fees, related to such renewal, extension or refunding) and if such replacement Lien shall be limited to the substantially the same property that secured the Lien so replaced;

         (g) legal or equitable encumbrances deemed to exist by reason of the existence of any litigation or other legal proceeding or arising out of a judgment or award with respect to which an appeal is being prosecuted in good faith by appropriate action and with respect to which adequate reserves are being maintained and, in the case of judgment liens, execution thereon is stayed;

         (h) rights reserved or vested in any municipality or governmental, statutory or public authority to control or regulate any property of the Borrower or any Subsidiary, or to use such property in a manner that does not materially impair the use of such property for the purposes for which it is held by the Borrower or such Subsidiary;

         (i) any obligations or duties affecting the property of the Borrower or any of its Subsidiaries to any municipality, governmental, statutory or public authority with respect to any franchise, grant, license or permit;

         (j) Liens filed in connection with sales of receivables by any of the Subsidiaries (other than the Guarantor) to a wholly-owned special purpose financing Subsidiary for purposes of perfecting such sales, provided that no third party has any rights with respect to such Liens or any assets subject thereto;

         (k) any interest or title of a lessor under any sale lease-back transaction entered into by the Borrower or any Subsidiary conveying only the assets so leased back to the extent the related Indebtedness is permitted under
Section 8.1 hereof;

         (l) Liens created or deemed to be created under Permitted Receivables Transactions at any time provided such Liens do not extend to any property or assets other than the trade receivables sold pursuant to such Permitted Receivables Transactions, interests in the goods or products (including returned goods and products), if any, relating to the sales giving rise to such trade receivables; any security interests or other Liens and property subject thereto (other than on any leases or related lease payment rights or receivables between the Borrower and any of its Subsidiaries, as lessors or sublessors) from time to time purporting to secure the payment by the obligors of such trade receivables (together with any financing statements signed by such obligors describing the collateral securing such trade receivables) pursuant to such Permitted Receivables Transactions; and

         (m) Liens securing other Indebtedness permitted under Sections 8.1(d) and (e);

         provided that the aggregate amount of all Indebtedness and liabilities secured by all Liens permitted in subsections (k), (l) and (m) shall not exceed 15% of Consolidated Tangible Assets at any time.

         Permitted Receivables Transaction. Any sale or sales of, and/or securitization of, any accounts receivable of the Borrower and/or any of its Subsidiaries (the "Receivables") pursuant to which (a) the Borrower and its Subsidiaries realize aggregate net proceeds of not more than $750,000,000 at any one time outstanding, including, without limitation, any revolving purchase(s) of Receivables where the maximum aggregate uncollected purchase price (exclusive of any deferred purchase price) for such Receivables at any time outstanding does not exceed $750,000,000, and (b) which Receivables shall not be discounted more than 25%.

         Person. Any individual, corporation, partnership, joint venture, limited liability company, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

         Pricing Table:

                                                                                                       APPLICABLE
                    SENIOR PUBLIC              APPLICABLE         APPLICABLE        APPLICABLE         EURODOLLAR
   LEVEL             DEBT RATING             FACILITY RATE         L/C RATE         BASE RATE             RATE
   -----    ----------------------------     -------------        ----------        ----------    --------------------

    1       Greater than or equal to            0.1250%             0.6250%         Base Rate     Eurodollar Rate plus
            BBB+ by Standard & Poor's or       per annum           per annum                             0.6250%
            greater than or equal to                                                                    per annum
            Baa1 by Moody's


    2       BBB by Standard & Poor's or         0.1500%             0.8500%         Base Rate     Eurodollar Rate plus
            Baa2 by Moody's                    per annum           per annum                             0.8500%
                                                                                                        per annum


    3       BBB- by Standard & Poor's or        0.2250%             0.9000%         Base Rate     Eurodollar Rate plus
            Baa3 by Moody's                    per annum           per annum                             0.9000%
                                                                                                        per annum


    4       BB+ by Standard & Poor's or         0.3000%             1.2000%         Base Rate     Eurodollar Rate plus
            Ba1 by Moody's                     per annum           per annum                             1.2000%
                                                                                                        per annum


    5       Less than or equal to BB by         0.3500%             1.4000%         Base Rate     Eurodollar Rate plus
            Standard & Poor's or less          per annum           per annum       plus 0.1500%          1.4000%
            than or equal to Ba2 by                                                 per annum           per annum
            Moody's


The applicable rates charged for any day shall be determined by the higher Senior Public Debt Rating in effect as of that day, provided that if the higher Senior Public Debt Rating is more than one level higher than the lower Senior Public Debt Rating, the applicable rate shall be set at one level above the lower Senior Public Debt Rating.

         RCRA. See Section 6.15(a).

         Real Property. All real property heretofore, now, or hereafter owned, operated, or leased by the Borrower or any of its Subsidiaries.

         Reimbursement Obligation. The Borrower's obligation to reimburse the applicable Issuing Bank and the Banks on account of any drawing under any Letter of Credit, all as provided in Section 3.2.

         Release. Shall have the meaning specified in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601 et seq. ("CERCLA") and the term "Disposal" (or "Disposed") shall have the meaning specified in the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901 et seq. ("RCRA") and regulations promulgated thereunder; provided, that in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply as of the effective date of such amendment and provided further, to the extent that the laws of Canada or a state, province, territory or other political subdivision thereof wherein the property lies establish a meaning for "Release" or "Disposal" which is broader than specified in either CERCLA, or RCRA, such broader meaning shall apply to the Borrower's or any of its Subsidiaries' activities in that state, province, territory or political subdivision.

         Replacement Bank. See Section 5.12.

         Replacement Notice. See Section 5.12.

         Senior Public Debt Rating. The ratings of the Borrower's public unsecured long-term senior debt, without third party credit enhancement, issued by Moody's and Standard & Poor's.

         Shareholder Suits. See the definition of "Consolidated Earnings Before Interest and Taxes, or EBIT".

         Standard & Poor's. Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

         Subsidiary. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority of the outstanding capital stock or other interest entitled to vote generally and whose financial results are required to be consolidated with the financial results of the designated parent in accordance with GAAP.

         Swap Contracts. All obligations in respect of interest rate, currency or commodity exchange, forward, swap, or futures contracts or similar transactions or arrangements entered into to protect or hedge the Borrower and its Subsidiaries against interest rate, exchange rate or commodity price risks or exposure, or to lower or diversify their funding costs.

         Swap Obligations. The maximum amount of any termination or loss payment required to be paid by the Borrower or any Subsidiary with respect to any Swap Contract if such Swap Contract were, at the time of determination, to be terminated by reason of any event of default or early termination event thereunder, whether or not such event of default or early termination event has in fact occurred, provided that, solely with respect to Swap Contracts which are either (a) entered into between the Borrower or any of its Subsidiaries with an investment grade company, or (b) entered into between the Borrower or any of its Subsidiaries with third parties whose obligations thereunder are secured, such maximum amount of termination or loss payment shall be net of any termination or loss payment required to be paid to the Borrower or any Subsidiary by such counterparty (other than the Borrower or another Subsidiary) with respect to any Swap Contract if such Swap Contract were, at the time of determination, to be terminated by reason of any event of default or early termination event thereunder, whether or not such event of default or early termination event has in fact occurred.

         Swing Line Loans. See Section 2.11(a).

         Swing Line Note. See Section 2.11(a).

         Swing Line Settlement. The making or receiving of payments, in immediately available funds, by the Banks to or from the Administrative Agent in accordance with Section 2.11 hereof to the extent necessary to cause each Bank's actual share of the outstanding amount of the Syndicated Loans to be equal to such Bank's Commitment Percentage of the outstanding amount of such Syndicated Loans, in any case when, prior to such action, the actual share is not so equal.

         Swing Line Settlement Amount. See Section 2.11(b).

         Swing Line Settlement Date. See Section 2.11(b).

         Swing Line Settling Bank. See Section 2.11(b).

         Syndicated Loan Request. See Section 2.6(a).

         Syndicated Loans. A borrowing hereunder consisting of one or more loans made by the Banks to the Borrower under the procedure described in Section 2.1(a) and Section 2.11 hereof.

         Syndicated Notes. See Section 2.4(a).

         Terminated Plans. The Waste Management, Inc. Pension Plan and The Waste Management of Alameda County, Inc. Retirement Plan.

         Total Commitment. Up to $1,750,000,000, as such amount may be reduced pursuant to Section 2.3 hereof, or, if such Total Commitment has been terminated pursuant to Section 2.3 or Section 12.2 hereof, zero.

         Total Debt. The sum, without duplication, of all (1) Indebtedness of the Borrower and its Subsidiaries on a consolidated basis under subsections (a) through (h) of the definition of "Indebtedness" (provided, however, that Indebtedness (A) under subsection (f) of the definition of "Indebtedness" shall be included in such calculation only to the extent that a surety has been called upon to make payment on a bond, and (B) with respect to Permitted Receivables Transactions shall not be included in such calculation), plus (2) Swap Obligations, plus (3) non-contingent reimbursement obligations of the Borrower and its Subsidiaries with respect to drawings under any letters of credit.

         SECTION 1.2. RULES OF INTERPRETATION.

                  (a) Unless otherwise noted, a reference to any document or agreement (including this Agreement) shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

                  (b) The singular includes the plural and the plural includes the singular.

                  (c) A reference to any law includes any amendment or modification to such law.

                  (d) A reference to any Person includes its permitted successors and permitted assigns.

                  (e) Accounting terms capitalized but not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

                  (f) The words "include", "includes" and "including" are not limiting.

                  (g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the State of New York, have the meanings assigned to them therein.

                  (h) Reference to a particular "Section" refers to that section of this Agreement unless otherwise indicated.

                  (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

         SECTION 2. THE LOAN FACILITIES.

         SECTION 2.1. COMMITMENT TO LEND.

                  (a) Subject to the terms and conditions set forth in this Agreement, each of the Banks severally agrees to lend to the Borrower and the Borrower may borrow, repay, and reborrow from time to time between the Effective Date and the Maturity Date, upon notice by the Borrower to the Administrative Agent given in accordance with this
         Section 2, its Commitment Percentage of the Syndicated Loans as are requested by the Borrower; provided that the sum of the outstanding principal amount of the Syndicated Loans (including the Swing Line Loans) and the Maximum Drawing Amount of outstanding Letters of Credit shall not exceed the Total Commitment minus the aggregate amount of Competitive Bid Loans outstanding at such time.

                  (b) On the date of each request for a Loan or Letter of Credit hereunder, the Borrower shall be deemed to have made a representation and warranty that the conditions set forth in Section 10 and Section 11, as the case may be, have been satisfied on the date of such request. Any unpaid Reimbursement Obligation shall be a Base Rate Loan, as set forth in Section 3.2(a).

         SECTION 2.2. FACILITY FEE. The Borrower agrees to pay to the Administrative Agent for the account of the Banks a fee (the "Facility Fee") on the Total Commitment equal to the Applicable

Facility Rate multiplied by the Total Commitment. The Facility Fee shall be payable for the period from and after the Effective Date quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter with the first such payment commencing on October 1, 2001 and with a final payment on the Maturity Date (or on the date of termination in full of the Total Commitment, if earlier). The Facility Fee shall be distributed pro rata among the Banks in accordance with each Bank's Commitment Percentage.

         SECTION 2.3. REDUCTION OF TOTAL COMMITMENT.

                  (a) The Borrower shall have the right at any time and from time to time upon three (3) Business Days' prior written notice to the Administrative Agent to reduce by $25,000,000 or a greater amount or terminate entirely, the Total Commitment, whereupon each Bank's Commitment shall be reduced pro rata in accordance with such Bank's Commitment Percentage of the amount specified in such notice or, as the case may be, terminated provided that at no time may (i) the Total Commitment be reduced to an amount less than the sum of (A) the Maximum Drawing Amount of all Letters of Credit, and (B) all Loans then outstanding.

                  (b) No reduction or termination of the Total Commitment once made may be revoked; the portion of the Total Commitment reduced or terminated may not be reinstated; and amounts in respect of such reduced or terminated portion may not be reborrowed.

                  (c) The Administrative Agent will notify the Banks promptly after receiving any notice delivered by the Borrower pursuant to this
         Section 2.3 and will distribute to each Bank a revised Schedule 1 to this Agreement.

         SECTION 2.4. THE SYNDICATED NOTES.

                  (a) The Syndicated Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit A hereto (each, a "Syndicated Note"), dated as of the Effective Date (or such later date at which a Bank becomes a party hereto pursuant to
         Section 20) and completed with appropriate insertions. One Syndicated Note shall be payable to the order of each Bank in an amount equal to its maximum Commitment, and shall represent the obligation of the Borrower to pay such Bank such principal amount or, if less, the outstanding principal amount of all Syndicated Loans made by such Bank, plus interest accrued thereon, as set forth herein.

                  (b) The Borrower irrevocably authorizes each Bank to make, or cause to be made, in connection with a Drawdown Date of any Syndicated Loan and at the time of receipt of any payment of principal on its Syndicated Note, an appropriate notation on such Bank's records or on the schedule attached to such Bank's Syndicated Note or a continuation of such schedule attached thereto reflecting the making of such Loan, or the receipt of such payment (as the case may be) and each Bank may, prior to any transfer of its Syndicated Note endorse on the reverse side thereof the outstanding principal amount of such Loans evidenced thereby. The outstanding amount of the Loans set forth on such Bank's records shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount shall not limit or otherwise affect the obligations of the Borrower hereunder or under such Notes to make payments of principal of or interest on any such Notes when due.



         SECTION 2.5. INTEREST ON LOANS.

                  (a) The outstanding principal amount of the Syndicated Loans shall bear interest at the rate per annum equal to (i) the Applicable Base Rate on Base Rate Loans, (ii) the Applicable Eurodollar Rate on Eurodollar Loans and (iii) the Applicable Swing Line Rate on Swing Line Loans.

                  (b) Interest shall be payable (i) quarterly in arrears on the first Business Day of each quarter, with the first such payment commencing October 1, 2001, on Base Rate Loans, (ii) on the last day of the applicable Interest Period, and if such Interest Period is longer than three months, also on the last day of each three month period following the commencement of such Interest Period, on Eurodollar Loans, and (iii) on the Maturity Date for all Loans.



         SECTION 2.6. REQUESTS FOR SYNDICATED LOANS.

         (a) The Borrower shall give to the Administrative Agent written notice in the form of Exhibit D hereto (or telephonic notice confirmed in writing or a facsimile in the form of Exhibit D hereto) of each Syndicated Loan requested hereunder (a "Syndicated Loan Request") not later than (a) 11:00 a.m. (New York time) on the proposed Drawdown Date of any Base Rate Loan, or (b) 11:00 a.m. (New York time) three (3) Eurodollar Business Days prior to the proposed Drawdown Date of any Eurodollar Loan. Each such Syndicated Loan Request shall specify (A) the principal amount of the Syndicated Loan requested, (B) the proposed Drawdown Date of such Syndicated Loan, (C) whether such Syndicated Loan requested is to be a Base Rate Loan or a Eurodollar Loan, and (D) the Interest Period for such Syndicated Loan, if a Eurodollar Loan. Each Syndicated Loan requested shall be in a minimum amount of $10,000,000. Each such Syndicated Loan Request shall reflect the Maximum Drawing Amount of all Letters of Credit outstanding and the amount of all Loans outstanding (including Competitive Bid Loans and Swing Line Loans). Syndicated Loan Requests made hereunder shall be irrevocable and binding on the Borrower, and shall obligate the Borrower to accept the Syndicated Loan requested from the Banks on the proposed Drawdown Date.

         (b) Each of the representations and warranties made by the Borrower to the Banks or the Administrative Agent in this Agreement or any other Loan Document shall be true and correct in all material respects when made and shall, for all purposes of this Agreement, be deemed to be repeated by the Borrower on and as of the date of the submission of a Syndicated Loan Request, Competitive Bid Quote Request, or Letter of Credit Application and on and as of the Drawdown Date of any Loan or the date of issuance of any Letter of Credit (except to the extent (i) of changes resulting from transactions contemplated or permitted by this Agreement and the other Loan Documents, (ii) of changes occurring in the ordinary course of business that either individually or in the aggregate do not result in a Material Adverse Effect, or (iii) that such representations and warranties expressly relate only to an earlier date).

         (c) The Administrative Agent shall promptly notify each Bank of each Syndicated Loan Request received by the Administrative Agent (i) on the proposed Drawdown Date of any Base Rate Loan, or (ii) three (3) Eurodollar Business Days prior to the proposed Drawdown Date of any Eurodollar Loan.

         SECTION 2.7. ELECTION OF EURODOLLAR RATE; NOTICE OF ELECTION; INTEREST PERIODS; MINIMUM AMOUNTS.

                  (a) At the Borrower's option, so long as no Default or Event of Default has occurred and is then continuing, the Borrower may (i) elect to convert any Base Rate Loan or a portion thereof to a Eurodollar Loan, (ii) at the time of any Syndicated Loan Request, specify that such requested Loan shall be a Eurodollar Loan, or (iii) upon expiration of the applicable Interest Period, elect to maintain an existing Eurodollar Loan as such, provided that the Borrower give notice to the Administrative Agent pursuant to Section 2.7(b) hereof. Upon determining any Eurodollar Rate, the Administrative Agent shall forthwith provide notice thereof to the Borrower and the Banks, and each such notice to the Borrower shall be considered prima facie correct and binding, absent manifest error.

                  (b) Three (3) Eurodollar Business Days prior to the making of any Eurodollar Loan or the conversion of any Base Rate Loan to a Eurodollar Loan, or, in the case of an outstanding Eurodollar Loan, the expiration date of the applicable Interest Period, the Borrower shall give written, telex or facsimile notice (or telephonic notice promptly confirmed in a writing or a facsimile) received by the Administrative Agent not later than 11:00 a.m. (New York time) of its election pursuant to Section 2.7(a). Each such notice delivered to the Administrative Agent shall specify the aggregate principal amount of the Syndicated Loans to be borrowed or maintained as or converted to Eurodollar Loans and the requested duration of the Interest Period that will be applicable to such Eurodollar Loan, and shall be irrevocable and binding upon the Borrower. If the Borrower shall fail to give the Administrative Agent notice of its election hereunder together with all of the other information required by this Section 2.7(b) with respect to any Syndicated Loan, whether at the end of an Interest Period or otherwise, such Syndicated Loan shall be deemed a Base Rate Loan. The Administrative Agent shall promptly notify the Banks in writing (or by telephone confirmed in writing or by facsimile) of such election.

                  (c) Notwithstanding anything herein to the contrary, the Borrower may not specify an Interest Period that would extend beyond the Maturity Date.

                  (d) No conversion of Loans pursuant to this Section 2.7 may result in Eurodollar Loans that are less than $5,000,000. In no event shall the Borrower have more than ten (10) different Interest Periods for borrowings of Eurodollar Loans outstanding at any time.

                  (e) Subject to the terms and conditions of Section 5.8 hereof, if any Affected Bank demands compensation under Section 5.5(c) or (d) with respect to any Eurodollar Loan, the Borrower may at any time, upon at least three (3) Business Days' prior written notice to the applicable Administrative Agent, elect to convert such Eurodollar Loan into a Base Rate Loan (on which interest and principal shall be payable contemporaneously with the related Eurodollar Loans of the other Banks). Thereafter, and until such time as the Affected Bank notifies the Administrative Agent that the circumstances giving rise to the demand for compensation under Section 5.5(c) or (d) no longer exist, all requests for Eurodollar Loans from such Affected Bank shall be deemed to be requests for Base Rate Loans. Once the Affected Bank notifies the Administrative Agent that such circumstances no longer exist, the Borrower may elect that the principal amount of each such Loan converted hereunder shall again bear interest as Eurodollar Loans beginning on the first day of the next succeeding Interest Period applicable to the related Eurodollar Loans of the other Banks.

         SECTION 2.8. FUNDS FOR SYNDICATED LOANS. Not later than 1:00 p.m. (New York time) on the proposed Drawdown Date of Syndicated Loans, each of the Banks will make available to the Administrative Agent at its Loan Office, in immediately available funds, the amount of its Commitment Percentage of the amount of the requested Loan. Upon receipt from each Bank of such amount, and upon receipt of the documents required by Section 10 and Section 11 and the satisfaction of the other conditions set forth therein, the Administrative Agent will make available to the Borrower the aggregate amount of such Syndicated Loans made available by the Banks. The failure or refusal of any Bank to make available to the Administrative Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Syndicated Loan shall not relieve any other Bank from its several obligations hereunder to make available to the Administrative Agent the amount of such Bank's Commitment Percentage of the requested Loan.

         SECTION 2.9. MATURITY OF THE LOANS AND REIMBURSEMENT OBLIGATIONS. The Borrower promises to pay on the Maturity Date, and there shall become absolutely due and payable on the Maturity Date, all of the Loans and unpaid Reimbursement Obligations outstanding on such date, together with any and all accrued and unpaid interest thereon and any fees and other amounts owing hereunder.

         SECTION 2.10. OPTIONAL PREPAYMENTS OR REPAYMENTS OF LOANS. Subject to the terms and conditions of Section 5.8, the Borrower shall have the right, at its election, to repay or prepay the outstanding amount of the Loans, as a whole or in part, at any time without penalty or premium. The Borrower shall give the Administrative Agent no later than 11:00 a.m. (New York time) (a) on the proposed date of prepayment or repayment of Base Rate Loans, and (b) three (3) Eurodollar Business Day prior to the proposed date of prepayment or repayment of all other Loans, written notice (or telephonic notice confirmed in writing or by facsimile) of any proposed prepayment or repayment pursuant to this Section 2.10, specifying the proposed date of prepayment or repayment of Loans and the principal amount to be paid. Notwithstanding the foregoing, the Borrower may not prepay any Competitive Bid Loans without the consent of the applicable Bank. The Administrative Agent shall promptly notify each Bank by written notice (or telephonic notice confirmed in writing or by facsimile) of such notice of payment.



         SECTION 2.11. SWING LINE LOANS; SETTLEMENTS.

                  (a) Notwithstanding the notice and minimum amount requirements set forth in Section 2.6 but otherwise in accordance with the terms and conditions of this Agreement, and solely for ease of administration of the Syndicated Loans, the Administrative Agent may, but shall not be required to, fund Base Rate Loans made in accordance with the provisions of this Agreement ("Swing Line Loans"). The Swing Line Loans shall be evidenced by a promissory note of the Borrower in substantially the form of Exhibit B hereto (the "Swing Line Note") and, at the discretion of the Administrative Agent may be in amounts less than $10,000,000 provided that the outstanding amount of Swing Line Loans advanced by the Administrative Agent hereunder shall not exceed $10,000,000 at any time. Each Bank shall remain severally and unconditionally liable to fund its pro rata share (based upon each Bank's Commitment Percentage) of such Swing Line Loans on each Swing Line Settlement Date and, in the event the Administrative Agent chooses not to fund all Base Rate Loans requested on any date, to fund its Commitment Percentage of the Base Rate Loans requested, subject to satisfaction of the provisions hereof relating to the making of Base Rate Loans. Prior to each Swing Line Settlement, all payments or repayments of the principal of, and interest on, Swing Line Loans shall be credited to the account of the Administrative Agent.

                  (b) The Banks shall effect Swing Line Settlements on (i) the Business Day immediately following any day which the Administrative Agent gives written notice to effect a Swing Line Settlement, (ii) the Business Day immediately following the Administrative Agent's becoming aware of the existence of any Default or Event of Default and (iii) the Maturity Date (each such date, a "Swing Line Settlement Date"). One (1) Business Day prior to each such Swing Line Settlement Date, the Administrative Agent shall give telephonic notice to the Banks of (A) the respective outstanding amount of Syndicated Loans made by each Bank as at the close of business on the prior day, (B) the amount that any Bank, as applicable (a "Swing Line Settling Bank"), shall pay to effect a Swing Line Settlement (a "Swing Line Settlement Amount") and
         (C) the portion (if any) of the aggregate Swing Line Settlement Amount to be paid to each Bank. A statement of the Administrative Agent submitted to the Banks with respect to any amounts owing hereunder shall be prima facie evidence of the amount due and owing. Each Swing Line Settling Bank shall, not later than 1:00 p.m. (New York time) on each Swing Line Settlement Date, effect a wire transfer of immediately available funds to the Administrative Agent at its Loan Office in the amount of such Bank's Swing Line Settlement Amount. The Administrative Agent shall, as promptly as practicable during normal business hours on each Swing Line Settlement Date, effect a wire transfer of immediately available funds to each Bank of the Swing Line Settlement Amount to be paid to such Bank. All funds advanced by any Bank as a Swing Line Settling Bank pursuant to this Section 2.11(b) shall for all purposes be treated as a Base Rate Loan made by such Swing Line Settling Bank to the Borrower, and all funds received by any Bank pursuant to this
         Section 2.11(b) shall for all purposes be treated as repayment of amounts owed by the Borrower with respect to Base Rate Loans made by such Bank.

                  (c) The Administrative Agent may (unless notified to the contrary by any Swing Line Settling Bank by 12:00 noon (New York time) one (1) Business Day prior to the Settlement Date) assume that each Swing Line Settling Bank has made available (or will make available by the time specified in Section 2.11(b)) to the Administrative Agent its Swing Line Settlement Amount, and the Administrative Agent may (but shall not be required to), in reliance upon such assumption, make available to each applicable Bank its share (if any) of the aggregate Swing Line Settlement Amount. If the Swing Line Settlement Amount of such Swing Line Settling Bank is made available to the Administrative Agent by such Swing Line Settling Bank on a date after such Swing Line Settlement Date, such Swing Line Settling Bank shall pay the Administrative Agent on demand an amount equal to the product of (i) the average, computed for the period referred to in clause (iii) below, of the weighted average annual interest rate paid by the Administrative Agent for federal funds acquired by the Administrative Agent during each day included in such period times (ii) such Swing Line Settlement Amount times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Swing Line Settlement Date to but not including the date on which such Swing Line Settlement Amount shall become immediately available to the Administrative Agent, and the denominator of which is 365. Upon payment of such amount such Swing Line Settling Bank shall be deemed to have delivered its Swing Line Settlement Amount on the Swing Line Settlement Date and shall become entitled to interest payable by the Borrower with respect to such Swing Line Settling Bank's Swing Line Settlement Amount as if such share were delivered on the Swing Line Settlement Date. If such Swing Line Settlement Amount is not in fact made available to the Administrative Agent by such Swing Line Settling Bank within three (3) Business Days of such Swing Line Settlement Date, the Administrative Agent shall be entitled to recover such amount from the Borrower, with interest thereon at the Applicable Base Rate.

                  (d) After any Swing Line Settlement Date, any payment by the Borrower of Swing Line Loans hereunder shall be allocated among the Banks, in amounts determined so as to provide that after such application and the related Swing Line Settlement, the outstanding amount of Syndicated Loans of each Bank equals, as nearly as practicable, such Bank's Commitment Percentage of the aggregate amount of Syndicated Loans.

         SECTION 3. LETTERS OF CREDIT.

         SECTION 3.1. LETTER OF CREDIT COMMITMENTS.

                  (a) Subject to the terms and conditions hereof and the receipt of a Letter of Credit Application by an Issuing Bank, with a copy to the Administrative Agent reflecting the Maximum Drawing Amount of all Letters of Credit (including the requested Letter of Credit), such Issuing Bank, on behalf of the Banks and in reliance upon the representations and warranties of the Borrower contained herein and the agreement of the Banks contained in Section 3.1(b) hereof, agrees to issue Letters of Credit for the account of the Borrower (which may, with such Issuing Bank's consent, incorporate automatic renewals for periods of up to twelve (12) months), in such form as may be requested from time to time by the Borrower and agreed to by the Issuing Bank; provided, however, that, after giving effect to such request, the aggregate Maximum Drawing Amount of all Letters of Credit issued at any time shall not exceed the Total Commitment minus the aggregate outstanding amount of the Loans and provided further, that no Letter of Credit shall have an expiration date later than the earlier of (i) eighteen (18) months after the date of issuance (which may incorporate automatic renewals for periods of up to twelve (12) months), or (ii) five (5) Business Days prior to the Maturity Date. The letters of credit listed in Schedule 3.1(a) issued by Issuing Banks under the Existing Credit Agreement shall be Letters of Credit under this Agreement.

                  (b) Each Letter of Credit shall be denominated in Dollars. Each Bank severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default, the termination of the Total Commitment pursuant to Section 12.2, or any other condition precedent whatsoever, to the extent of such Bank's Commitment Percentage to reimburse the Issuing Bank on demand for the amount of each draft paid by the Issuing Bank under each Letter of Credit to the extent that such amount is not reimbursed by the Borrower pursuant to Section 3.2 (such agreement for a Bank being called herein the "Letter of Credit Participation" of such Bank). Each Bank agrees that its obligation to reimburse the Issuing Bank pursuant to this
         Section 3.1(b) shall not be affected in any way by any circumstance other than the gross negligence or willful misconduct of the Issuing Bank.

                  (c) Each such reimbursement payment made by a Bank to the Issuing Bank shall be treated as the purchase by such Bank of a participating interest in the applicable Reimbursement Obligation under
         Section 3.2 in an amount equal to such payment. Each Bank shall share in accordance with its participating interest in any interest which accrues pursuant to Section 3.2.

         SECTION 3.2. REIMBURSEMENT OBLIGATION OF THE BORROWER. In order to induce the Issuing Banks to issue, extend and renew each Letter of Credit, the Borrower hereby agrees to reimburse or pay to each Issuing Bank, with respect to each Letter of Credit issued, extended or renewed by such Issuing Bank hereunder as follows:

                  (a) if any draft presented under any Letter of Credit is honored by such Issuing Bank or such Issuing Bank otherwise makes payment with respect thereto, the sum of (i) the amount paid by such Issuing Bank under or with respect to such Letter of Credit, and (ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by such Issuing Bank in connection with any payment made by such Issuing Bank under, or with respect to, such Letter of Credit, provided however, if the Borrower does not reimburse such Issuing Bank on the Drawdown Date, such amount shall, provided that no Event of Default under Sections 12.1(g) or 12.1(h) has occurred, become automatically a Syndicated Loan which is a Base Rate Loan advanced hereunder in an amount equal to such sum; and

                  (b) upon the Maturity Date or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with Section 12, an amount equal to the then Maximum Drawing Amount of all Letters of Credit shall be paid by the Borrower to the Administrative Agent to be held as cash collateral for the applicable Reimbursement Obligations.



         SECTION 3.3. OBLIGATIONS ABSOLUTE. The Borrower's respective obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrower may have or have had against any Issuing Bank, any Bank or any beneficiary of a Letter of Credit, and the Borrower expressly waives any such rights that it may have with respect thereto. The Borrower further agrees with each Issuing Bank and the Banks that such Issuing Bank and the Banks (i) shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 3.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged (unless due to the willful misconduct of such Issuing Bank or any other Bank), or any dispute between or among the Borrower and the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrower against the beneficiary of any Letter of Credit or any such transferee, and (ii) shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit except to the extent of their own willful misconduct. The Borrower agrees that any action taken or omitted by any Issuing Bank or any Bank in good faith under or in connection with any Letter of Credit and the related drafts and documents shall be binding upon the Borrower and shall not result in any liability on the part of such Issuing Bank or any Bank (or their respective affiliates) to the Borrower. Nothing herein shall constitute a waiver by the Borrower of any of its rights against any beneficiary of a Letter of Credit.

         SECTION 3.4. RELIANCE BY THE ISSUING BANKS. To the extent not inconsistent with Section 3.3, each Issuing Bank shall be entitled to rely, and shall be fully protected in relying, upon any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex or teletype message, statement, order or other document believed by such Issuing Bank in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by such Issuing Bank.

         SECTION 3.5. NOTICE REGARDING LETTERS OF CREDIT. One (1) Business Day prior to the issuance of any Letter of Credit or amendments, extensions or terminations thereof, the applicable Issuing Bank shall notify the Administrative Agent of the terms of such Letter of Credit, amendment, extension or termination. On the day of any drawing under any Letter of Credit, such Issuing Bank shall notify the Administrative Agent of such drawing under any Letter of Credit.

         SECTION 3.6. LETTER OF CREDIT FEE. The Borrower shall pay a fee (the "Letter of Credit Fee") equal to the Applicable L/C Rate on the Maximum Drawing Amount of the Letters of Credit to the Administrative Agent for the account of the Banks, to be shared pro rata by the Banks in accordance with their respective Commitment Percentages. The Letter of Credit Fee shall be payable quarterly in arrears on the first day of each calendar quarter for the quarter just ended, with the first such payment commencing October 1, 2001, and on the Maturity Date. In addition, an issuing fee (the "Issuance Fee") with respect to each Letter of Credit to be agreed upon annually between the Borrower and each Issuing Bank shall be payable by the Borrower to such Issuing Bank for its account.

         SECTION 4. COMPETITIVE BID LOANS.

         SECTION 4.1. THE COMPETITIVE BID OPTION. In addition to the Syndicated Loans made pursuant to Section 2 hereof, the Borrower may request Competitive Bid Loans pursuant to the terms of this Section 4. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept such offers in the manner set forth in this Section 4. Notwithstanding any other provision herein to the contrary, at no time shall the aggregate principal amount of Competitive Bid Loans outstanding at any time exceed the Total Commitment minus the sum of (a) the aggregate outstanding principal amount of Syndicated Loans (including the Swing Loans), plus (b) the Maximum Drawing Amount of Letters of Credit, outstanding at such time.

         SECTION 4.2. COMPETITIVE BID LOAN ACCOUNTS; COMPETITIVE BID NOTES.

                  (a) The obligation of the Borrower to repay the outstanding principal amount of any and all Competitive Bid Loans, plus interest at the applicable rate accrued thereon, shall be evidenced by this Agreement and by individual loan accounts (the "Competitive Bid Loan Accounts" and individually, a "Competitive Bid Loan Account") maintained by the Administrative Agent on its books for each of the Banks, it being the intention of the parties hereto that, except as provided for in paragraph (b) of this Section 4.2, the Borrower's obligations with respect to Competitive Bid Loans are to be evidenced only as stated herein and not by separate promissory notes.

                  (b) Any Bank may at any time, and from time to time, request that any Competitive Bid Loans outstanding to such Bank be evidenced by a promissory note of the Borrower in substantially the form of Exhibit C hereto (each, a "Competitive Bid Note"), dated as of the Effective Date and completed with appropriate insertions. One Competitive Bid Note shall be payable to the order of each Bank in an amount equal to the Total Commitment, and representing the obligation of the Borrower to pay such Bank such principal amount or, if less, the outstanding principal amount of any and all Competitive Bid Loans made by such Bank, plus interest at the applicable Competitive Bid Rate or Competitive Bid Margin accrued thereon, as set forth herein. Upon execution and delivery by the Borrower of a Competitive Bid Note, the Borrower's obligation to repay any and all Competitive Bid Loans made to it by such Bank and all interest thereon shall thereafter be evidenced by such Competitive Bid Note.

                  (c) The Borrower irrevocably authorizes (i) each Bank to make or cause to be made, in connection with a Drawdown Date of any Competitive Bid Loan or at the time of receipt of any payment of principal on such Bank's Competitive Bid Note in the case of a Competitive Bid Note, and (ii) the Administrative Agent to make or cause to be made, in connection with a Drawdown Date of any Competitive Bid Loan or at the time of receipt of any payment of principal on such Bank's Competitive Bid Loan Account in the case of a Competitive Bid Loan Account, an appropriate notation on such Bank's records or on the schedule attached to such Bank's Competitive Bid Note or a continuation of such schedule attached thereto, or the Administrative Agent's records, as applicable, reflecting the making of the Competitive Bid Loan or the receipt of such payment (as the case may be) and such Bank may, prior to any transfer of a Competitive Bid Note, endorse on the reverse side thereof the outstanding principal amount of Competitive Bid Loans evidenced thereby. The outstanding amount of the Competitive Bid Loans set forth on such Bank's record or the Administrative Agent's records, as applicable, shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount shall not limit or otherwise affect the obligations of the Borrower hereunder to make payments of principal of or interest on any Competitive Bid Loan when due.



         SECTION 4.3. COMPETITIVE BID QUOTE REQUEST; INVITATION FOR COMPETITIVE BID QUOTES.

                  (a) When the Borrower wishes to request offers to make Competitive Bid Loans under this Section 4, it shall transmit to the Administrative Agent by telex or facsimile a Competitive Bid Quote Request substantially in the form of Exhibit H hereto (a "Competitive Bid Quote Request") so as to be received no later than 1:00 p.m. (New York time) (x) five (5) Eurodollar Business Days prior to the requested Drawdown Date in the case of a Eurodollar Competitive Bid Loan (a "Eurodollar Competitive Bid Loan") or (y) one (1) Business Day prior to the requested Drawdown Date in the case of an Absolute Competitive Bid Loan (an "Absolute Competitive Bid Loan"), specifying:

                           (i) the requested Drawdown Date (which must be a
                  Eurodollar Business Day in the case of a Eurodollar Competitive Bid Loan or a Business Day in the case of an Absolute Competitive Bid Loan);

                           (ii) the aggregate amount of such Competitive Bid
                  Loans, which shall be $10,000,000 or larger multiple of $1,000,000;

                           (iii) the duration of the Interest Period(s)
                  applicable thereto, subject to the provisions of the definition of Interest Period; and

                           (iv) whether the Competitive Bid Quotes requested are
                  for Eurodollar Competitive Bid Loans or Absolute Competitive Bid Loans.

         The Borrower may request offers to make Competitive Bid Loans for more than one Interest Period in a single Competitive Bid Quote Request. No new Competitive Bid Quote Request shall be given until the Borrower has notified the Administrative Agent of its acceptance or non-acceptance of the Competitive Bid Quotes relating to any outstanding Competitive Bid Quote Request.

                  (b) Promptly upon receipt of a Competitive Bid Quote Request, the Administrative Agent shall send to the Banks by telecopy or facsimile transmission an Invitation for Competitive Bid Quotes substantially in the form of Exhibit I hereto, which shall constitute an invitation by the Borrower to each Bank to submit Competitive Bid Quotes in accordance with this Section 4.

         SECTION 4.4. ALTERNATIVE MANNER OF PROCEDURE. If, after receipt by the Administrative Agent and each of the Banks of a Competitive Bid Quote Request from the Borrower in accordance with Section 4.3, the Administrative Agent or any Bank shall be unable to complete any procedure of the auction process described in Sections 4.5 through 4.6 (inclusive) due to the inability of such Person to transmit or receive communications through the means specified therein, such Person may rely on telephonic notice for the transmission or receipt of such communications. In any case where such Person shall rely on telephone transmission or receipt, any communication made by telephone shall, as soon as possible thereafter, be followed by written confirmation thereof.

         SECTION 4.5. SUBMISSION AND CONTENTS OF COMPETITIVE BID QUOTES.

                  (a) Each Bank may, but shall be under no obligation to, submit a Competitive Bid Quote containing an offer or offers to make Competitive Bid Loans in response to any Competitive Bid Quote Request. Each Competitive Bid Quote must comply with the requirements of this
         Section 4.5 and must be submitted to the Administrative Agent by telex or facsimile transmission at its offices as specified in or pursuant to
         Section 22 not later than (x) 2:00 p.m. (New York time) on the fourth Eurodollar Business Day prior to the proposed Drawdown Date, in the case of a Eurodollar Competitive Bid Loan or (y) 10:00 a.m. (New York time) on the proposed Drawdown Date, in the case of an Absolute Competitive Bid Loan, provided that Competitive Bid Quotes may be submitted by the Administrative Agent in its capacity as a Bank only if it submits its Competitive Bid Quote to the Borrower not later than (x) one hour prior to the deadline for the other Banks, in the case of a Eurodollar Competitive Bid Loan or (y) 15 minutes prior to the deadline for the other Banks, in the case of an Absolute Competitive Bid Loan. Subject to the provisions of Sections 10 and 11 hereof, any Competitive Bid Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of the Borrower.

                  (b) Each Competitive Bid Quote shall be in substantially the form of Exhibit J hereto and shall in any case specify:

                           (i) the proposed Drawdown Date;

                           (ii) the principal amount of the Competitive Bid Loan
                  for which each proposal is being made, which principal amount
                  (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $5,000,000 or a larger multiple of $1,000,000, (y) may not exceed the aggregate principal amount of Competitive Bid Loans for which offers were requested and
                  (z) may be subject to an aggregate limitation as to the principal amount of Competitive Bid Loans for which offers being made by such quoting Bank may be accepted;

                           (iii) the Interest Period(s) for which Competitive
                  Bid Quotes are being submitted;

                           (iv) in the case of a Eurodollar Competitive Bid
                  Loan, the margin above or below the applicable Eurodollar Rate (the "Competitive Bid Margin") offered for each such Competitive Bid Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such Eurodollar Rate;

                           (v) in the case of an Absolute Competitive Bid Loan,
                  the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the "Competitive Bid Rate") offered for each such Absolute Competitive Bid Loan; and

                           (vi) the identity of the quoting Bank.

         A Competitive Bid Quote may include up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Competitive Bid Quotes.

                  (c) Any Competitive Bid Quote shall be disregarded if it:

                           (i) is not substantially in the form of Exhibit J
                  hereto;

                           (ii) contains qualifying, conditional or similar
                  language;

                           (iii) proposes terms other than or in addition to
                  those set forth in the applicable Invitation for Competitive Bid Quotes; or

                           (iv) arrives after the time set forth in Section
                  4.5(a) hereof.

         SECTION 4.6. NOTICE TO BORROWER. The Administrative Agent shall promptly notify the Borrower of the terms (x) of any Competitive Bid Quote submitted by a Bank that is in accordance with Section 4.5 and (y) of any Competitive Bid Quote that amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Bank with respect to the same Competitive Bid Quote Request. Any such subsequent Competitive Bid Quote shall be disregarded by the Administrative Agent unless such subsequent Competitive Bid Quote is submitted solely to correct a manifest error in such former Competitive Bid Quote. The Administrative Agent's notice to the Borrower shall specify (A) the aggregate principal amount of Competitive Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Quote Request, (B) the respective principal amounts and Competitive Bid Margins or Competitive Bid Rates, as the case may be, so offered, and the identity of the respective Banks submitting such offers, and
(C) if applicable, limitations on the aggregate principal amount of Competitive Bid Loans for which offers in any single Competitive Bid Quote may be accepted.

         SECTION 4.7. ACCEPTANCE AND NOTICE BY BORROWER AND ADMINISTRATIVE AGENT. Not later than 11:00 a.m. (New York time) on (x) the third Eurodollar Business Day prior to the proposed Drawdown Date, in the case of a Eurodollar Competitive Bid Loan or (y) the proposed Drawdown Date, in the case of an Absolute Competitive Bid Loan, the Borrower shall notify the Administrative Agent of its acceptance or non-acceptance of each Competitive Bid Quote in substantially the form of Exhibit K hereto. The Borrower may accept any Competitive Bid Quote in whole or in part; provided that:

                  (i) the aggregate principal amount of each Competitive Bid Loan may not exceed the applicable amount set forth in the related Competitive Bid Quote Request;

                  (ii) acceptance of offers may only be made on the basis of ascending Competitive Bid Margins or Competitive Bid Rates, as the case may be, and

                  (iii) the Borrower may not accept any offer that is described in subsection 4.5(c) or that otherwise fails to comply with the requirements of this Agreement.

The Administrative Agent shall promptly notify each Bank which submitted a Competitive Bid Quote of the Borrower's acceptance or non-acceptance thereof. At the request of any Bank which submitted a Competitive Bid Quote and with the consent of the Borrower, the Administrative Agent will promptly notify all Banks which submitted Competitive Bid Quotes of (a) the aggregate principal amount of, and (b) the range of Competitive Bid Rates or Competitive Bid Margins of, the accepted Competitive Bid Loans for each requested Interest Period.

         SECTION 4.8. ALLOCATION BY ADMINISTRATIVE AGENT. If offers are made by two or more Banks with the same Competitive Bid Margin or Competitive Bid Rate, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Banks as nearly as possible (in such multiples, not less than $1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determination by the Administrative Agent of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error.

         SECTION 4.9. FUNDING OF COMPETITIVE BID LOANS. If, on or prior to the Drawdown Date of any Competitive Bid Loan, the Total Commitment has not terminated in full and if, on such Drawdown Date, the applicable conditions of Sections 10 and 11 hereof are satisfied, the Bank or Banks whose offers the Borrower has accepted will fund each Competitive Bid Loan so accepted. Such Bank or Banks will make such Competitive Bid Loans by crediting the Administrative Agent for further credit to the Borrower's specified account with the Administrative Agent, in immediately available funds not later than 1:00 p.m. (New York time) on such Drawdown Date.

         SECTION 4.10. FUNDING LOSSES. If, after acceptance of any Competitive Bid Quote pursuant to Section 4, the Borrower (i) fails to borrow any Competitive Bid Loan so accepted on the date specified therefor, or (ii) repays the outstanding amount of the Competitive Bid Loan prior to the last day of the Interest Period relating thereto, the Borrower shall indemnify the Bank making such Competitive Bid Quote or funding such Competitive Bid Loan against any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund or maintain such unborrowed Competitive Bid Loans, including, without limitation compensation as provided in
Section 5.8.

         SECTION 4.11. REPAYMENT OF COMPETITIVE BID LOANS; INTEREST. The principal of each Competitive Bid Loan shall become absolutely due and payable by the Borrower on the last day of the Interest Period relating thereto, and the Borrower hereby absolutely and unconditionally promises to pay to the Administrative Agent for the account of the relevant Banks at or before 1:00 p.m. (New York time) on the last day of the Interest Periods relating thereto the principal amount of all such Competitive Bid Loans, plus interest thereon at the applicable rates. The Competitive Bid Loans shall bear interest at the rate per annum specified in the applicable Competitive Bid Quotes. Interest on the Competitive Bid Loans shall be payable
(a) on the last day of the applicable Interest Periods, and if any such Interest Period is longer than three months, also on the last day of the third month following the commencement of such Interest Period, and (b) on the Maturity Date for all Loans. Subject to the terms of this Agreement, the Borrower may make Competitive Bid Quote Requests with respect to new borrowings of any amounts so repaid prior to the Maturity Date.

         SECTION 5. PROVISIONS RELATING TO ALL LOANS AND LETTERS OF CREDIT.

         SECTION 5.1. PAYMENTS.

                  (a) All payments of principal, interest, Reimbursement Obligations, fees (other than the Issuance Fee) and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Administrative Agent at its Loan Office in immediately available funds by 11:00 a.m. (New York time) on any due date. Subject to the provisions of Section 29, if a payment is received by the Administrative Agent at or before 1:00 p.m. (New York time) on any Business Day, the Administrative Agent shall on the same Business Day transfer in immediately available funds, as applicable, to (1) each of the Banks, their pro rata portion of such payment in accordance with their respective Commitment Percentages, in the case of payments with respect to Syndicated Loans and Letters of Credit, (2) the Administrative Agent in the case of payments with respect to Swing Line Loans, and (3) the appropriate Bank(s), in the case of payments with respect to Competitive Bid Loans. If such payment is received by the Administrative Agent after 1:00 p.m. (New York time) on any Business Day, such transfer shall be made by the Administrative Agent to the applicable Bank(s) on the next Business Day. In the event that the Administrative Agent fails to make such transfer to any Bank as set forth above, the Administrative Agent shall pay to such Bank on demand an amount equal to the product of (i) the average, computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by such Bank for funds acquired by such Bank during each day included in such period, times (ii) the amount (A) equal to such Bank's Commitment Percentage of such payment in the case of payments under clause (1) above, or (B) of such payment to which such Bank is entitled in the case of payments with respect to Competitive Bid Loans and Swing Line Loans, times (iii) a fraction, the numerator of which is the number of days that elapse from and including the date of payment to and including the date on which the amount due to such Bank shall become immediately available to such Bank, and the denominator of which is 365. A statement of such Bank submitted to the applicable Administrative Agent with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to such Bank by the Administrative Agent.

                  (b) All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without recoupment, setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Administrative Agent, for the account of the Banks or (as the case may be) the Administrative Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Administrative Agent to receive the same net amount which the Banks or the Administrative Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Administrative Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

                  (c) Each Bank that is not incorporated or organized under the laws of the United States of America or a state thereof or the District of Columbia (a "Non-U.S. Bank") agrees that, prior to the first date on which any payment is due to it hereunder, it will deliver to the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI or successor applicable form, as the case may be, certifying in each case that such Non-U.S. Bank is entitled to receive payments under this Agreement and the Notes payable to it, without deduction or withholding of any United States federal income taxes. Each Non-U.S. Bank that so delivers a Form W-8BEN or W-8ECI pursuant to the preceding sentence further undertakes to deliver to each of the Borrower and the Administrative Agent two further copies of Form W-8BEN or W-8ECI or successor applicable form, or other manner of certification, as the case may be, on or before the date that any such letter or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, and such extensions or renewals thereof as may reasonably be requested by the Borrower, certifying in the case of a Form W-8BEN or W-8ECI that such Non-U.S. Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Non-U.S. Bank from duly completing and delivering any such form with respect to it and such Non-U.S. Bank advises the Borrower that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

                  (d) The Borrower shall not be required to pay any additional amounts to any Non-U.S. Bank in respect of United States Federal withholding tax pursuant to Section 17 to the extent that (i) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Non-U.S. Bank became a party to this Agreement or, with respect to payments to a different lending office designated by the Non-U.S. Bank as its applicable lending office (a "New Lending Office"), the date such Non-U.S. Bank designated such New Lending Office with respect to a Loan; provided, however, that this clause (i) shall not apply to any transferee or New Lending Office as a result of an assignment, transfer or designation made at the request of the Borrower; and provided further, however, that this clause (i) shall not apply to the extent the indemnity payment or additional amounts any transferee, or Bank through a New Lending Office, would be entitled to receive without regard to this clause (i) do not exceed the indemnity payment or additional amounts that the Person making the assignment or transfer to such transferee, or Bank making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, transfer or designation; or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Bank to comply with the provisions of paragraph (b) above.

                  (e) Notwithstanding the foregoing, each Bank agrees to use reasonable efforts (consistent with legal and regulatory restrictions) to change its lending office to avoid or to minimize any amounts otherwise payable under Section 17 in each case solely if such change can be made in a manner so that such Bank, in its sole determination, suffers no legal, economic or regulatory disadvantage.

         SECTION 5.2. MANDATORY REPAYMENTS OF THE LOANS. If at any time the sum of the outstanding principal amount of the Loans plus the Maximum Drawing Amount of all outstanding Letters of Credit exceeds the Total Commitment, whether by reduction of the Total Commitment or otherwise, then the Borrower shall immediately pay the amount of such excess to the Administrative Agent, (i) for application to the Loans, first to Syndicated Loans, then to Competitive Bid Loans, subject to Section 5.8, or (ii) if no Loans shall be outstanding, to be held by the Administrative Agent for the benefit of the Banks as collateral security for such excess Maximum Drawing Amount and the Borrower hereby grants a security interest in such amount to the Administrative Agent for the benefit of the Banks; provided, however, that if the amount of cash collateral held by the Administrative Agent pursuant to this Section 5.2(a) exceeds the Maximum Drawing Amount required to be collateralized from time to time, the Administrative Agent shall return such excess to the Borrower.

         SECTION 5.3. COMPUTATIONS. Except as otherwise expressly provided herein, all computations of interest, Facility Fees, Letter of Credit Fees or other fees shall be based on a 360-day year and paid for the actual number of days elapsed, except that computations based on the Base Rate shall be based on a 365 or 366, as applicable, day year and paid for the actual number of days elapsed. Whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension; provided that for any Interest Period for any Eurodollar Loan if such next succeeding Business Day falls in the next succeeding calendar month or after the Maturity Date, it shall be deemed to end on the next preceding Business Day.

         SECTION 5.4. ILLEGALITY; INABILITY TO DETERMINE EURODOLLAR RATE. Notwithstanding any other provision of this Agreement (other than Section 5.10), if (a) the introduction of, any change in, or any change in the interpretation of, any law or regulation applicable to any Bank or the Administrative Agent shall make it unlawful, or any central bank or other governmental authority having jurisdiction thereof shall assert that it is unlawful, for any Bank or the Administrative Agent to perform its obligations in respect of any Eurodollar Loans, or (b) if any Bank or the Administrative Agent, as applicable, shall reasonably determine with respect to Eurodollar Loans that (i) by reason of circumstances affecting any Eurodollar interbank market, adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate which would otherwise be applicable during any Interest Period, or (ii) deposits of Dollars in the relevant amount for the relevant Interest Period are not available to such Bank or the Administrative Agent in any Eurodollar interbank market, or (iii) the Eurodollar Rate does not or will not accurately reflect the cost to the Bank or the Administrative Agent of obtaining or maintaining the Eurodollar Loans during any Interest Period, then such Bank or the Administrative Agent shall promptly give telephonic, telex or cable notice of such determination to the Borrower (which notice shall be conclusive and binding upon the Borrower). Upon such notification by the Bank or the Administrative Agent, the obligation of the Banks and the Administrative Agent to make Eurodollar Loans shall be suspended until the Banks or the Administrative Agent, as the case may be, determine that such circumstances no longer exist, and to the extent permitted by law the outstanding Eurodollar Loans shall continue to bear interest at the applicable rate based on the Eurodollar Rate until the end of the applicable Interest Period, and thereafter shall be deemed converted to Base Rate Loans in equal principal amounts to such former Eurodollar Loans.

         SECTION 5.5. ADDITIONAL COSTS, ETC. If any present or future applicable law (which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank by any central bank or other fiscal, monetary or other authority, whether or not having the force of law) shall:

                  (a) subject such Bank to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, such Bank's Commitment or the Loans (other than taxes based upon or measured by the income or profits of such Bank imposed by the jurisdiction of its incorporation or organization, or the location of its lending office); or

                  (b) materially change the basis of taxation (except for changes in taxes on income or profits of such Bank imposed by the jurisdiction of its incorporation or organization, or the location of its lending office) of payments to such Bank of the principal or of the interest on any Loans or any other amounts payable to such Bank under this Agreement or the other Loan Documents; or

                  (c) except as provided in Section 5.6 or as otherwise reflected in the Base Rate, the Eurodollar Rate, or the applicable rate for Competitive Bid Loans, impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or commitments of, an office of any Bank with respect to this Agreement, the other Loan Documents, such Bank's Commitment or the Loans; or

                  (d) impose on such Bank any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, such Bank's Commitment or any class of loans or commitments of which any of the Loans or such Bank's Commitment forms a part, and the result of any of the foregoing is:

                           (i) to increase the cost to such Bank of making,
                  funding, issuing, renewing, extending or maintaining the Loans or such Bank's Commitment or issuing or participating in Letters of Credit;

                           (ii) to reduce the amount of principal, interest or
                  other amount payable to such Bank hereunder on account of such Bank's Commitment, the Loans or the Reimbursement Obligations; or

                           (iii) to require such Bank to make any payment or to
                  forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank from the Borrower hereunder, then, and in each such case, the Borrower will, upon demand made by such Bank at any time and from time to time as often as the occasion therefore may arise (which demand shall be accompanied by a statement setting forth the basis of such demand which shall be conclusive absent manifest error), pay such reasonable additional amounts as will be sufficient to compensate such Bank for such additional costs, reduction, payment or foregone interest or other sum.

         SECTION 5.6. CAPITAL ADEQUACY. If any Bank shall have determined that, after the date hereof, (a) the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule, or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, or (b) compliance by such Bank or the Administrative Agent or any corporation controlling such Bank or the Administrative Agent with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has or would have the effect of reducing the rate of return on capital of such Bank (or any corporation controlling such Bank) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or any corporation controlling such Bank) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank, the Borrower shall pay to such Bank such additional amount or amounts as will, in such Bank's reasonable determination, fairly compensate such Bank (or any corporation controlling such Bank) for such reduction. Each Bank shall allocate such cost increases among its customers in good faith and on an equitable basis.

         SECTION 5.7. CERTIFICATE. A certificate setting forth the additional amounts payable pursuant to Section 5.5 or Section 5.6 and a reasonable explanation of such amounts which are due, submitted by any Bank to the Borrower, shall be conclusive, absent manifest error, that such amounts are due and owing; provided that no Bank shall be entitled to additional amounts with respect to events or circumstances occurring more than one hundred and twenty
(120) days prior to the delivery of such certificate..

         SECTION 5.8. EURODOLLAR AND COMPETITIVE BID INDEMNITY. The Borrower agrees to indemnify the Banks and the Administrative Agent and to hold them harmless from and against any reasonable loss, cost or expense that any such Bank and the Administrative Agent may sustain or incur as a consequence of (a) the default by the Borrower in payment of the principal amount of or any interest on any Eurodollar Loans or Competitive Bid Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by any Bank or the Administrative Agent to lenders of funds obtained by it in order to maintain its Eurodollar Loans or Competitive Bid Loans, (b) the default by the Borrower in making a borrowing of a Eurodollar Loan or Competitive Bid Loan or conversion of a Eurodollar Loan or a prepayment of a Eurodollar or Competitive Bid Loan after the Borrower has given (or is deemed to have given) a Syndicated Loan Request, a notice pursuant to Section 2.7 or a Notice of Acceptance/Rejection of Competitive Bid Quote(s), or a notice pursuant to Section 2.10, and (c) the making of any payment of a Eurodollar Loan or Competitive Bid Loan, or the making of any conversion of any Eurodollar Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto. Such loss, cost, or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by each Bank of (i) its cost of obtaining the funds for (A) the Eurodollar Loan being paid, prepaid, converted, not converted, reallocated, or not borrowed, as the case may be (based on the Eurodollar Rate), or (B) the Competitive Bid Loan being paid, prepaid, or not borrowed, as the case may be (based on the applicable interest rate) for the period from the date of such payment, prepayment, conversion, or failure to borrow or convert, as the case may be, to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for the Loan which would have commenced on the date of such failure to borrow) over (ii) the amount of interest (as reasonably determined by such Bank) that would be realized by such Bank in reemploying the funds so paid, prepaid, converted, or not borrowed, converted, or prepaid for such period or Interest Period, as the case may be, which determinations shall be conclusive absent manifest error.

         SECTION 5.9. INTEREST ON OVERDUE AMOUNTS. Overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to the Applicable Base Rate plus 2%, until such amount shall be paid in full (after as well as before judgment).

         SECTION 5.10. INTEREST LIMITATION. Notwithstanding any other term of this Agreement or the Notes, any other Loan Document or any other document referred to herein or therein, the maximum amount of interest which may be charged to or collected from any Person liable hereunder or under the Notes by any Bank shall be absolutely limited to, and shall in no event exceed, the maximum amount of interest which could lawfully be charged or collected by such Bank under applicable laws (including, to the extent applicable, the provisions of Section 5197 of the Revised Statutes of the United States of America, as amended, and 12 U.S.C. Section 85, as amended).

         SECTION 5.11. REASONABLE EFFORTS TO MITIGATE. Each Bank agrees that as promptly as practicable after it becomes aware of the occurrence of an event or the existence of a condition that would cause it to be affected under Sections 5.4, 5.5 or 5.6, such Bank will give notice thereof to the Borrower, with a copy to the Administrative Agent and, to the extent so requested by the Borrower and not inconsistent with such Bank's internal policies, such Bank shall use reasonable efforts and take such actions as are reasonably appropriate if as a result thereof the additional moneys which would otherwise be required to be paid to such Bank pursuant to such sections would be materially reduced, or the illegality or other adverse circumstances which would otherwise require a conversion of such Loans or result in the inability to make such Loans pursuant to such sections would cease to exist, and in each case if, as determined by such Bank in its sole discretion, the taking of such actions would not adversely affect such Loans or such Bank or otherwise be disadvantageous to such Bank.

         SECTION 5.12. REPLACEMENT OF BANKS. If any Bank (an "Affected Bank")
(i) makes demand upon the Borrower for (or if the Borrower is otherwise required to pay) amounts pursuant to Sections 5.5 or 5.6, (ii) is unable to make or maintain Eurodollar Loans as a result of a condition described in Section 5.4 or
(iii) defaults in its obligation to make Loans or to participate in Letters of Credit in accordance with the terms of this Agreement (such Bank being referred to as a

"Defaulting Bank"), the Borrower may, within 90 days of receipt of such demand, notice (or the occurrence of such other event causing the Borrower to be required to pay such compensation or causing Section 5.4 to be applicable), or default, as the case may be, by notice (a "Replacement Notice") in writing to the Administrative Agent and such Affected Bank (A) request the Affected Bank to cooperate with the Borrower in obtaining a replacement bank satisfactory to the Administrative Agent and the Borrower (the "Replacement Bank") as provided herein, but none of such Banks shall be under an obligation to find a Replacement Bank; (B) request the non-Affected Banks to acquire and assume all of the Affected Bank's Loans and Commitment, and to participate in Letters of Credit as provided herein, but none of such Banks shall be under an obligation to do so; or (C) designate a Replacement Bank reasonably satisfactory to the Administrative Agent. If any satisfactory Replacement Bank shall be obtained, and/or any of the non-Affected Banks shall agree to acquire and assume all of the Affected Bank's Loans and Commitment, and to participate in Letters of Credit then such Affected Bank shall, so long as no Event of Default shall have occurred and be continuing, assign, in accordance with Section 20, all of its Commitment, Loans, Notes and other rights and obligations under this Agreement and all other Loan Documents to such Replacement Bank or non-Affected Banks, as the case may be, in exchange for payment of the principal amount so assigned and all interest and fees accrued on the amount so assigned, plus all other Obligations then due and payable to the Affected Bank; provided, however, that
(x) such assignment shall be without recourse, representation or warranty and shall be on terms and conditions reasonably satisfactory to such Affected Bank and such Replacement Bank and/or non-Affected Banks, as the case may be, and (y) prior to any such assignment, the Borrower shall have paid to such Affected Bank all amounts properly demanded and unreimbursed under Sections 5.5, 5.6 and 5.8. Upon the effective date of such assignment, the Borrower shall issue replacement Notes to such Replacement Bank and/or non-Affected Banks, as the case may be, and such Replacement Bank shall become a "Bank" for all purposes under this Agreement and the other Loan Documents.

         SECTION 5.13. ADVANCES BY ADMINISTRATIVE AGENT. The Administrative Agent may (unless earlier notified to the contrary by any Bank by 12:00 noon (New York time) one (1) Business Day prior to any Drawdown Date) assume that each Bank has made available (or will before the end of such Business Day make available) to the Administrative Agent the amount of such Bank's Commitment Percentage with respect to the Loans (or, in the case of Competitive Bid Loans, the amount of such Bank's accepted offers of such Loans, if any) to be made on such Drawdown Date, and the Administrative Agent may (but shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Bank makes such amount available to the Administrative Agent on a date after such Drawdown Date, such Bank shall pay the Administrative Agent on demand an amount equal to the product of (i) the average, computed for the period referred to in clause (iii) below, of the weighted average annual interest rate paid by the Administrative Agent for federal funds acquired by the Administrative Agent during each day included in such period times (ii) the amount equal to such Bank's Commitment Percentage of such Syndicated Loan (or, in the case of Competitive Bid Loans and Swing Line Loans, the amount of such Bank's accepted offer of such Competitive Bid Loans, if any, and portion of such Swing Line Loans) times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to but not including the date on which the amount equal to such Bank's Commitment Percentage of such Loans, or the amount of such Bank's accepted offers of such Competitive Bid Loans, if any, and portion of Swing Line Loans, shall become immediately available to the Administrative Agent, and the denominator of which is 365. A statement of the Administrative Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Administrative Agent by such Bank. If such amount is not in fact made available to the Administrative Agent by such Bank within three (3) Business Days of such Drawdown Date, the Administrative Agent shall be entitled to recover such amount from such Borrower, with interest thereon at the applicable rate per annum.

         SECTION 6. REPRESENTATIONS AND WARRANTIES. The Borrower (and the Guarantor, where applicable) represents and warrants to the Banks that:

         SECTION 6.1. CORPORATE AUTHORITY.

                  (a) Incorporation; Good Standing. The Borrower and each of its Material Subsidiaries (i) is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of formation, (ii) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, and (iii) is in good standing and is duly authorized to do business in each jurisdiction in which its property or business as presently conducted or contemplated makes such qualification necessary, except where a failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

                  (b) Authorization. The execution, delivery and performance of its Loan Documents and the transactions contemplated hereby and thereby
         (i) are within the corporate authority of the Borrower and the Guarantor, (ii) have been duly authorized by all necessary corporate proceedings on the part of each of the Borrower and the Guarantor,
         (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any of the Borrower or the Guarantor or any of their Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower, the Guarantor or any of their Subsidiaries so as to have a Material Adverse Effect, and (iv) do not conflict with any provision of the corporate charter or bylaws of the Borrower, the Guarantor or any Material Subsidiary or any agreement or other instrument binding upon the Borrower, the Guarantor or any of their Material Subsidiaries, except for those conflicts with any such agreement or instrument which could not reasonably be expected to have a Material Adverse Effect.

                  (c) Enforceability. The execution, delivery and performance of the Loan Documents by the Borrower and the Guarantor will result in valid and legally binding obligations of the Borrower and the Guarantor enforceable against them in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights generally and general principles of equity.

         SECTION 6.2. GOVERNMENTAL AND OTHER APPROVALS. The execution, delivery and performance of the Loan Documents by the Borrower and the Guarantor and the consummation by the Borrower and the Guarantor of the transactions contemplated hereby and thereby do not require any approval or consent of, or filing with, any governmental agency or authority or other third party other than those already obtained and those required after the date hereof in connection with the Borrower's performance of their covenants contained in Sections 7, 8 and 9 hereof.

         SECTION 6.3. TITLE TO PROPERTIES; LEASES. The Borrower and its Subsidiaries own all of the assets reflected in the consolidated balance sheet as at the Interim Balance Sheet Date or acquired since that date (except property and assets operated under Capital Leases or sold or otherwise disposed of in the ordinary course of business since that date), subject to no Liens except Permitted Liens.

         SECTION 6.4. FINANCIAL STATEMENTS; SOLVENCY.

                  (a) There have been furnished to the Banks consolidated balance sheets of the Borrower and its Subsidiaries dated the Balance Sheet Date and consolidated statements of operations for the fiscal periods then ended, certified by the Accountants. In addition, there have been furnished to the Banks consolidated balance sheets of the Borrower and its Subsidiaries dated the Interim Balance Sheet Date and the related consolidated statements of operation for the fiscal quarter ending on the Interim Balance Sheet Date. All said balance sheets and statements of operations have been prepared in accordance with GAAP (but, in the case of any of such financial statements which are unaudited, only to the extent GAAP is applicable to interim unaudited reports), fairly present, in all material respects, the financial condition of the Borrower and its Subsidiaries on a consolidated basis as at the close of business on the dates thereof and the results of operations for the periods then ended, subject, in the case of unaudited interim financial statements, to changes resulting from audit and normal year-end adjustments and to the absence of complete footnotes. There are no contingent liabilities of the Borrower and its Subsidiaries involving material amounts, known to the officers of the Borrower or the Guarantor which have not been disclosed in said balance sheets and the related notes thereto or otherwise in writing to the Banks.

                  (b) The Borrower and its Subsidiaries on a consolidated basis (both before and after giving effect to the transactions contemplated by this Agreement) are solvent (i.e., they have assets having a fair value in excess of the amount required to pay their probable liabilities on their existing debts as they become absolute and matured) and have, and expect to have, the ability to pay their debts from time to time incurred in connection therewith as such debts mature.

         SECTION 6.5. NO MATERIAL CHANGES, ETC. Since the Balance Sheet Date, there have been no material adverse changes in the consolidated financial condition, business, assets or liabilities (contingent or otherwise) of the Borrower and its Subsidiaries, taken as a whole, other than the Shareholder Suits and changes in the ordinary course of business which have not had a Material Adverse Effect.

         SECTION 6.6. FRANCHISES, PATENTS, COPYRIGHTS, ETC. The Borrower and each of its Subsidiaries possess all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of their business substantially as now conducted (other than those the absence of which would not have a Material Adverse Effect) without known conflict with any rights of others other than a conflict which would not have a Material Adverse Effect.

         SECTION 6.7. LITIGATION. Except as set forth on Schedule 6.7 or in the Disclosure Documents, there are no actions, suits, proceedings or investigations of any kind pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries before any court, tribunal or administrative agency or board which, either in any case or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         SECTION 6.8. NO MATERIALLY ADVERSE CONTRACTS, ETC. Neither the Borrower nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Borrower's or such Subsidiary's officers has or could reasonably be expected in the future to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Borrower's or its Subsidiary's officers has or could reasonably be expected to have any Material Adverse Effect, except as otherwise reflected in adequate reserves as required by GAAP.

         SECTION 6.9. COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC. Neither the Borrower nor any of its Subsidiaries is (a) violating any provision of its charter documents or by-laws or (b) violating any agreement or instrument to which any of them may be subject or by which any of them or any of their properties may be bound or any decree, order, judgment, or any statute, license, rule or regulation, in a manner which could (in the case of such agreements or such instruments) reasonably be expected to result in a Material Adverse Effect.

         SECTION 6.10. TAX STATUS. The Borrower and its Subsidiaries have filed all federal, state, provincial and territorial income and all other tax returns, reports and declarations (or obtained extensions with respect thereto) required by applicable law to be filed by them (unless and only to the extent that the Borrower or such Subsidiary has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes as required by
GAAP); and have paid all taxes and other governmental assessments and charges (other than taxes, assessments and other governmental charges imposed by jurisdictions other than the United States, Canada or any political subdivision thereof which in the aggregate are not material to the financial condition, business or assets of the Borrower or such Subsidiary on an individual basis or of the Borrower and its Subsidiaries on a consolidated basis) that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith; and, as required by GAAP, have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. Except to the extent contested in the manner permitted in the preceding sentence, there are no unpaid taxes in any material amount claimed by the taxing authority of any jurisdiction to be due and owing by the Borrower or any Subsidiary, nor do the officers of the Borrower or any of its Subsidiaries know of any basis for any such claim.

         SECTION 6.11. NO EVENT OF DEFAULT. No Default or Event of Default has occurred hereunder and is continuing.

         SECTION 6.12. HOLDING COMPANY AND INVESTMENT COMPANY ACTS. Neither the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is any of them a "registered investment company", or an "affiliated company" or a "principal underwriter" of a "registered investment company", as such terms are defined in the Investment Company Act of 1940.

         SECTION 6.13. ABSENCE OF FINANCING STATEMENTS, ETC. Except as permitted by Section 8.1 of this Agreement, there is no Indebtedness senior to the Obligations, and except for Permitted Liens, there are no Liens, or any effective financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, which purports to cover, affect or give notice of any present or possible future Lien on any assets or property of the Borrower or any of its Subsidiaries or right thereunder.

         SECTION 6.14. EMPLOYEE BENEFIT PLANS.

                  SECTION 6.14.1. IN GENERAL. Each Employee Benefit Plan has been maintained and operated in compliance with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions. Promptly upon the request of any Bank or the Administrative Agent, the Borrower will furnish to the Administrative Agent the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under Section 103(d) of ERISA, with respect to each Guaranteed Pension Plan.

                  SECTION 6.14.2. TERMINABILITY OF WELFARE PLANS. Under each Employee Benefit Plan which is an employee welfare benefit plan within the meaning of Section 3(1) or Section 3(2)(B) of ERISA, no benefits are due unless the event giving rise to the benefit entitlement occurs prior to plan termination (except as required by Title I, Part 6 of ERISA). The Borrower or an ERISA Affiliate, as appropriate, may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of the Borrower or such ERISA Affiliate without material liability to any Person.

                  SECTION 6.14.3. GUARANTEED PENSION PLANS. Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of Section 302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Borrower or any ERISA Affiliate with respect to any Guaranteed Pension Plan (other than Terminated Plans) and there has not been any ERISA Reportable Event, or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Other than with respect to the Terminated Plans, based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of Section 4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities.

                  SECTION 6.14.4. MULTIEMPLOYER PLANS. Neither the Borrower nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under
         Section 4201 of ERISA or as a result of a sale of assets described in
         Section 4204 of ERISA. Neither the Borrower nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of Section 4241 or Section 4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA.

         SECTION 6.15. ENVIRONMENTAL COMPLIANCE. The Borrower and its Subsidiaries have taken all steps that they have deemed reasonably necessary to investigate the past and present condition and usage of the Real Property and the operations conducted by the Borrower and its Subsidiaries and, based upon such diligent investigation, have determined that, except as set forth on
Schedule 6.15 or in the Disclosure Documents:

                  (a) Neither the Borrower, its Material Subsidiaries, nor any operator of their properties, is in violation, or alleged violation, of any judgment, decree, order, law, permit, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any applicable international, federal, state, provincial, territorial or local statute, regulation, ordinance, order or decree relating to health, safety, waste transportation or disposal, or the environment (the "Environmental Laws"), which violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (b) Except with respect to any such matters that could not reasonably be expected to have a Material Adverse Effect, neither the Borrower nor any of its Material Subsidiaries has received notice from any third party including, without limitation: any federal, state, provincial, territorial or local governmental authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C. Section 6903(5), any hazardous substances as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) or any toxic substance, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws, excluding household hazardous waste ("Hazardous Substances"), which any one of them has generated, transported or disposed of, has been found at any site at which a federal, state, provincial, territorial or local agency or other third party has conducted or has ordered that the Borrower or any of its Material Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, legal or administrative proceeding arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the Release of Hazardous Substances.

                  (c) Except for those occurrences or situations that could not reasonably be expected to have a Material Adverse Effect, (i) no portion of the Real Property or other assets of the Borrower and its Material Subsidiaries has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; (ii) in the course of any activities conducted by the Borrower, its Material Subsidiaries, or operators of the Real Property or other assets of the Borrower and its Material Subsidiaries, no Hazardous Substances have been generated or are being used on such properties except in accordance with applicable Environmental Laws; (iii) there have been no unpermitted Releases or threatened Releases of Hazardous Substances on, upon, into or from the Real Property or other assets of the Borrower or its Material Subsidiaries; and (iv) any Hazardous Substances that have been generated on the Real Property or other assets of the Borrower or its Material Subsidiaries have been transported offsite only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the Borrower's knowledge, operating in compliance with such permits and applicable Environmental Laws.

         SECTION 6.16. DISCLOSURE. No representation or warranty made by the Borrower or the Guarantor in this Agreement or in any agreement, instrument, document, certificate, or financial statement furnished to the Banks or the Administrative Agent by or on behalf of or at the request of the Borrower and the Guarantor in connection with any of the transactions contemplated by the Loan Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, taken as a whole, not misleading in light of the circumstances in which they are made.

         SECTION 6.17. PERMITS AND GOVERNMENTAL AUTHORITY. All permits (other than those the absence of which could not reasonably be expected to have a Material Adverse Effect) required for the construction and operation of all landfills currently owned or operated by the Borrower or any of its Material Subsidiaries have been obtained and remain in full force and effect and are not subject to any appeals or further proceedings or to any unsatisfied conditions that may allow material modification or revocation. Neither the Borrower nor any of its Subsidiaries, nor, to the knowledge of the Borrower, the holder of such permits is in violation of any such permits, except for any violation which could not reasonably be expected to have a Material Adverse Effect.

         SECTION 7. AFFIRMATIVE COVENANTS OF THE BORROWER. The Borrower agrees that, so long as any Obligation or any Letter of Credit is outstanding or the Banks have any obligation to make Loans, or any Issuing Bank has any obligation to issue, extend or renew any Letters of Credit hereunder, or the Banks have any obligations to reimburse any Issuing Bank for drawings honored under any Letter of Credit, it shall, and shall cause its Subsidiaries to, comply with the following covenants:

         SECTION 7.1. PUNCTUAL PAYMENT. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans, all Reimbursement Obligations, fees and other amounts provided for in this Agreement and the other Loan Documents, all in accordance with the terms of this Agreement and such other Loan Documents.

         SECTION 7.2. MAINTENANCE OF U.S. OFFICE. The Borrower will maintain its chief executive offices at Houston, Texas, or at such other place in the United States of America as the Borrower shall designate upon 30 days' prior written notice to the Administrative Agent.

         SECTION 7.3. RECORDS AND ACCOUNTS. The Borrower will, and will cause each of its Subsidiaries to, keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP and with the requirements of all regulatory authorities and maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties, all other contingencies, and all other proper reserves.

         SECTION 7.4. FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION. The Borrower will deliver to the Banks:

                  (a) as soon as practicable, but, in any event not later than 100 days after the end of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such year, consolidated statements of cash flows, and the related consolidated statements of operations, each setting forth in comparative form the figures for the previous fiscal year, all such consolidated financial statements to be in reasonable detail, prepared, in accordance with GAAP and, with respect to the consolidated financial statements, certified by PricewaterhouseCoopers LLP or Arthur Andersen LLP or by other nationally recognized independent auditors selected by the Borrower and reasonably satisfactory to the Administrative Agent (the "Accountants"). In addition, simultaneously therewith, the Borrower shall provide the Banks with a written statement from such Accountants to the effect that they have read a copy of this Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such Accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default;

                  (b) as soon as practicable, but in any event not later than 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, copies of the consolidated balance sheet and statement of operations of the Borrower and its Subsidiaries as at the end of such quarter, subject to year-end adjustments, and the related consolidated statement of cash flows, all in reasonable detail and prepared in accordance with GAAP (to the extent GAAP is applicable to interim unaudited financial statements) with a certification by the principal financial or accounting officer of the Borrower (the "CFO or the CAO") that the consolidated financial statements are prepared in accordance with GAAP (to the extent GAAP is applicable to interim unaudited financial statements) and fairly present, in all material respects, the consolidated financial condition of the Borrower and its Subsidiaries on a consolidated basis as at the close of business on the date thereof and the results of operations for the period then ended, subject to year-end adjustments and the exclusion of detailed footnotes;

                  (c) simultaneously with the delivery of the financial statements referred to in (a) and (b) above, a certificate in the form of Exhibit F hereto (the "Compliance Certificate") signed by the CFO or the CAO or the Borrower's corporate treasurer, stating that the Borrower and its Subsidiaries are in compliance with the covenants contained in Sections 7, 8 and 9 hereof as of the end of the applicable period and setting forth in reasonable detail computations evidencing such compliance with respect to the covenants contained in Section 9 hereof and that no Default or Event of Default exists, provided that if the Borrower shall at the time of issuance of such Compliance Certificate or at any other time obtain knowledge of any Default or Event of Default, the Borrower shall include in such certificate or otherwise deliver forthwith to the Banks a certificate specifying the nature and period of existence thereof and what action the Borrower proposes to take with respect thereto;

                  (d) promptly following, the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the Borrower's and its Subsidiaries' stockholders generally; and

                  (e) from time to time such other financial data and other information as the Banks may reasonably request.

         The Borrower hereby authorizes each Bank to disclose any information obtained pursuant to this Agreement to all appropriate governmental regulatory authorities where required by law; provided, however, this authorization shall not be deemed to be a waiver of any rights to object to the disclosure by the Banks of any such information which the Borrower has or may have under the federal Right to Financial Privacy Act of 1978, as in effect from time to time, except as to matters specifically permitted therein.

         SECTION 7.5. EXISTENCE AND CONDUCT OF BUSINESS. The Borrower will, and will cause each Material Subsidiary, to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises; and effect and maintain its foreign qualifications (except where the failure of the Borrower or any Material Subsidiary to remain so qualified could not reasonably be expected to have a Material Adverse Effect), licensing, domestication or authorization, except as any of the foregoing may be terminated by its Board of Directors in the exercise of its reasonable judgment; provided that such termination could not reasonably be expected to have a Material Adverse Effect. The Borrower will not, and will cause its Subsidiaries not to, become obligated under any contract or binding arrangement which, at the time it was entered into, could reasonably be expected to have a Material Adverse Effect. The Borrower will, and will cause each Subsidiary to, continue to engage primarily in any of the businesses now conducted by the Borrower and its Subsidiaries and in related businesses, and any additional businesses acquired pursuant to the terms of Section 8.4(a) hereunder.

         SECTION 7.6. MAINTENANCE OF PROPERTIES. The Borrower will, and will cause its Material Subsidiaries to, cause all material properties used or useful in the conduct of their businesses to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment and cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower and its Material Subsidiaries may be necessary so that the businesses carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this section shall prevent the Borrower or any of its Subsidiaries from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the judgment of the Borrower or such Subsidiary, desirable in the conduct of its or their business and which could not reasonably be expected to have a Material Adverse Effect.

         SECTION 7.7. INSURANCE. The Borrower will, and will cause its Subsidiaries to, maintain with financially sound and reputable insurance companies (including captive insurance companies), funds or underwriters, insurance of the kinds, covering the risks (other than risks arising out of or in any way connected with personal liability of any officers and directors thereof) and in the relative proportionate amounts usually carried by reasonable and prudent companies conducting businesses similar to that of the Borrower and its Subsidiaries, in amounts substantially similar to the existing coverage policies maintained by the Borrower and its Subsidiaries, copies of which have been provided to the Administrative Agent. In addition, the Borrower will furnish from time to time, upon the Administrative Agent's request, a summary of the insurance coverage of the Borrower and its Subsidiaries, which summary shall be in form and substance satisfactory to the Administrative Agent and, if requested by the Administrative Agent, will furnish to the Administrative Agent copies of the applicable policies.

         SECTION 7.8. TAXES. The Borrower will, and will cause its Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies, which if unpaid might by law become a Lien upon any of its property; provided, however, that any such tax, assessment, charge, levy or claim need not be paid if the failure to do so (either individually, or in the aggregate for all such failures) could not reasonably be expected to have a Material Adverse Effect and the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto as required by GAAP; and provided, further, that the Borrower or such Subsidiary will pay all such taxes, assessments, charges, levies or claims prior to the foreclosure on any Lien which may have attached as security therefor.

         SECTION 7.9. INSPECTION OF PROPERTIES, BOOKS AND CONTRACTS. The Borrower will, and will cause its Material Subsidiaries to, permit the Administrative Agent or any Bank or any of their designated representatives, upon reasonable notice, to visit and inspect any of the properties of the Borrower and its Material Subsidiaries, to examine the books of account of the Borrower and its Material Subsidiaries, or contracts (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrower and its Material Subsidiaries with, and to be advised as to the same by, their officers, all at such times and intervals as may be reasonably requested.

         SECTION 7.10. COMPLIANCE WITH LAWS, CONTRACTS, LICENSES AND PERMITS; MAINTENANCE OF MATERIAL LICENSES AND PERMITS. The Borrower will, and will cause each Subsidiary to, (i) comply with the provisions of its charter documents and by-laws; (ii) comply with all agreements and instruments by which it or any of its properties may be bound except where noncompliance could not reasonably be expected to have a Material Adverse Effect; (iii) comply with all applicable laws and regulations (including Environmental Laws), decrees, orders, judgments, licenses and permits, including, without limitation, all environmental permits ("Applicable Requirements"), except where noncompliance with such Applicable Requirements could not reasonably be expected to have a Material Adverse Effect;
(iv) maintain all operating permits for all landfills now owned or hereafter acquired, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (v) dispose of hazardous waste only at licensed disposal facilities operating, to the Borrower's knowledge, in compliance with Environmental Laws, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. If at any time any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower or any Material Subsidiary may fulfill any of its obligations hereunder or under any other Loan Document, the Borrower will immediately take or cause to be taken all reasonable steps within the power of the Borrower or such Material Subsidiary to obtain such authorization, consent, approval, permit or license and furnish the Banks with evidence thereof.

         SECTION 7.11. ENVIRONMENTAL INDEMNIFICATION. The Borrower covenants and agrees that it will indemnify and hold the Banks, the Issuing Banks and the Administrative Agent and their respective affiliates, and each of the representatives, agents and officers of each of the foregoing, harmless from and against any and all claims, expense, damage, loss or liability incurred by the Banks, the Issuing Banks or the Administrative Agent (including all reasonable costs of legal representation incurred by the Banks, the Issuing Banks or the Administrative Agent) relating to (a) any Release or threatened Release of Hazardous Substances on the Real Property; (b) any violation of any Environmental Laws or Applicable Requirements with respect to conditions at the Real Property or other assets of the Borrower or its Subsidiaries, or the operations conducted thereon; or (c) the investigation or remediation of offsite locations at which the Borrower, any of its Subsidiaries, or their predecessors are alleged to have directly or indirectly Disposed of Hazardous Substances. It is expressly acknowledged by the Borrower that this covenant of indemnification shall survive the payment of the Loans and Reimbursement Obligations and satisfaction of all other Obligations hereunder and shall inure to the benefit of the Banks, the Issuing Banks, the Administrative Agent and their affiliates, successors and assigns.

         SECTION 7.12. FURTHER ASSURANCES. The Borrower and the Guarantor will cooperate with the Administrative Agent and execute such further instruments and documents as the Administrative Agent shall reasonably request to carry out to the Majority Banks' satisfaction the transactions contemplated by this Agreement.

         SECTION 7.13. NOTICE OF POTENTIAL CLAIMS OR LITIGATION. The Borrower shall deliver to the Banks, within 30 days of receipt thereof, written notice of the initiation of any action, claim, complaint, or any other notice of dispute or litigation against the Borrower or any of its Subsidiaries wherein the asserted, demanded or alleged liability is in excess of $25,000,000 or which questions the validity or enforceability of any Loan Document, together with a copy of each such complaint or other notice received by the Borrower or any of its Subsidiaries if requested by the Administrative Agent.

         SECTION 7.14. NOTICE OF CERTAIN EVENTS CONCERNING INSURANCE AND ENVIRONMENTAL CLAIMS.

                  (a) The Borrower will provide the Banks with written notice as to any material cancellation or material adverse change in any insurance of the Borrower or any of its Material Subsidiaries within ten (10) Business Days after the Borrower's or any of its Material Subsidiary's receipt of any notice (whether formal or informal) of such material cancellation or material change by any of its insurers.

                  (b) The Borrower will promptly, and in any event within ten
         (10) Business Days of the Borrower's obtaining knowledge thereof, notify the Banks in writing of any of the following events:

                           (i) upon the Borrower's or any Material Subsidiary's
                  obtaining knowledge of any violation of any Environmental Law regarding the Real Property or the Borrower's or any Subsidiary's operations which violation could reasonably be expected to have a Material Adverse Effect;

                           (ii) upon the Borrower's or any Material Subsidiary's
                  obtaining knowledge of any potential or known Release, or threat of Release, of any Hazardous Substance at, from, or into the Real Property which could reasonably be expected to have a Material Adverse Effect;

                           (iii) upon the Borrower's or any Material
                  Subsidiary's receipt of any notice of any material violation of any Environmental Law or of any Release or threatened Release of Hazardous Substances, including a notice or claim of liability or potential responsibility from any third party (including any federal, state, provincial, territorial or local governmental officials) and including notice of any formal inquiry, proceeding, demand, investigation or other action with regard to (A) the Borrower's, any Material Subsidiary's or any Person's operation of the Real Property,
                  (B) contamination on, from, or into the Real Property, or (C) investigation or remediation of offsite locations at which the Borrower, any Material Subsidiary, or its predecessors are alleged to have directly or indirectly Disposed of Hazardous Substances, and with respect to which the asserted, demanded or alleged liability associated therewith exceeds $35,000,000; or

                           (iv) upon the Borrower's or any Material Subsidiary's
                  obtaining knowledge that any expense or loss which individually or in the aggregate exceeds $35,000,000 has been incurred by such governmental authority in connection with the assessment, containment, removal or remediation of any Hazardous Substances with respect to which the Borrower or any Material Subsidiary has been alleged to be liable by such governmental authority or for which a Lien may be imposed on the Real Property by such governmental authority.

         SECTION 7.15. NOTICE OF DEFAULT. The Borrower will promptly notify the Banks in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or any other note, evidence of indebtedness, indenture or other obligation evidencing indebtedness in excess of $25,000,000 as to which the Borrower or any of its Material Subsidiaries is a party or obligor, whether as principal or surety, the Borrower shall promptly upon obtaining actual knowledge thereof give written notice thereof to the Banks, describing the notice of action and the nature of the claimed default.

         SECTION 7.16. USE OF PROCEEDS. The proceeds of the Loans shall be used for general corporate purposes, to provide working capital, to provide letters of credit and to refinance existing Indebtedness of the Borrower and its Subsidiaries. No proceeds of the Loans shall be used in any way that will violate Regulations U or X of the Board of Governors of the Federal Reserve System.

         SECTION 7.17. CERTAIN TRANSACTIONS. Except as disclosed in the Disclosure Documents prior to the Effective Date, and except for arm's length transactions pursuant to which the Borrower or any Subsidiary makes payments in the ordinary course of business upon terms no less favorable than the Borrower or such Subsidiary could obtain from third parties, none of the officers, directors, or employees or any other affiliate of the Borrower or any Subsidiary are presently or shall be a party to any transaction with the Borrower or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Borrower or any Subsidiary, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

         SECTION 8. CERTAIN NEGATIVE COVENANTS OF THE BORROWER. The Borrower agrees that, so long as any Obligation or Letter of Credit is outstanding or the Banks have any obligation to make Loans or any Issuing Bank has any obligation to issue, extend or renew any Letters of Credit hereunder, or the Banks have any obligation to reimburse any Issuing Bank for drawings honored under any Letter of Credit, it shall, and shall cause its Subsidiaries to, comply with the following covenants:

         SECTION 8.1. RESTRICTIONS ON INDEBTEDNESS. Neither the Borrower nor any of its Subsidiaries shall become or be a guarantor or surety of, or otherwise create, incur, assume, or be or remain liable, contingently or otherwise, with respect to any Indebtedness, or become or be responsible in any manner (whether by agreement to purchase any obligations, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services or otherwise) with respect to any Indebtedness of any other Person (other than the Borrower or any of its Subsidiaries), or incur any Indebtedness other than:

                  (a) Indebtedness arising under this Agreement or the other Loan Documents;

                  (b) (i) Indebtedness incurred by the Borrower or any Subsidiary with respect to any suretyship or performance bond incurred in the ordinary course of its business and undrawn landfill closure bonds;

                      (ii) Guarantees of any of its Subsidiaries' obligations to governmental authorities in lieu of the posting of any landfill closure bonds;

                  (c) Unsecured Indebtedness of the Borrower (and any guarantee thereof by the Guarantor), including commercial paper and the 364 Day Facility, which is pari passu or subordinated to the Obligations; provided that there does not exist a Default or Event of Default at the time of the incurrence of such Indebtedness and no Default or Event of Default would be created by the incurrence of such Indebtedness;

                  (d) Indebtedness of the Guarantor and the Borrower's Subsidiaries listed in Schedule 8.1(d) and any extension, renewal or refinancing by the Guarantor or such Subsidiary of such Indebtedness, provided that the terms and conditions of any such extension, renewal or refinancing are substantially the same as the terms and conditions in effect on the Effective Date, or are more favorable to the Guarantor or such Subsidiary; and

                  (e) (i) Other Indebtedness of the Borrower's Subsidiaries (other than of the Guarantor), (ii) secured Indebtedness of the Borrower, (iii) Indebtedness with respect to drawn landfill closure bonds, and (iv) Indebtedness with respect to Permitted Receivables Transactions; provided that the aggregate amount of all such Indebtedness in this Section 8.1(e) shall not exceed 15% of Consolidated Tangible Assets at any time.

         SECTION 8.2. RESTRICTIONS ON LIENS. The Borrower will not, and will cause its Subsidiaries not to, create or incur or suffer to be created or incurred or to exist any Lien of any kind upon any property or assets of any character, whether now owned or hereafter acquired, or upon the income or profits therefrom; or transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; or acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; or suffer to exist for a period of more than 30 days after the same shall have been incurred any Indebtedness or claim or demand against it which if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles or chattel paper, with or without recourse, except for Permitted Liens.

         The Borrower and the Guarantor covenant and agree that if either of them or any of their Subsidiaries shall create or assume any Lien upon any of their respective properties or assets, whether now owned or hereafter acquired, other than Permitted Liens (unless prior written consent shall have been obtained from the Banks), the Borrower and the Guarantor will make or cause to be made effective provision whereby the Obligations and the Guaranteed Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured so long as such other Indebtedness shall be so secured; provided, that the covenants of the Borrower and the Guarantor contained in this sentence shall only be in effect for so long as the Borrower or the Guarantor shall be similarly obligated under any other Indebtedness; provided, further, that an Event of Default shall occur for so long as such other Indebtedness becomes secured notwithstanding any actions taken by the Borrower or the Guarantor to ratably secure the Obligations and the Guaranteed Obligations hereunder.

         SECTION 8.3. RESTRICTIONS ON INVESTMENTS. Except to the extent provided in Section 8.4, neither the Borrower nor any Subsidiary may make or permit to exist or to remain outstanding any Investment, unless both before and after giving effect thereto (i) the Borrower and its Subsidiaries are in compliance with the covenants set forth in Sections 7, 8 and 9 hereof; (ii) there does not exist a Default or Event of Default and no Default or Event of Default would be created by the making of such Investment; and (iii) the aggregate amount of all Investments (excluding Investments in (A) direct obligations of the United States of America or any agency thereof having maturities of less than one (1) year, (B) certificates of deposit having maturities of less than one (1) year, issued by commercial banks in the United States or Canada having capital and surplus of not less than $100,000,000, and (C) Subsidiaries), does not exceed 15% of Consolidated Tangible Assets; provided, that the ability of the Borrower and its Subsidiaries to incur any Indebtedness in connection with any Investment permitted by this Section 8.3 shall be governed by Section 8.1.

         SECTION 8.4. MERGERS, CONSOLIDATIONS, SALES.

                  (a) Neither the Borrower nor any Subsidiary shall be a party to any merger, consolidation or exchange of stock unless the Borrower shall be the surviving entity with respect to any such transaction to which the Borrower is a party and the Guarantor shall be the survivor of any merger with any other Subsidiary or a Subsidiary shall be the surviving entity (and continue to be a Subsidiary) with respect to any such transactions to which one or more Subsidiaries is a party (and the conditions set forth below are satisfied), or purchase or otherwise acquire all or substantially all of the assets or stock of any class of, or any partnership, membership or joint venture or other interest in, any other Person except as otherwise provided in Section 8.3 or this Section 8.4. Notwithstanding the foregoing, the Borrower and its Subsidiaries may purchase or otherwise acquire all or substantially all of the assets or stock of any class of, or joint venture or other interest in, any Person if the following conditions have been met: (i) the proposed transaction will not otherwise create a Default or an Event of Default hereunder; and (ii) the business to be acquired predominantly involves (A) the collection, transfer, hauling, disposal or recycling of solid waste or thermal soil remediation, or (B) other lines of businesses currently engaged in, or related, associated, complementary or supplementary thereto, whether from an operational, business, financial, technical or administrative standpoint; provided that the Borrower or its Subsidiaries may purchase or otherwise acquire all or substantially all of the assets or stock of any class of, or any partnership, membership or joint venture or other interest in, any Persons in unrelated businesses, not to exceed an aggregate amount of $100,000,000 during the first year following the Effective Date, and not to exceed a total aggregate amount of $200,000,000 during the term of this Agreement. Notwithstanding anything herein to the contrary, the ability of the Borrower and its Subsidiaries to incur any Indebtedness in connection with any transaction permitted pursuant to this Section
         8.4 shall be governed by Section 8.1.

                  (b) Neither the Borrower nor any Subsidiary shall sell, transfer, convey or lease any assets or group of assets, including the sale or transfer of any property owned by the Borrower or any Subsidiary in order then or thereafter to lease such property or lease other property which the Borrower or such Subsidiary intends to use for substantially the same purpose as the property being sold or transferred, or sell or assign, with or without recourse, any receivables, except (i) transfers of real or personal property among Subsidiaries of the Borrower, (ii) so long as no Default or Event of Default has occurred and is continuing, or would result therefrom, sales of assets or pursuant to a sale-leaseback transaction, provided that any net cash proceeds from any such sale or sale-leaseback shall, within 180 days, either be used to pay down outstanding Loans under this Agreement and outstanding loans under the 364 Day Facility pro rata, or be reinvested by such Person in assets of the business of the Borrower and its Subsidiaries, used for working capital, invested in Investments in accordance with the provisions of Section 8.3 or used for other general corporate purposes, (iii) sales of accounts receivable (and contract rights, general intangibles or chattel paper related thereto) more than sixty (60) days past due sold or assigned in the ordinary course of collecting past due accounts, or (iv) pursuant to a Permitted Receivables Transaction.

         SECTION 8.5. RESTRICTED DISTRIBUTIONS AND REDEMPTIONS. Neither the Borrower nor any of its Subsidiaries will (a) declare or pay any Distributions, or (b) redeem, convert, retire or otherwise acquire shares of any class of its capital stock (other than in connection with a merger permitted by Section 8.4 hereof or conversion into another form of equity of any preferred shares of the Borrower existing as of the Effective Date pursuant to the terms thereof); unless at the time of such Distribution or redemption no Default or Event of Default exists or would be created hereunder. Notwithstanding the above, any Subsidiary may make Distributions to the Borrower and the Borrower agrees that neither the Borrower nor any Material Subsidiary will enter into any agreement restricting Distributions from such Material Subsidiary to the Borrower.

         SECTION 8.6. EMPLOYEE BENEFIT PLANS. None of the Borrower, any of its Subsidiaries, or any ERISA Affiliate will:

                  (a) engage in any "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code which could result in a material liability for the Borrower on a consolidated basis; or

                  (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, whether or not such deficiency is or may be waived; or

                  (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Borrower or the Guarantor pursuant to Section 302(f) or
         Section 4068 of ERISA; or

                  (d) permit or take any action which would result in the aggregate benefit liabilities (within the meaning of Section 4001 of ERISA), other than with respect to the Terminated Plans, of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities.

         The Borrower and its Subsidiaries will (i) promptly upon the request of any Bank or the Administrative Agent, furnish to the Banks a copy of the most recent actuarial statement required to be submitted under Section 103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (ii) promptly upon receipt or dispatch, furnish to the Banks any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under Sections 302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in respect of a Multiemployer Plan, under Sections 4041A, 4202, 4219, 4242 or 4245 of ERISA.

         SECTION 9. FINANCIAL COVENANTS OF THE BORROWER. The Borrower agrees that, so long as any Obligation or Letter of Credit is outstanding or the Banks have any obligation to make Loans, or any Issuing Bank has any obligation to issue, extend or renew any Letter of Credit hereunder, or the Banks have any obligation to reimburse any Issuing Bank for drawings honored under any Letter of Credit, it shall comply with the following covenants:

         SECTION 9.1. INTEREST COVERAGE RATIO. As of the end of any fiscal quarter of the Borrower, the Borrower will not permit the ratio of (a) EBIT for the four fiscal quarters then ending to (b) Consolidated Total Interest Expense for such period to be less than the applicable ratio set forth in the table below:


         FISCAL QUARTER(S) ENDING:                            RATIO:
         -------------------------                          ---------
         6/30/01 - 12/31/01                                 2.25:1.00
         3/31/02 - 12/31/02                                 2.50:1.00
         3/31/03 and thereafter                             3.00:1.00

         SECTION 9.2. TOTAL DEBT TO EBITDA. As of the end of any fiscal quarter of the Borrower, the Borrower will not permit the ratio of (a) Total Debt to (b) EBITDA for the four fiscal quarters then ending to exceed 3.00:1.00.

         SECTION 9.3. MINIMUM NET WORTH. The Borrower will not permit Consolidated Net Worth at any time to be less than $3,500,000,000, plus 75% of cumulative positive Consolidated Net Income for each fiscal quarter, beginning with the fiscal quarter ending March 31, 2001.

         SECTION 10. CONDITIONS PRECEDENT.

         SECTION 10.1. CONDITIONS TO EFFECTIVENESS. The effectiveness of this Agreement and the obligations of the Banks to make any Loans and of any Issuing Bank to issue Letters of Credit and of the Banks to participate in Letters of Credit and otherwise be bound by the terms of this Agreement shall be subject to the satisfaction of each of the following conditions precedent:

                  SECTION 10.1.1. CORPORATE ACTION. All corporate action necessary for the valid execution, delivery and performance by the Borrower and the Guarantor of the Loan Documents shall have been duly and effectively taken, and evidence thereof certified by authorized officers of the Borrower and the Guarantor and satisfactory to the Administrative Agent shall have been provided to the Banks.

                  SECTION 10.1.2. LOAN DOCUMENTS, ETC. Each of the Loan Documents and other documents listed on the closing agenda shall have been duly and properly authorized, executed and delivered by the respective parties thereto and shall be in full force and effect in a form satisfactory to the Majority Banks.

                  SECTION 10.1.3. CERTIFICATE OF NO CHANGE. The Banks shall have received from each of the Borrower and the Guarantor a certificate, certified by a duly authorized officer of such Person to be true and complete on the Effective Date, of (a) no changes (other than those attached thereto) to its charter or other incorporation documents since last delivered to the Administrative Agent, and (b) no changes to its by-laws (other than those attached thereto) since last delivered to the Administrative Agent.

                  SECTION 10.1.4. INCUMBENCY CERTIFICATE. The Banks shall have received an incumbency certificate, dated as of the Effective Date, signed by duly authorized officers of the Borrower and the Guarantor giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign the Loan Documents on behalf of the Borrower and the Guarantor; (b) to make Syndicated Loan Requests and Letter of Credit Requests; (c) to make Competitive Bid Quote Requests; and (d) to give notices and to take other action on the Borrower's or the Guarantor's behalf under the Loan Documents.

                  SECTION 10.1.5. CERTIFICATES OF INSURANCE. The Administrative Agent shall have received a certificate of insurance from an independent insurance broker dated as of the Effective Date, or within 15 days prior thereto, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance coverage of the Borrower and its Subsidiaries.

                  SECTION 10.1.6. OPINION OF COUNSEL. The Banks shall have received a favorable legal opinion from the deputy general counsel to the Borrower and the Guarantor addressed to the Banks, dated the Effective Date, in form and substance satisfactory to the Administrative Agent.

                  SECTION 10.1.7. SATISFACTORY FINANCIAL CONDITION. Other than as disclosed in the Disclosure Documents, no material adverse change shall have occurred in the financial condition, results of operations, business, properties or prospects of the Borrower and its Subsidiaries, taken as a whole, since the Interim Balance Sheet Date.

                  SECTION 10.1.8. PAYMENT OF CLOSING FEES. The Borrower shall have paid the agreed upon closing fees to the Administrative Agent for the account of the Banks

                  SECTION 10.1.9. PAYOFF OF EXISTING DEBT. The Administrative Agent shall have received evidence, in form and substance satisfactory to the Administrative Agent, that (a) the Fourth Amended and Restated Revolving Credit Agreement, dated as of July 10, 2000, among the Borrower, the Guarantor and certain of the Banks has been paid in full and terminated, (b) the 364 Day Loan Agreement, dated as of July 10, 2000, among the Borrower, the Guarantor and certain of the Banks has been paid in full and terminated, and (c) the new 364 Day Facility is effective.

                  SECTION 10.1.10. CLOSING CERTIFICATE. The Borrower shall have delivered to the Administrative Agent a certificate, dated as of the Effective Date, stating that, as of such date (a) the representations and warranties set forth herein or in any other Loan Document are true and correct, and (b) no Default or Event of Default has occurred and is continuing.

         SECTION 11. CONDITIONS TO ALL LOANS. The obligations of the Banks to make or continue for an additional Interest Period in accordance with Section
2.7 any Loan and the obligation of any Issuing Bank to issue, extend, or renew any Letter of Credit at the time of and subsequent to the Effective Date is subject to the following conditions precedent:

         SECTION 11.1. REPRESENTATIONS TRUE. Each of the representations and warranties of the Borrower and the Guarantor (as applicable) contained in this Agreement or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan or the issuance, extension, or renewal of any Letter of Credit, as applicable, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and changes occurring in the ordinary course of business which either individually or in the aggregate do not result in a Material Adverse Effect, and to the extent that such representations and warranties relate expressly and solely to an earlier date).

         SECTION 11.2. PERFORMANCE; NO EVENT OF DEFAULT. The Borrower shall have performed and complied with all terms and conditions herein required to be performed or complied with by it prior to or at the time of the making of any Loan the issuance, extension or renewal of any Letter of Credit, and at the time of the making of any Loan or the issuance, renewal or extension of any Letter of Credit, there shall exist no Default or Event of Default or condition which would result in a Default or an Event of Default upon consummation of such Loan or issuance, extension, or renewal of any Letter of Credit, as applicable. Each request for a Loan, or for issuance, extension or renewal of a Letter of Credit shall constitute certification by the Borrower that the conditions specified in Sections 11.1 and 11.2 will be duly satisfied on the date of such Loan or Letter of Credit issuance, extension or renewal.

         SECTION 11.3. NO LEGAL IMPEDIMENT. No change shall have occurred in any law or regulations thereunder or interpretations thereof which in the reasonable opinion of the Banks would make it illegal for the Banks to make Loans, for any Issuing Bank to issue, extend or renew, or the Banks to participate in, Letters of Credit hereunder.

         SECTION 11.4. GOVERNMENTAL REGULATION. The Banks shall have received from the Borrower and its Subsidiaries such statements in substance and form reasonably satisfactory to the Banks as they shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System or the Office of the Superintendent of Financial Institutions.

         SECTION 11.5. PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Agreement and all documents incident thereto shall have been delivered to the Banks as of the date of the making of any extension of credit in substance and in form satisfactory to the Banks, including without limitation a Syndicated Loan Request in the form attached hereto as Exhibit D or a Letter of Credit Request in the form attached hereto as Exhibit E and the Banks shall have received all information and such counterpart originals or certified or other copies of such documents as the Banks may reasonably request.

         SECTION 12. EVENTS OF DEFAULT; ACCELERATION; TERMINATION OF COMMITMENT.

         SECTION 12.1. EVENTS OF DEFAULT AND ACCELERATION. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice and/or lapse of time, "Defaults") shall occur:

                  (a) if the Borrower shall fail to pay any principal of the Loans when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                  (b) if the Borrower shall fail to pay any interest or fees or other amounts owing hereunder (other than those specified in subsection
         (a) above) within five (5) Business Days after the same shall become due and payable whether at the Maturity Date or any accelerated date of maturity or at any other date fixed for payment;

                  (c) if the Borrower shall fail to comply with any of the covenants contained in Sections 7.4, 7.5, 7.15, 7.16, 8 and 9 hereof;

                  (d) if the Borrower shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified in subsections (a), (b), and (c) above) and such failure shall not be remedied within 30 days after written notice of such failure shall have been given to the Borrower by the Administrative Agent or any of the Banks;

                  (e) if any representation or warranty contained in this Agreement or in any document or instrument delivered pursuant to or in connection with this Agreement shall prove to have been false in any material respect upon the date when made or repeated;

                  (f) if the Borrower or any of its Subsidiaries shall fail to pay when due, or within any applicable period of grace, any Indebtedness or Swap Obligation in an aggregate amount greater than $50,000,000, or fail to observe or perform any material term, covenant or agreement contained in any one or more agreements by which it is bound, evidencing or securing any Indebtedness or Swap Obligation in an aggregate amount greater than $50,000,000 for such period of time as would permit, or would have permitted (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof or terminate its commitment with respect thereto;

                  (g) if the Borrower, the Guarantor or any Material Subsidiary makes an assignment for the benefit of creditors, or admits in writing its inability to pay or generally fails to pay its debts as they mature or become due, or petitions or applies for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower, the Guarantor or any Material Subsidiary, or of any substantial part of the assets of the Borrower, the Guarantor or any Material Subsidiary or commences any case or other proceeding relating to the Borrower, the Guarantor or any Material Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or takes any action to authorize or in furtherance of any of the foregoing, or if any such petition or application is filed or any such case or other proceeding is commenced against the Borrower, the Guarantor or any Material Subsidiary or the Borrower, the Guarantor or any Material Subsidiary indicates its approval thereof, consent thereto or acquiescence therein;

                  (h) if a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Borrower or the Guarantor or any Material Subsidiary bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Borrower or the Guarantor or any Material Subsidiary in an involuntary case under federal bankruptcy laws of any jurisdiction as now or hereafter constituted, and such decree or order remains in effect for more than 45 days, whether or not consecutive;

                  (i) if there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty days, whether or not consecutive, any final judgment against the Borrower or any Subsidiary which, with other outstanding final judgments against the Borrower and its Subsidiaries exceeds in the aggregate $25,000,000 after taking into account any undisputed insurance coverage;

                  (j) if, with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Banks shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of the Borrower or any Subsidiary to the PBGC or the Plan in an aggregate amount exceeding $25,000,000 and such event in the circumstances occurring reasonably could constitute grounds for the partial or complete termination of such Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan; or a trustee shall have been appointed by the appropriate United States District Court to administer such Plan; or the PBGC shall have instituted proceedings to terminate such Plan;

                  (k) if any of the Loan Documents shall be cancelled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower, the Guarantor, or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof; or

                  (l) if any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said
         Act) of 25% or more of the outstanding shares of common voting stock of the Borrower; or during any period of twelve consecutive calendar months, individuals who were directors of the Borrower on the first day of such period (together with any new directors whose election by such board or whose nomination for election by the shareholders of the Borrower was approved by a vote of a majority of the directors still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) shall cease to constitute a majority of the board of directors of the Borrower;

then, and in any such event, so long as the same may be continuing, the Administrative Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Borrower, declare all amounts owing with respect to this Agreement, the Notes and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration to the extent permitted by law or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in Section 12.1(g) or 12.1(h) with respect to the Borrower or the Guarantor, all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Administrative Agent or any Bank. Upon demand by the Majority Banks after the occurrence of any Event of Default, the Borrower shall immediately provide to the Administrative Agent cash in an amount equal to the aggregate Maximum Drawing Amount to be held by the Administrative Agent as collateral security for the Reimbursement Obligations.

         SECTION 12.2. TERMINATION OF COMMITMENTS. If any Event of Default pursuant to Sections 12.1(g) or 12.1(h) hereof shall occur with respect to the Borrower or the Guarantor, any unused portion of the Total Commitment hereunder shall forthwith terminate and the Banks and the Issuing Banks shall be relieved of all obligations to make Loans or to issue, extend or renew Letters of Credit hereunder; or if any other Event of Default shall occur, the Majority Banks may by notice to the Borrower terminate the unused portion of the Total Commitment hereunder, and, upon such notice being given, such unused portion of the Total Commitment hereunder shall terminate immediately and the Banks and the Issuing Banks shall be relieved of all further obligations to make Loans or to issue, extend or renew Letters of Credit hereunder. No termination of any portion of the Total Commitment hereunder shall relieve the Borrower of any of its existing Obligations to the Banks, the Issuing Banks or the Administrative Agent hereunder or elsewhere.

         SECTION 12.3. REMEDIES. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans and other Obligations pursuant to Section 12.1, each Bank, upon notice to the other Banks, if owed any amount with respect to the Loans or the Reimbursement Obligations, may proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Bank are evidenced, including, without limitation, as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any legal or equitable right of such Bank, any recovery being subject to the terms of Section 29 hereof. No remedy herein conferred upon any Bank or the Administrative Agent or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

         SECTION 13. SETOFF. Regardless of the adequacy of any collateral, during the continuance of an Event of Default, any deposits or other sums credited by or due from any Bank to the Borrower and any securities or other property of the Borrower in the possession of such Bank may be applied to or set off against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to the Banks or the Administrative Agent. Any amounts set off pursuant to this Section 13 shall be distributed ratably in accordance with Section 29 among all of the Banks by the Bank setting off such amounts. If any Bank fails to share such setoff ratably, the Administrative Agent shall have the right to withhold such Bank's share of the Borrower's payments until each of the Banks shall have, in the aggregate, received a pro rata repayment.

         SECTION 14. EXPENSES. Whether or not the transactions contemplated herein shall be consummated, the Borrower hereby promises to reimburse the Administrative Agent and the Joint Lead Arrangers and Joint Book Managers for all reasonable out-of-pocket fees and disbursements (including all reasonable attorneys' fees) incurred or expended in connection with the syndication, preparation, filing or recording, or interpretation of this Agreement, the other Loan Documents, or any amendment, modification, approval, consent or waiver hereof or thereof. The Borrower further promises to reimburse the Administrative Agent and the Banks for all reasonable out-of-pocket fees and disbursements (including all reasonable legal fees and the allocable cost of in-house attorneys' fees) incurred or expended in connection with the enforcement of any Obligations or the satisfaction of any indebtedness of the Borrower hereunder or under any other Loan Document, or in connection with any litigation, proceeding or dispute hereunder in any way related to the credit hereunder. The Borrower also promises to pay the Administrative Agent all reasonable out-of-pocket fees and disbursements, incurred or expended in connection with the Competitive Bid Loan procedure under Section 4 hereof.

         SECTION 15. THE AGENTS.

         SECTION 15.1. APPOINTMENT, POWERS AND IMMUNITIES. Each Bank hereby irrevocably appoints and authorizes Fleet to act as Administrative Agent, provided, however, the Administrative Agent is hereby authorized to serve only as administrative agent for the Banks and to exercise such powers as are reasonably incidental thereto and as are set forth in this Agreement and the other Loan Documents. The Administrative Agent hereby acknowledges that it does not have the authority to negotiate any agreement which would bind the Banks or agree to any amendment, waiver or modification of any of the Loan Documents or bind the Banks except as set forth in this Agreement or the Loan Documents. Except as provided in this Agreement, and in the other Loan Documents, the Administrative Agent shall take action or refrain from acting only upon instructions of the Banks. It is agreed that the duties, rights, privileges and immunities of the Issuing Banks, in their capacity as issuers of Letters of Credit hereunder, shall be identical to the duties, rights, privileges and immunities of the Administrative Agent as provided in this Section 15. The Administrative Agent shall not have any duties or responsibilities or any fiduciary relationship with any Bank except those expressly set forth in this Agreement and the other Loan Documents. Neither the Administrative Agent nor any of its affiliates shall be responsible to the Banks for any recitals, statements, representations or warranties made by the Borrower or any other Person whether contained herein or otherwise or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the other Loan Documents or any other document referred to or provided for herein or therein or for any failure by the Borrower or any other Person to perform its obligations hereunder or thereunder or in respect of the Notes. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent, the Agents and any of their directors, officers, employees or agents shall not be responsible for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct. The Administrative Agent in its separate capacity as a Bank shall have the same rights and powers hereunder as any other Bank. The Co-Documentation Agents and the Co-Syndication Agents shall not have any right, power, obligation, liability, responsibility or duty under this Credit Agreement in such capacity, other than, with respect to the Co-Documentation Agents and BOA, those applicable to all Banks as Banks.

         SECTION 15.2. ACTIONS BY ADMINISTRATIVE AGENT. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement as reasonably deemed appropriate unless it shall first have received the consent of the Majority Banks (or, when expressly required hereby, all of the Banks), and shall be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any of the Loan Documents in accordance with the instruction of the Majority Banks (or, when expressly required hereby or thereby, all of the Banks), and such instruction and any action taken or failure to act pursuant thereto shall be binding upon the Banks and all future holders of the Notes or any Letter of Credit Participation.

         SECTION 15.3. INDEMNIFICATION. Without limiting the obligations of the Borrower hereunder or under any other Loan Document, the Banks agree to indemnify the Administrative Agent, its affiliates and its respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) ratably in accordance with their respective Commitment Percentages for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Loan Document or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof or of any such other documents; provided, that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Administrative Agent (or any agent thereof), IT BEING THE INTENT OF THE PARTIES HERETO THAT ALL SUCH INDEMNIFIED PARTIES SHALL BE INDEMNIFIED FOR THEIR ORDINARY SOLE OR CONTRIBUTORY NEGLIGENCE.

         SECTION 15.4. REIMBURSEMENT. Without limiting the provisions of Sections 5.1(a), 5.13, and 13, the Administrative Agent shall not be obliged to make available to any Person any sum which the Administrative Agent is expecting to receive for the account of that Person until the Administrative Agent has determined that it has received that sum. The Administrative Agent may, however, disburse funds prior to determining that the sums which the Administrative Agent expects to receive have been finally and unconditionally paid to the Administrative Agent, if the Administrative Agent wishes to do so. If and to the extent that the Administrative Agent does disburse funds and it later becomes apparent that the Administrative Agent did not then receive a payment in an amount equal to the sum paid out, then any Person to whom the Administrative Agent made the funds available shall, on demand from the Administrative Agent, refund to the Administrative Agent the sum paid to that Person. If, in the opinion of the Administrative Agent, the distribution of any amount received by it in such capacity hereunder or under the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Administrative Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Administrative Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

         SECTION 15.5. DOCUMENTS. The Administrative Agent will forward to each Bank, promptly after receipt thereof, a copy of each notice or other document furnished to the Administrative Agent for such Bank hereunder; provided, however, that, notwithstanding the foregoing, the Administrative Agent may furnish to the Banks a monthly summary with respect to Letters of Credit issued hereunder in lieu of copies of the related Letter of Credit Applications.

         SECTION 15.6. NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER BANKS. Each Bank represents that it has, independently and without reliance on the Administrative Agent, the Agents or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of the financial condition and affairs of the Borrower and the Guarantor and the decision to enter into this Agreement and the other Loan Documents and agrees that it will, independently and without reliance upon the Administrative Agent, the Agents or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action under this Agreement or any other Loan Document. Except as herein expressly provided to the contrary, the Administrative Agent shall not be required to keep informed as to the performance or observance by the Borrower and the Guarantor of this Agreement, the other Loan Documents or any other document referred to or provided for herein or therein or by any other Person of any other agreement or to make inquiry of, or to inspect the properties or books of, any Person. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning any person which may come into the possession of the Administrative Agent or any of their affiliates. Each Bank shall have access to all documents relating to the Administrative Agent's performance of their duties hereunder at such Bank's request. Unless any Bank shall promptly object to any action taken by the Administrative Agent hereunder of which such Bank has actual knowledge (other than actions which require the prior consent of such Bank in accordance with the terms hereof or to which the provisions of Section 15.8 are applicable and other than actions which constitute gross negligence or willful misconduct by the Administrative Agent), such Bank shall be presumed to have approved the same.

         SECTION 15.7. RESIGNATION OF ADMINISTRATIVE AGENT. The Administrative Agent may resign at any time by giving 60 days' prior written notice thereof to the Banks and the Borrower. Upon any such resignation, the Majority Banks (other than the resigning Administrative Agent) shall have the right to appoint a successor Administrative Agent from among the Banks, subject to the consent of the Borrower. If no successor to the Administrative Agent shall have been so appointed by the Majority Banks and approved by the Borrower and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent from among the remaining Banks, which shall be a financial institution having a combined capital and surplus in excess of $1,000,000,000. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After the retiring Administrative Agent's resignation, the provisions of this Agreement shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent. Any new Issuing Bank appointed pursuant to this Section 15.7 shall immediately issue new Letters of Credit in place of Letters of Credit previously issued or, if acceptable to the resigning Issuing Bank, issue letters of credit in favor of the resigning Issuing Bank as security for the outstanding Letters of Credit and shall in due course replace all Letters of Credit previously issued by the resigning Issuing Bank.

         SECTION 15.8. ACTION BY THE BANKS, CONSENTS, AMENDMENTS, WAIVERS, ETC.
(a) No failure or delay by the Administrative Agent, any Issuing Bank or any Bank in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Banks hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Majority Banks or by the Borrower and the Administrative Agent with the consent of the Majority Banks; provided that no such agreement shall (i) increase the Commitment of any Bank without the written consent of such Bank, (ii) reduce the principal amount of any Loan or Reimbursement Obligations, or reduce the rate of interest thereon or on the Notes, or reduce any fees payable hereunder, without the written consent of each Bank affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Bank affected thereby; (iv) release the Borrower from its Obligations or the Guarantor from its Guaranteed Obligations hereunder without the written consent of each Bank, or (v) change any of the provisions of this
Section 15.8 or the definition of "Majority Banks", without the written consent of each Bank; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or any Issuing Bank hereunder without the prior written consent of the Administrative Agent or the Issuing Banks, as the case may be.

         SECTION 16. INDEMNIFICATION. The Borrower agrees to indemnify and hold harmless the Banks, the Agents, the Issuing Banks, the Joint Lead Arrangers and Joint Book Managers and the Administrative Agent and their affiliates, as well as the Banks' and the Administrative Agent's and their affiliates' shareholders, directors, agents, officers, subsidiaries and affiliates, from and against all damages, losses, settlement payments, obligations, liabilities, claims, suits, penalties, assessments, citations, directives, demands, judgments, actions or causes of action, whether statutorily created or under the common law, and reasonable costs and expenses incurred, suffered, sustained or required to be paid by an indemnified party by reason of or resulting from the transactions contemplated hereby, except any of the foregoing which result from the gross negligence or willful misconduct of such indemnified party. In any investigation, enforcement matter, proceeding or litigation, or the preparation therefor, the Banks and the Administrative Agent shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel (including the non-duplicative allocated cost of internal counsel), and settlement costs. In the event of the commencement of any such proceeding or litigation against the Banks or Administrative Agent by third parties, the Borrower shall be entitled to participate in such proceeding or litigation with counsel of their choice at their expense. The covenants of this Section 16 shall survive payment or satisfaction of payment of amounts owing with respect to any Note or any other Loan Document and satisfaction of all the Obligations hereunder, IT BEING THE INTENT OF THE PARTIES HERETO THAT ALL SUCH INDEMNIFIED PARTIES SHALL BE INDEMNIFIED FOR THEIR ORDINARY SOLE OR CONTRIBUTORY NEGLIGENCE.

         SECTION 17. WITHHOLDING TAXES. The Borrower hereby agrees that:

                  (a) Any and all payments made by the Borrower hereunder shall be made free and clear of, and without deduction for, any and all present or future taxes, levies, fees, duties, imposts, deductions, charges or withholdings of any nature whatsoever, excluding, in the case of the Administrative Agent or the Banks or any holder of the Notes, (i) taxes imposed on, or measured by, its net income or profits,
         (ii) franchise taxes imposed on it, (iii) taxes imposed by any jurisdiction as a direct consequence of it, or any of its affiliates, having a present or former connection with such jurisdiction, including, without limitation, being organized, existing or qualified to do business, doing business or maintaining a permanent establishment or office in such jurisdiction, and (iv) taxes imposed by reason of its failure to comply with any applicable certification, identification, information, documentation or other reporting requirement (all such non-excluded taxes being hereinafter referred to as "Indemnifiable Taxes"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Indemnifiable Taxes pursuant to any applicable law, or governmental rule or regulation, then the Borrower will (i) direct to the relevant taxing authority the full amount required to be so withheld or deducted, (ii) forward to the Administrative Agent for delivery to the applicable Bank an official receipt or other documentation satisfactory to the Administrative Agent and the applicable Bank evidencing such payment to such taxing authority, and (iii) direct to the Administrative Agent for the account of the relevant Banks such additional amount or amounts as is necessary to ensure that the net amount actually received by each relevant Bank will equal the full amount such Bank would have received had no such withholding or deduction (including any Indemnifiable Taxes on such additional amounts) been required. Moreover, if any Indemnifiable Taxes are directly asserted against the Administrative Agent or any Bank with respect to any payment received by the Administrative Agent or such Bank by reason of the Borrower's failure to properly deduct and withhold such Indemnifiable Taxes from such payment, the Administrative Agent or such Bank may pay such Indemnifiable Taxes and the Borrower will promptly pay all such additional amounts (including any penalties, interest or reasonable expenses) as is necessary in order that the net amount received by such Person after the payment of such Indemnifiable Taxes (including any Indemnifiable Taxes on such additional amount) shall equal the amount such Person would have received had not such Indemnifiable Taxes been asserted. Any such payment shall be made promptly after the receipt by the Borrower from the Administrative Agent or such Bank, as the case may be, of a written statement setting forth in reasonable detail the amount of the Indemnifiable Taxes and the basis of the claim.

                  (b) The Borrower shall pay any present or future stamp or documentary taxes or any other excise or any other similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document ("Other Taxes").

                  (c) The Borrower hereby indemnifies and holds harmless the Administrative Agent and each Bank for the full amount of Indemnifiable Taxes or Other Taxes (including, without limitation, any Indemnifiable Taxes or Other Taxes imposed on amounts payable under this Section 17) paid by the Administrative Agent or such Bank, as the case may be, and any liability (including penalties, interest and reasonable expenses) arising therefrom or with respect thereto, by reason of the Borrower's failure to properly deduct and withhold Indemnifiable Taxes pursuant to paragraph (a) above or to properly pay Other Taxes pursuant to paragraph (b) above. Any indemnification payment from the Borrower under the preceding sentence shall be made promptly after receipt by the Borrower from the Administrative Agent or Bank of a written statement setting forth in reasonable detail the amount of such Indemnifiable Taxes or such Other Taxes, as the case may be, and the basis of the claim.

                  (d) If the Borrower pays any amount under this Section 17 to the Administrative Agent or any Bank and such payee knowingly receives a refund of any taxes with respect to which such amount was paid, the Administrative Agent or such Bank, as the case may be, shall pay to the Borrower the amount of such refund promptly following the receipt thereof by such payee.

                  (e) In the event any taxing authority notifies the Borrower or the Guarantor that any of them has improperly failed to deduct or withhold any taxes (other than

         Indemnifiable Taxes) from a payment made hereunder to the Administrative Agent or any Bank, the Borrower shall timely and fully pay such taxes to such taxing authority.

                  (f) The Administrative Agent or the Banks shall, upon the request of the Borrower, take reasonable measures to avoid or mitigate the amount of Indemnifiable Taxes required to be deducted or withheld from any payment made hereunder if such measures can be taken without such Person in its sole judgment suffering any legal, regulatory or economic disadvantage.

                  (g) Without prejudice to the survival of any other agreement of the parties hereunder, the agreements and obligations of the Borrower contained in this Section 17 shall survive the payment in full of the Obligations.

         SECTION 18. TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION.

         SECTION 18.1. CONFIDENTIALITY. Each of the Banks and the Administrative Agent agrees, on behalf of itself and each of its affiliates, directors, officers, employees and representatives, to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrower or any of its Subsidiaries pursuant to this Agreement that is identified by such Person as being confidential at the time the same is delivered to the Banks or the Administrative Agent, provided that nothing herein shall limit the disclosure of any such information (a) after such information shall have become public other than through a violation of this Section 18, or becomes available to any of the Banks or the Administrative Agent on a nonconfidential basis from a source other than the Borrower, (b) to the extent required by statute, rule, regulation or judicial process, (c) to counsel for any of the Banks or the Administrative Agent, (d) to bank examiners or any other regulatory authority having jurisdiction over any Bank or the Administrative Agent, or to auditors or accountants, (e) to the Administrative Agent, any Bank or any Financial Affiliate, (f) in connection with any litigation to which any one or more of the Banks, the Administrative Agent or any Financial Affiliate is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document, (g) to an affiliate of any Bank or the Administrative Agent, (h) to any actual or prospective assignee or participant or any actual or prospective counterparty (or its advisors) to any swap or derivative transactions referenced to credit or other risks or events arising under this Agreement or any other Loan Document so long as such assignee, participant or counterparty, as the case may be, agrees to be bound by the provisions of Section 18.1, or (i) with the consent of the Borrower.

         SECTION 18.2. PRIOR NOTIFICATION. Unless specifically prohibited by applicable law or court order, each of the Banks and the Administrative Agent shall, prior to disclosure thereof, notify the Borrower of any request for disclosure of any such non-public information by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Bank by such governmental agency) or pursuant to legal process.

         SECTION 18.3. OTHER. In no event shall any Bank or the Administrative Agent be obligated or required to return any materials furnished to it or any Financial Affiliate by the Borrower or any of its Subsidiaries. The obligations of each Bank under this Section 18 shall supersede and replace the obligations of such Bank under any confidentiality letter in respect of this financing signed and delivered by such Bank to the Borrower prior to the date hereof and shall be binding upon any assignee of, or purchaser of any participation in, any interest in any of the Loans or Reimbursement Obligations from any Bank.

         SECTION 19. SURVIVAL OF COVENANTS, ETC. Unless otherwise stated herein, all covenants, agreements, representations and warranties made herein, in the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or the Guarantor pursuant hereto shall be deemed to have been relied upon by the Banks, the Issuing Banks and the Administrative Agent, notwithstanding any investigation heretofore or hereafter made by them, and shall survive the making by the Banks of the Loans and the issuance, extension or renewal of any Letters of Credit by any Issuing Bank, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement, any Obligation, any Letter of Credit or any Note remains outstanding and unpaid or any Bank has any obligation to make any Loans or any Issuing Bank has any obligation to issue, extend, or renew any Letters of Credit hereunder. All statements contained in any certificate or other paper delivered by or on behalf of the Borrower pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower hereunder.

         SECTION 20. ASSIGNMENT AND PARTICIPATION. It is understood and agreed that each Bank shall have the right to assign at any time all or a portion of its Commitment Percentage and interests in the risk relating to the Loans, outstanding Letters of Credit and its Commitment hereunder in an amount equal to or greater than $5,000,000 (or, if a Bank's Commitment is less than $5,000,000, in a minimum amount equal to such Bank's Commitment, provided that prior to any Commitment reductions pursuant to Section 2.3, such Bank's Commitment was at least $10,000,000) to additional banks or other financial institutions with the prior written approval of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower, which approvals shall not be unreasonably withheld. Any Bank may at any time, and from time to time, assign to any branch, lending office, or affiliate or such Bank all or any part of its rights and obligations under the Loan Documents by notice to the Administrative Agent and the Borrower. It is further agreed that each bank or other financial institution which executes and delivers to the Administrative Agent and the Borrower hereunder an Assignment and Acceptance substantially in the form of Exhibit G hereto (an "Assignment and Acceptance") together with an assignment fee in the amount of $3,500 payable by the assigning Bank to the Administrative Agent, shall, on the date specified in such Assignment and Acceptance, become a party to this Agreement and the other Loan Documents for all purposes of this Agreement and the other Loan Documents, and its portion of the Commitment, the Loans and Letters of Credit shall be as set forth in such Assignment and Acceptance. The Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except for indemnity rights arising out of the period prior to such assignment) and be released from its obligations under this Agreement and the other Loan Documents. Upon the execution and delivery of such Assignment and Acceptance, (a) the Borrower shall issue to the assignee bank or other financial institution Notes in the amount of such bank's or other financial institution's Commitment dated the date of the assignment or such other date as may be specified by the Administrative Agent, and otherwise completed in substantially the form of Exhibits A or B, and to the extent any assigning Bank has retained a portion of its obligations hereunder, a replacement Syndicated Note, to the assigning Bank reflecting its assignment;
(b) to the extent applicable, the Borrower shall issue a Competitive Bid Note in substantially the form of Exhibit C (and a replacement Competitive Bid Note) or the Administrative Agent shall make appropriate entries on the Competitive Bid Loan Accounts to reflect such assignment of Competitive Bid Loan(s); and (c) this Agreement and Schedule 1 shall be deemed to be appropriately amended to reflect (i) the status of the bank or financial institution as a party hereto and (ii) the status and rights of the Banks hereunder.

         Each Bank shall also have the right to grant participations to one or more banks or other financial institutions in its Commitment, the Loans and outstanding Letters of Credit. The documents evidencing any such participation shall limit such participating bank's or financial institution's voting rights with respect to this Agreement to the matters set forth in Section 15.8(b)(i) -
(v).

         Notwithstanding the foregoing, no assignment or participation shall operate to increase the Total Commitment hereunder or otherwise alter the substantive terms of this Agreement, and no Bank which retains a Commitment hereunder shall have a Commitment of less than $10,000,000, except as a result of reductions in the Total Commitment pursuant to Section 2.3 hereof.

         Anything contained in this Section 20 to the contrary notwithstanding, any Bank may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

         The Borrower agrees that in addition to disclosures made in accordance with standard and customary banking practices any Bank may disclose information obtained by such Bank pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder; provided that such assignees or participants or potential assignees or participants shall agree to be bound by Section 18 hereof.

         SECTION 21. PARTIES IN INTEREST. All the terms of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto and thereto; provided, that the Borrower shall not assign or transfer its rights or obligations hereunder or thereunder without the prior written consent of each of the Banks.

         SECTION 22. NOTICES, ETC. Except as otherwise expressly provided in this Agreement, all notices and other communications made or required to be given pursuant to this Agreement or the other Loan Documents shall be in writing and shall be delivered in hand, mailed by United States first class mail, postage prepaid, or sent by telegraph, telex or facsimile and confirmed by letter, addressed as follows:

                  (a) if to the Borrower or the Guarantor, at 1001 Fannin Street, Suite 4000, Houston, Texas 77002, Attention: Ronald H. Jones, Treasurer, facsimile number (713) 209-9710, with a copy to Lawrence O'Donnell, Executive Vice President, General Counsel and Secretary, facsimile number (713) 512-6325; or

                  (b) if to the Administrative Agent at Fleet National Bank, 100 Federal Street, Boston, Massachusetts 02110, Attention: H. Louis Bailey, Managing Director, facsimile number (617) 434-2160; or

                  (c) if to any Bank, at the last address provided to the Administrative Agent;

or such other address for notice as shall have last been furnished in writing to the Person giving the notice.

         Any such notice or demand shall be deemed to have been duly given or made and to have become effective (a) if delivered by hand to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer, (b) if sent by registered or certified first-class mail, postage prepaid, five Business Days after the posting thereof, and (c) if sent by telex, facsimile, or cable, at the time of the dispatch thereof, if in normal business hours in the country of receipt, or otherwise at the opening of business on the following Business Day.

         SECTION 23. MISCELLANEOUS. The rights and remedies herein expressed are cumulative and not exclusive of any other rights which the Banks, the Issuing Banks or the Administrative Agent would otherwise have. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. This Agreement, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation of a contract and each party forever waives such defense.

         SECTION 24. CONSENTS, ETC. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in this
Section 24, subject to the provisions of

Section 15.8. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement to be given by the Banks may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the Majority Banks. To the extent permitted by law, no course of dealing or delay or omission on the part of any of the Banks, the Issuing Banks or the Administrative Agent in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

         SECTION 25. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT AS PROHIBITED BY LAW, THE BORROWER AND THE GUARANTOR HEREBY WAIVE ANY RIGHT EITHER OF THEM MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWER AND THE GUARANTOR EACH (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY BANK, ANY ISSUING BANK, THE ADMINISTRATIVE AGENT OR ANY AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH BANK, SUCH ISSUING BANK, THE ADMINISTRATIVE AGENT OR SUCH AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT THE ADMINISTRATIVE AGENT, THE BANKS, AND THE ISSUING BANKS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BECAUSE OF, AMONG OTHER THINGS, THE BORROWER'S AND THE GUARANTOR'S WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

         SECTION 26. GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. THE BORROWER AND THE GUARANTOR CONSENT AND AGREE THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF

PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER IN ACCORDANCE WITH LAW AT THE ADDRESS SPECIFIED IN SECTION 22. THE BORROWER AND THE GUARANTOR HEREBY WAIVE ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

         SECTION 27. SEVERABILITY. The provisions of this Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

         SECTION 28. GUARANTY.

         SECTION 28.1. GUARANTY. For value received and hereby acknowledged and as an inducement to the Banks and the Issuing Banks to make the Loans available to the Borrower, and issue, extend or renew Letters of Credit for the account of the Borrower, the Guarantor hereby unconditionally and irrevocably guarantees
(a) the full punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of the Borrower now or hereafter existing whether for principal, interest, fees, expenses or otherwise, and (b) the strict performance and observance by the Borrower of all agreements, warranties and covenants applicable to the Borrower in the Loan Documents and
(c) the obligations of the Borrower under the Loan Documents (such Obligations collectively being hereafter referred to as the "Guaranteed Obligations").

         SECTION 28.2. GUARANTY ABSOLUTE. The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms hereof, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Bank, any Issuing Bank or the Administrative Agent with respect thereto. The liability of the Guarantor under the guaranty granted under this Agreement with regard to the Guaranteed Obligations shall be absolute and unconditional irrespective of:

                  (a) any change in the time, manner or place of payment of, or in any other term of, all or any of its Guaranteed Obligations or any other amendment or waiver of or any consent to departure from this Agreement or any other Loan Document (with regard to such Guaranteed Obligations);

                  (b) any release or amendment or waiver of or consent to departure from any other guaranty for all or any of its Guaranteed Obligations;

                  (c) any change in ownership of the Borrower;

                  (d) any acceptance of any partial payment(s) from the Borrower or the Guarantor; or

                  (e) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower in respect of its Obligations under any Loan Document.

         The guaranty under this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Guaranteed Obligation is rescinded or must otherwise be returned by the Banks, the Issuing Banks or the Administrative Agent upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

         SECTION 28.3. EFFECTIVENESS; ENFORCEMENT. The guaranty under this Agreement shall be effective and shall be deemed to be made with respect to each Loan and each Letter of Credit as of the time it is made, issued or extended, or becomes a Letter of Credit under this Agreement, as applicable. No invalidity, irregularity or unenforceability by reason of any bankruptcy or similar law, or any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect any liability of the Borrower, and no defect in or insufficiency or want of powers of the Borrower or irregular or improperly recorded exercise thereof, shall impair, affect, be a defense to or claim against such guaranty. The guaranty under this Agreement is a continuing guaranty and shall (a) survive any termination of this Agreement, and (b) remain in full force and effect until payment in full of, and performance of, all Guaranteed Obligations and all other amounts payable under this Agreement. The guaranty under this Agreement is made for the benefit of the Administrative Agent, the Issuing Banks and the Banks and their successors and assigns, and may be enforced from time to time as often as occasion therefor may arise and without requirement on the part of the Administrative Agent, the Issuing Banks or the Banks first to exercise any rights against the Borrower, or to resort to any other source or means of obtaining payment of any of the said obligations or to elect any other remedy.

         SECTION 28.4. WAIVER. Except as otherwise specifically provided in any of the Loan Documents, the Guarantor hereby waives promptness, diligence, protest, notice of protest, all suretyship defenses, notice of acceptance and any other notice with respect to any of its Guaranteed Obligations and the guaranty under this Agreement and any requirement that the Banks, the Issuing Banks or the Administrative Agent protect, secure, perfect any security interest or Lien or any property subject thereto or exhaust any right or take any action against the Borrower or any other Person. The Guarantor also irrevocably waives, to the fullest extent permitted by law, all defenses which at any time may be available to it in respect of its Guaranteed Obligations by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect.

         SECTION 28.5. EXPENSES. The Guarantor hereby promises to reimburse (a) the Administrative Agent for all reasonable out-of-pocket fees and disbursements (including all reasonable attorneys' fees), incurred or expended in connection with the preparation, filing or recording, or interpretation of the guaranty under this Agreement, the other Loan Documents to which the Guarantor is a party, or any amendment, modification, approval, consent or waiver hereof or thereof, and (b) the Administrative Agent, the Issuing Banks and the Banks and their respective affiliates for all reasonable out-of-pocket fees and disbursements (including reasonable attorneys' fees), incurred or expended in connection with the enforcement of its Guaranteed Obligations (whether or not legal proceedings are instituted). The Guarantor will pay any taxes (including any interest and penalties in respect thereof) other than the Banks' taxes based on overall income or profits, payable on or with respect to the transactions contemplated by the guaranty under this Agreement, the Guarantor hereby agreeing jointly and severally to indemnify each Bank with respect thereto.

         SECTION 28.6. CONCERNING JOINT AND SEVERAL LIABILITY OF THE GUARANTOR.

                  (a) The Guarantor hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the Borrower, with respect to the payment and performance of all of its Guaranteed Obligations (including, without limitation, any Guaranteed Obligations arising under this Section 28), it being the intention of the parties hereto that all such Guaranteed Obligations shall be the joint and several Guaranteed Obligations of the Guarantor and the Borrower without preferences or distinction among them.

                  (b) If and to the extent that the Borrower shall fail to make any payment with respect to any of its Obligations as and when due or to perform any of its Guaranteed Obligations in accordance with the terms thereof, then in each such event the Guarantor will make such payment with respect to, or perform, such Guaranteed Obligation.

                  (c) The Guaranteed Obligations of the Guarantor under the provisions of this Section 28 constitute full recourse obligations of the Guarantor enforceable against the Guarantor to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstance whatsoever.

                  (d) Except as otherwise expressly provided in this Agreement, the Guarantor hereby waives notice of acceptance of its joint and several liability, notice of any Loans made, or Letters of Credit issued under this Agreement, notice of any action at any time taken or omitted by the Administrative Agent, the Issuing Banks or the Banks under or in respect of any of the Guaranteed Obligations, and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement. The Guarantor hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Guaranteed Obligations, the acceptance of any payment of any of the Guaranteed Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Administrative Agent, the Issuing Banks or the Banks at any time or times in respect of any Default or Event of Default by the Borrower or the Guarantor in the performance or satisfaction of any term, covenant, condition or provision of this Agreement or any other Loan Document, any and all other indulgences whatsoever by the Administrative Agent, the Issuing Banks or the Banks in respect of any of the Guaranteed Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Guaranteed Obligations or the addition, substitution or release, in whole or in part, of the Borrower or the Guarantor. Without limiting the generality of the foregoing, the Guarantor assents to any other action or delay in acting or failure to act on the part of the Banks, the Issuing Banks or the Administrative Agent with respect to the failure by the Borrower or the Guarantor to comply with its respective Obligations or Guaranteed Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 28, afford grounds for terminating, discharging or relieving the Guarantor, in whole or in part, from any of the Guaranteed Obligations under this Section 28, it being the intention of the Guarantor that, so long as any of the Guaranteed Obligations hereunder remain unsatisfied, the Guaranteed Obligations of the Guarantor under this Section 28 shall not be discharged except by performance and then only to the extent of such performance. The Guaranteed Obligations of the Guarantor under this Section 28 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to the Borrower or the Guarantor or the Banks, the Issuing Banks or the Administrative Agent. The joint and several liability of the Guarantor hereunder shall continue in full force and effect notwithstanding any absorption, merger, consolidation, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of the Borrower or the Guarantor, the Banks, the Issuing Banks or the Administrative Agent.

                  (e) The Guarantor shall be liable under this Section 28 only for the maximum amount of such liabilities that can be incurred under applicable law without rendering this Section 28 voidable under applicable law relating to fraudulent conveyance and fraudulent transfer, and not for any greater amount. Accordingly, if any obligation under any provision under this Section 28 shall be declared to be invalid or unenforceable in any respect or to any extent, it is the stated intention and agreement of the Guarantor, the Administrative Agent, the Issuing Banks and the Banks that any balance of the obligation created by such provision and all other obligations of the Guarantor under this Section 28 to the Banks, the Issuing Banks or the Administrative Agent shall remain valid and enforceable, and that all sums not in excess of those permitted under applicable law shall remain fully collectible by the Banks, the Issuing Banks and the Administrative Agent from the Borrower or the Guarantor, as the case may be.

                  (f) The provisions of this Section 28 are made for the benefit of the Administrative Agent, the Issuing Banks and the Banks and their successors and assigns, and may be enforced in good faith by them from time to time against the Guarantor as often as occasion therefor may arise and without requirement on the part of the Administrative Agent, the Issuing Banks or the Banks first to marshal any of their claims or to exercise any of their rights against the Borrower or the Guarantor or to exhaust any remedies available to them against the Borrower or the Guarantor or to resort to any other source or means of obtaining payment of any of the obligations hereunder or to elect any other remedy. The provisions of this Section 28 shall remain in effect until all of the Guaranteed Obligations shall have been paid in full or otherwise fully satisfied and the Commitments have expired and all outstanding Letters of Credit have expired, matured or otherwise been terminated. If at any time, any payment, or any part thereof, made in respect of any of the Guaranteed Obligations, is rescinded or must otherwise be restored or returned by the Banks, the Issuing Banks or the Administrative Agent upon the insolvency, bankruptcy or reorganization of the Borrower or the Guarantor, or otherwise, the provisions of this Section 28 will forthwith be reinstated in effect, as though such payment had not been made.

         SECTION 28.7. WAIVER. Until the final payment and performance in full of all of the Obligations, the Guarantor shall not exercise and the Guarantor hereby waives any rights the Guarantor may have against the Borrower arising as a result of payment by the Guarantor hereunder, by way of subrogation, reimbursement, restitution, contribution or otherwise, and will not prove any claim in competition with the Administrative Agent, the Issuing Banks or any Bank in respect of any payment hereunder in any bankruptcy, insolvency or reorganization case or proceedings of any nature; the Guarantor will not claim any setoff, recoupment or counterclaim against the Borrower in respect of any liability of the Borrower to the Guarantor; and the Guarantor waives any benefit of and any right to participate in any collateral security which may be held by the Administrative Agent, the Issuing Banks or any Bank.

         SECTION 28.8. SUBROGATION; SUBORDINATION. The payment of any amounts due with respect to any indebtedness of the Borrower for money borrowed or credit received now or hereafter owed to the Guarantor is hereby subordinated to the prior payment in full of all of the Obligations. The Guarantor agrees that, after the occurrence of any default in the payment or performance of any of the Obligations, the Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of the Borrower to the Guarantor until all of the Obligations shall have been paid in full. If, notwithstanding the foregoing sentence, the Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness while any Obligations are still outstanding, such amounts shall be collected, enforced and received by the Guarantor as trustee for the Banks, the Issuing Banks and the Administrative Agent and be paid over to the Administrative Agent at Default, for the benefit of the Banks, the Issuing Banks, and the Administrative Agent on account of the Obligations without affecting in any manner the liability of the Guarantor under the other provisions hereof.

         SECTION 29. PARI PASSU TREATMENT.

                  (a) Notwithstanding anything to the contrary set forth herein, each payment or prepayment of principal and interest received after the occurrence of an Event of Default hereunder shall be distributed pari passu among the Banks, in accordance with the aggregate outstanding principal amount of the Obligations owing to each Bank divided by the aggregate outstanding principal amount of all Obligations.

                  (b) Following the occurrence and during the continuance of any Event of Default, each Bank agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against any Borrower (pursuant to Section 13 or otherwise), including a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from or in lieu of, such secured claim, received by such Bank under any applicable bankruptcy, insolvency or other similar law or otherwise, obtain payment (voluntary or involuntary) in respect of the Notes, Loans, Reimbursement Obligations and other Obligations held by it (other than pursuant to Section 5.5, Section 5.6 or Section 5.8) as a result of which the unpaid principal portion of the Notes and the Obligations held by it shall be proportionately less than the unpaid principal portion of the Notes and Obligations held by any other Bank, it shall be deemed to have simultaneously purchased from such other Bank a participation in the Notes and Obligations held by such other Bank, so that the aggregate unpaid principal amount of the Notes, Obligations and participations in Notes and Obligations held by each Bank shall be in the same proportion to the aggregate unpaid principal amount of the Notes and Obligations then outstanding as the principal amount of the Notes and other Obligations held by it prior to such exercise of banker's lien, setoff or counterclaim was to the principal amount of all Notes and other Obligations outstanding prior to such exercise of banker's lien, setoff or counterclaim; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 29 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustments restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Person holding such a participation in the Notes and the Obligations deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Person as fully as if such Person had made a Loan directly to the Borrower in the amount of such participation.

         SECTION 30. FINAL AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first set forth above.

                              THE BORROWER AND GUARANTOR:

                              WASTE MANAGEMENT, INC.


                              By: /s/ Ronald H. Jones
                                  --------------------------------------------
                                   Title:  Vice President and Treasurer


                              WASTE MANAGEMENT HOLDINGS, INC.


                              By: /s/ William L. Trubeck
                                  --------------------------------------------
                                   Title:  Executive Vice President and Chief
                                           Financial Officer


                              By: /s/ Ronald H. Jones
                                  --------------------------------------------
                                   Title:  Vice President and Treasurer



                              THE BANKS AND AGENTS:

                              FLEET NATIONAL BANK, individually and as Administrative Agent



                              By:/s/ H. Louis Bailey
                                  --------------------------------------------
                                   Title:  Managing Director

                              BANK OF AMERICA, N.A.



                              By:/s/ Dan M. Killian
                                  --------------------------------------------
                                   Title:  Managing Director

                            THE CHASE MANHATTAN BANK



                            By: /s/ James R. Dolphin
                               ------------------------------------
                                 Title:  Senior Vice President

                            DEUTSCHE BANK AG, NEW YORK BRANCH
                            AND/OR CAYMAN ISLANDS BRANCH



                            By: /s/ Jean M. Hannigan
                               ------------------------------------
                                 Title: Director

                            CITIBANK, N.A.



                            By: /s/ David L. Harris
                               ------------------------------------
                                 Title:  Vice President

                            ABN AMRO BANK N.V.



                            By: /s/ Judy C. Chiang
                               ------------------------------------
                                 Title:  Senior Vice President



                            By: /s/ C. David Allman
                               ------------------------------------
                                 Title: Vice President

                            THE BANK OF NOVA SCOTIA



                            By: /s/ N. Bell
                               ------------------------------------
                                 Title:  Assistant Agent

                            BARCLAYS BANK PLC



                            By: /s/ L. Peter Yetman
                               ------------------------------------
                                 Title:  Director

                             BNP PARIBAS



                             By:/s/ Mike Shyrock
                                ---------------------------------------------
                                  Title: Vice President



                             By:/s/ John Stacy
                                ---------------------------------------------
                                  Title: Managing Director

                             CREDIT LYONNAIS NEW YORK BRANCH



                             By:/s/ Attila Koc
                                ---------------------------------------------
                                  Title: Senior Vice President

                             PNC BANK, NATIONAL ASSOCIATION



                             By:/s/ Philip K. Liebscher
                                ---------------------------------------------
                                  Title: Managing Director

                             ROYAL BANK OF CANADA



                             By:/s/ Ritta Lee
                                ---------------------------------------------
                                  Title: Senior Manager

                             BANK ONE, N.A.



                             By:/s/ John J. Zollinger, IV
                                ---------------------------------------------
                                  Title: Associate Director

                             WACHOVIA BANK, N.A.



                             By:/s/ Bradford L. Watkins
                                ---------------------------------------------
                                  Title: Vice President

                             TORONTO DOMINION (TEXAS), INC.



                             By:/s/ Alva J. Jones
                                ---------------------------------------------
                                  Title: Vice President

                             WESTDEUTSCHE LANDESBANK
                             GIROZENTRALE, NEW YORK BRANCH



                             By:/s/ Walter T. Duffy III
                                ---------------------------------------------
                                  Title: Associate Director



                             By:/s/ Anthony Alessandro
                                ---------------------------------------------
                                  Title: Manager

                             THE FUJI BANK, LIMITED



                             By:/s/ Raymond Ventura
                                ---------------------------------------------
                                  Title: Senior Vice President

                             THE INDUSTRIAL BANK OF JAPAN,
                             LIMITED NEW YORK BRANCH



                             By:/s/ Michael N. Oakes
                                ---------------------------------------------
                                  Title: Senior Vice President,
                                  Houston Office

                             THE DAI-ICHI KANGYO BANK, LTD.,
                             NY BRANCH.



                             By:/s/ Robert P. Gallagher
                                ---------------------------------------------
                                  Title: Vice President

                             COMERICA BANK



                             By:/s/ Carol S. Geraghty
                                ---------------------------------------------
                                  Title: Vice President

                              THE BANK OF NEW YORK



                              By:/s/ David Sunderwirth
                                 ---------------------------------------------
                                   Title: Vice President

                              CREDIT SUISSE FIRST BOSTON



                              By:/s/ Robert N. Finney
                                 ---------------------------------------------
                                   Title: Managing Director



                              By:/s/ Mark Heron
                                 ---------------------------------------------
                                   Title: Asst. Vice President

                              LEHMAN COMMERCIAL PAPER INC



                              By:/s/ Michael E. O'Brien
                                 ---------------------------------------------
                                   Title: Authorized Signatory

                              MELLON BANK, N.A.



                              By:/s/ Louis E. Flori
                                 ---------------------------------------------
                                   Title: Vice President

                              MERRILL LYNCH BANK USA



                              By:/s/ D. Kevin Imlay
                                 ---------------------------------------------
                                   Title: Senior Lending Officer

                              SUNTRUST BANK



                              By:/s/ Frank A. Coe
                                 ---------------------------------------------
                                   Title: Vice President

                               THE MITSUBISHI TRUST AND BANKING CORPORATION



                               By:/s/ Toshihiro Hayashi
                                  ---------------------------------------------
                                    Title: Senior Vice President

                                                                       EXHIBIT A

                                     FORM OF
                                 SYNDICATED NOTE

$________________                                            as of June 29, 2001

         FOR VALUE RECEIVED, the undersigned, WASTE MANAGEMENT, INC., a Delaware corporation (the "Borrower"), hereby absolutely and unconditionally promises to pay to the order of [INSERT NAME OF PAYEE BANK] (the "Bank") at the office of Fleet National Bank, as Administrative Agent for the Banks, at 100 Federal Street, Boston, Massachusetts 02110:

         (a) on the Maturity Date, the principal amount of ___________________ DOLLARS ($_________) or, if less, the then outstanding aggregate unpaid principal amount of Syndicated Loans made by the Bank to the Borrower pursuant to the Revolving Credit Agreement, dated as of June 29, 2001 (as amended, modified, supplemented or restated and in effect from time to time, the "Credit Agreement"), by and among the Borrower, the Guarantor, the Bank, the Administrative Agent, and such other banks or financial institutions that are or may become parties to the Credit Agreement from time to time in accordance with the provisions thereof; and

         (b) interest on the principal balance hereof from time to time outstanding from the date hereof through and including the date on which such principal amount is paid in full, at the times and at the rates provided in the Credit Agreement, subject however to the provisions of Section 5.10 of the Credit Agreement.

         This Syndicated Note evidences borrowings under, is subject to the terms and conditions of, and has been issued by the Borrower in accordance with, the Credit Agreement and is one of the Syndicated Notes referred to therein. The Bank and any holder hereof are entitled to the benefits of the Credit Agreement and may enforce the agreements of the Borrower contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All capitalized terms used in this Syndicated Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

         The Bank shall endorse, and is hereby irrevocably authorized by the Borrower to endorse, on the schedule attached to this Syndicated Note or a continuation of such schedule attached hereto and made a part hereof, an appropriate notation evidencing advances and repayments of principal of this Syndicated Note, provided that failure by the Bank to make any such notations shall not affect any of the Borrower's obligations or the validity of any repayments made by the Borrower in respect of this Syndicated Note.

         The Borrower has the right in certain circumstances and the obligation in certain other circumstances to prepay the whole or part of the principal of this Syndicated Note on the terms and conditions specified in the Credit Agreement.

         If any one or more Events of Default shall occur, the entire unpaid principal amount of this Syndicated Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

         The Borrower and every endorser of this Syndicated Note or the obligation represented hereby waive presentment, demand, notice, protest, notice of intent to accelerate, notice of acceleration and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Syndicated Note, assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

         This Syndicated Note shall be deemed to take effect as an instrument under the internal laws of the State of New York, without regard to principles of conflicts-of-laws or choice of law doctrines, and for all purposes shall be construed in accordance with such laws.

         IN WITNESS WHEREOF, the Borrower has caused this Syndicated Note to be signed on its behalf by its duly authorized officer as of the day and year first above written.

                             WASTE MANAGEMENT, INC.


                             By:
                                ----------------------------------------------
                                   Title:

                                                                Amount of
                                                                Principal         Balance of
                                             Amount of           Paid or           Principal          Notation
        Date              Loan Type            Loan              Prepaid            Unpaid             Made By
--------------------- ------------------ ------------------ ------------------ ------------------ ------------------

--------------------- ------------------ ------------------ ------------------ ------------------ ------------------

--------------------- ------------------ ------------------ ------------------ ------------------ ------------------

--------------------- ------------------ ------------------ ------------------ ------------------ ------------------

--------------------- ------------------ ------------------ ------------------ ------------------ ------------------

--------------------- ------------------ ------------------ ------------------ ------------------ ------------------

--------------------- ------------------ ------------------ ------------------ ------------------ ------------------

--------------------- ------------------ ------------------ ------------------ ------------------ ------------------

--------------------- ------------------ ------------------ ------------------ ------------------ ------------------

--------------------- ------------------ ------------------ ------------------ ------------------ ------------------

--------------------- ------------------ ------------------ ------------------ ------------------ ------------------

--------------------- ------------------ ------------------ ------------------ ------------------ ------------------

--------------------- ------------------ ------------------ ------------------ ------------------ ------------------

--------------------- ------------------ ------------------ ------------------ ------------------ ------------------

--------------------- ------------------ ------------------ ------------------ ------------------ ------------------

--------------------- ------------------ ------------------ ------------------ ------------------ ------------------

--------------------- ------------------ ------------------ ------------------ ------------------ ------------------

--------------------- ------------------ ------------------ ------------------ ------------------ ------------------

--------------------- ------------------ ------------------ ------------------ ------------------ ------------------

--------------------- ------------------ ------------------ ------------------ ------------------ ------------------

--------------------- ------------------ ------------------ ------------------ ------------------ ------------------

--------------------- ------------------ ------------------ ------------------ ------------------ ------------------

                                                                       EXHIBIT B

                                     FORM OF
                                 SWING LINE NOTE

$10,000,000                                                  as of June 29, 2001

         FOR VALUE RECEIVED, the undersigned, WASTE MANAGEMENT, INC., a Delaware corporation (the "Borrower"), hereby absolutely and unconditionally promises to pay to the order of FLEET NATIONAL BANK (the "Bank") at the office of Fleet National Bank, as Administrative Agent for the Banks, at 100 Federal Street, Boston, Massachusetts 02110:

         (a) on the Maturity Date, the principal amount of TEN MILLION DOLLARS ($10,000,000) or, if less, the then outstanding aggregate unpaid principal amount of Swing Line Loans made by the Bank to the Borrower pursuant to the Revolving Credit Agreement, dated as of June 29, 2001 (as amended, modified, supplemented or restated and in effect from time to time, the "Credit Agreement"), by and among the Borrower, the Guarantor, the Bank, the Administrative Agent, and such other banks or financial institutions that are or may become parties to the Credit Agreement from time to time in accordance with the provisions thereof; and

         (b) interest on the principal balance hereof from time to time outstanding from the date hereof through and including the date on which such principal amount is paid in full, at the times and at the rates provided in the Credit Agreement, subject however to the provisions of Section 5.10 of the Credit Agreement.

         This Swing Line Note evidences borrowings under, is subject to the terms and conditions of, and has been issued by the Borrower in accordance with the Credit Agreement and is the Swing Line Note referred to therein. The Bank and any holder hereof are entitled to the benefits of the Credit Agreement and may enforce the agreements of the Borrower contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All capitalized terms used in this Swing Line Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

         The Bank shall endorse, and is hereby irrevocably authorized by the Borrower to endorse, on the schedule attached to this Swing Line Note or a continuation of such schedule attached hereto and made a part hereof, an appropriate notation evidencing advances and repayments of principal of this Swing Line Note, provided that failure by the Bank to make any such notations shall not affect any of the Borrower's obligations or the validity of any repayments made by the Borrower in respect of this Swing Line Note.

         The Borrower has the right in certain circumstances and the obligation in certain other circumstances to prepay the whole or part of the principal of this Swing Line Note on the terms and conditions specified in the Credit Agreement.

         If any one or more Events of Default shall occur, the entire unpaid principal amount of this Swing Line Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

         The Borrower and every endorser of this Swing Line Note or the obligation represented hereby waive presentment, demand, notice, protest, notice of intent to accelerate, notice of acceleration and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Swing Line Note, assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

         This Swing Line Note shall be deemed to take effect as an instrument under the internal laws of the State of New York, without regard to principles of conflicts-of-laws or choice of law doctrines, and for all purposes shall be construed in accordance with such laws.

         IN WITNESS WHEREOF, the Borrower has caused this Swing Line Note to be signed on its behalf by its duly authorized officer as of the day and year first above written.

                             WASTE MANAGEMENT, INC.


                             By:
                                ----------------------------------------------
                                   Title:

                                                       Amount of
                                                       Principal         Balance of
                                    Amount of           Paid or           Principal          Notation
                  Date                Loan              Prepaid            Unpaid             Made By
           -------------------- ------------------ ------------------ ------------------ ------------------

           -------------------- ------------------ ------------------ ------------------ ------------------

           -------------------- ------------------ ------------------ ------------------ ------------------

           -------------------- ------------------ ------------------ ------------------ ------------------

           -------------------- ------------------ ------------------ ------------------ ------------------

           -------------------- ------------------ ------------------ ------------------ ------------------

           -------------------- ------------------ ------------------ ------------------ ------------------

           -------------------- ------------------ ------------------ ------------------ ------------------

           -------------------- ------------------ ------------------ ------------------ ------------------

           -------------------- ------------------ ------------------ ------------------ ------------------

           -------------------- ------------------ ------------------ ------------------ ------------------

           -------------------- ------------------ ------------------ ------------------ ------------------

           -------------------- ------------------ ------------------ ------------------ ------------------

           -------------------- ------------------ ------------------ ------------------ ------------------

           -------------------- ------------------ ------------------ ------------------ ------------------

           -------------------- ------------------ ------------------ ------------------ ------------------

           -------------------- ------------------ ------------------ ------------------ ------------------

           -------------------- ------------------ ------------------ ------------------ ------------------

           -------------------- ------------------ ------------------ ------------------ ------------------

           -------------------- ------------------ ------------------ ------------------ ------------------

           -------------------- ------------------ ------------------ ------------------ ------------------

           -------------------- ------------------ ------------------ ------------------ ------------------


                                                                       EXHIBIT C

                                     FORM OF
                              COMPETITIVE BID NOTE

$1,750,000,000                                               as of June 29, 2001

         FOR VALUE RECEIVED, the undersigned, WASTE MANAGEMENT, INC., a Delaware corporation (the "Borrower"), hereby absolutely and unconditionally promises to pay to the order of [BANK NAME] (the "Bank") at the office of Fleet National Bank, as Administrative Agent for the Banks, at 100 Federal Street, Boston, Massachusetts 02110:

         (a) on the last date of the relevant Interest Period(s), and on the Maturity Date, the principal amount of ONE BILLION SEVEN HUNDRED FIFTY MILLION DOLLARS ($1,750,000,000) or, if less, the aggregate unpaid principal amount of Competitive Bid Loans made by the Bank to the Borrower pursuant to the Revolving Credit Agreement, dated as of June 29, 2001 (as amended, modified, supplemented or restated and in effect from time to time, the "Credit Agreement"), by and among the Borrower, the Guarantor, the Bank, the Administrative Agent, and such other banks or financial institutions that are or may become parties to the Credit Agreement from time to time in accordance with the provisions thereof; and

         (b) interest on the principal balance hereof from time to time outstanding from the date hereof through and including the date on which such principal amount is paid in full, at the times and at the rates provided in the Credit Agreement, subject however to the provisions of Section 5.10 of the Credit Agreement.

         This Competitive Bid Note evidences borrowings under, is subject to the terms and conditions of, and has been issued by the Borrower in accordance with the terms of the Credit Agreement and is one of the Competitive Bid Notes referred to therein. The Bank and any holder hereof are entitled to the benefits of the Credit Agreement and may enforce the agreements of the Borrower contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All capitalized terms used in this Competitive Bid Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

         The Bank shall endorse, and is hereby irrevocably authorized by the Borrower to endorse, on the schedule attached to this Competitive Bid Note or a continuation of such schedule attached hereto and made a part hereof, an appropriate notation evidencing advances and repayments of principal of this Competitive Bid Note, provided that failure by the Bank to make any such notations shall not affect any of the Borrower's obligations or the validity of any repayments made by the Borrower in respect of this Competitive Bid Note.

         The Borrower has the obligation in certain circumstances to prepay the whole or part of the principal of this Competitive Bid Note on the terms and conditions specified in the Credit Agreement.

         If any one or more Events of Default shall occur, the entire unpaid principal amount of this Competitive Bid Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

         The Borrower and every endorser of this Competitive Bid Note or the obligation represented hereby waive presentment, demand, notice, protest, notice of intent to accelerate, notice of acceleration and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Competitive Bid Note, assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

         This Competitive Bid Note shall be deemed to take effect as an instrument under the internal laws of the State of New York, without regard to principles of conflicts-of-laws or choice of law doctrines, and for all purposes shall be construed in accordance with such laws.

         IN WITNESS WHEREOF, the Borrower has caused this Competitive Bid Note to be signed on its behalf by its duly authorized officer as of the day and year first above written.

                              WASTE MANAGEMENT, INC.


                              By:
                                 --------------------------------------------
                                    Title:

                                                                Amount of
                                                                Principal         Balance of
                                             Amount of           Paid or           Principal          Notation
        Date              Loan Type            Loan              Prepaid            Unpaid             Made By
--------------------- ------------------ ------------------ ------------------ ------------------ ------------------

--------------------- ------------------ ------------------ ------------------ ------------------ ------------------

--------------------- ------------------ ------------------ ------------------ ------------------ ------------------

--------------------- ------------------ ------------------ ------------------ ------------------ ------------------

--------------------- ------------------ ------------------ ------------------ ------------------ ------------------

--------------------- ------------------ ------------------ ------------------ ------------------ ------------------

--------------------- ------------------ ------------------ ------------------ ------------------ ------------------

--------------------- ------------------ ------------------ ------------------ ------------------ ------------------

--------------------- ------------------ ------------------ ------------------ ------------------ ------------------

--------------------- ------------------ ------------------ ------------------ ------------------ ------------------

--------------------- ------------------ ------------------ ------------------ ------------------ ------------------

--------------------- ------------------ ------------------ ------------------ ------------------ ------------------

--------------------- ------------------ ------------------ ------------------ ------------------ ------------------

--------------------- ------------------ ------------------ ------------------ ------------------ ------------------

--------------------- ------------------ ------------------ ------------------ ------------------ ------------------

--------------------- ------------------ ------------------ ------------------ ------------------ ------------------

--------------------- ------------------ ------------------ ------------------ ------------------ ------------------

--------------------- ------------------ ------------------ ------------------ ------------------ ------------------

--------------------- ------------------ ------------------ ------------------ ------------------ ------------------

--------------------- ------------------ ------------------ ------------------ ------------------ ------------------

--------------------- ------------------ ------------------ ------------------ ------------------ ------------------

--------------------- ------------------ ------------------ ------------------ ------------------ ------------------

                                                                       EXHIBIT D

                         FORM OF SYNDICATED LOAN REQUEST

                             WASTE MANAGEMENT, INC.
                           Revolving Credit Agreement
               (the "Credit Agreement") dated as of June 29, 2001

Syndicated Loan Request under Section 2.6(a)

Total Commitment
                                                       -------------------------

Loans outstanding
                                                       -------------------------
Amount of this Request
                                                       -------------------------
Maximum Drawing Amount of
         outstanding Letters of Credit
                                                       -------------------------

Total of all outstanding and requested
                                                       -------------------------
          Loans plus Maximum Drawing
          Amount of all outstanding Letters
          of Credit plus Amount of this Request
          (must not exceed Total Commitment)

Proposed Drawdown Date
                                                       -------------------------
Interest Rate Option (Base Rate or Eurodollar)
                                                       -------------------------
Interest Period (if Eurodollar)
                                                       -------------------------

Conversion under Section 2.7

Amount to be converted from
         Eurodollar to Base Rate:
                                                       -------------------------

Amount to be converted from
         Base Rate to Eurodollar:
                                                       -------------------------

Amount to be maintained as
         Eurodollar Loan
                                                       -------------------------

Conversion Date
                                                       -------------------------

Interest Period (if Eurodollar)
                                                       -------------------------

         I certify that the above is true and correct, and that all of the conditions set forth in Section 11 of the Credit Agreement have been satisfied as of the date hereof.

                             WASTE MANAGEMENT, INC.


                             By:
                                 ---------------------------------------------
                                   Name:
                                   Title:

                             -------------------------------------------------
                                                   Date

                                                                       EXHIBIT E

                        FORM OF LETTER OF CREDIT REQUEST


                             WASTE MANAGEMENT, INC.
                           Revolving Credit Agreement
               (the "Credit Agreement") dated as of June 29, 2001


Letter of Credit Request Under Section 3.1

Total Commitment
                                                       -------------------------

Maximum Drawing Amount of
          Letters of Credit outstanding
                                                       -------------------------

Amount of this Request from Letter of Credit
          Application (attached)
                                                       -------------------------
Loans outstanding
                                                       -------------------------

Maximum Drawing Amount of all outstanding
          and Requested Letters of Credit              -------------------------
          (must not exceed the Total Commitment
          minus Total of all Loans outstanding)

         I certify that the above is true and correct, and that all of the conditions set forth in Section 11 of the Credit Agreement have been satisfied as of the date hereof.

                             WASTE MANAGEMENT, INC.


                             By:
                                 ---------------------------------------------
                                   Name:
                                   Title:

                             -------------------------------------------------
                                                   Date

cc:      [                ]

                                                                       EXHIBIT F

                         FORM OF COMPLIANCE CERTIFICATE

                             WASTE MANAGEMENT, INC.
               Compliance Certificate dated ______________________


I, ____________________________, [Chief Financial Officer][Chief Accounting Officer][Corporate Treasurer] of WASTE MANAGEMENT, INC. (the "Borrower") certify that no Default or Event of Default exists and that the Borrower is in compliance with Sections 7, 8 & 9 of the Revolving Credit Agreement dated as of June 29, 2001 (as amended, modified, supplemented, restated and in effect from time to time, the "Credit Agreement"), [as of the end of the quarter ended __________]. Computations to evidence compliance with Section 9 of the Credit Agreement are detailed below. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.

                            By:
                                ----------------------------------------
                            Name:
                                  --------------------------------------
                            Title:
                                   -------------------------------------

SECTION 9.1 INTEREST COVERAGE RATIO

     Consolidated Net Income                                 $___________ (i)
          Plus (without duplication):
               interest expense                              $___________ (ii)
               income tax expense                            $___________ (iii)
               one-time charges related to Terminated
               Plans taken in the fiscal quarter ending
               September 30, 2000 (maximum $80,231,000)      $___________ (iv)
               one-time charges related to Terminated
               Plans taken in the fiscal quarter ending
               December 31, 2000 (maximum $28,102,000)       $___________ (v)
               non-cash extraordinary non-recurring
               writedowns or writeoffs of assets             $___________ (vi)
               non-recurring extraordinary charges for
               settlements or judgement costs with respect
               to Shareholder Suits                          $___________ (vii)
          Minus non-cash extraordinary gains on the
               sale of assets                                $___________ (viii)

       EBIT (sum of (i) through (viii))                       $___________ (a)
       Consolidated Net Income of Acquired Businesses         $___________ (i)
            Plus (without duplication):
                      interest expense                        $___________ (ii)
                      income tax expense                      $___________ (iii)
     EBIT of Acquired Businesses (sum of (i) through (iii))   $___________ (b)
     Sum of (a) plus (b)                                      $___________ (c)
     Consolidated Total Interest Expense                      $___________ (d)
     Ratio of (c) to (d)                                      ______:______

     Minimum ratio for the fiscal quarters ending:
            6/30/01 - 12/31/01                                2.25:1
            3/31/02 - 12/31/02                                2.50:1
            3/31/03 and thereafter                            3.00:1

SECTION 9.2 TOTAL DEBT TO EBITDA

  EBIT (from Section 9.1 item (c) above)                      $___________ (i)
            Plus:
                 Depreciation expense                         $___________ (ii)
                 Amortization expense                         $___________ (iii)
                 EBITDA (sum of (i) through (iii))            $___________ (iv)
  The sum of the following (calculated on a
  consolidated basis for the Borrower and
  its Subsidiaries):
       Indebtedness for borrowed money                        $___________ (v)
       Obligations for deferred purchase price of
       property or services (other than trade payables)       $___________ (vi)
       Obligations evidenced by debt instruments              $___________ (vii)

         Obligations under conditional sales                 $___________ (viii)
         Obligations, liabilities and indebtedness
         under Capitalized Leases                            $___________ (ix)
         Obligations, liabilities and indebtedness
         under bonding arrangements                          $___________ (x)
         (to the extent that a surety has been called upon
         to make payment on a bond)
         Guaranties of the Indebtedness of others            $___________ (xi)
         Indebtedness secured by liens or
         encumbrances on property                            $___________ (xii)
         Swap Obligations                                    $___________ (xiii)
         Reimbursement obligations
         with respect to letters of credit                   $___________ (xiv)

         Total Debt (sum of v - xiv)                         $___________ (xv)

Ratio of (xv) to (iv)                                         ____:____

         Maximum ratio:                                      3.00:1.00

SECTION 9.3 MINIMUM NET WORTH

         Consolidated Net Worth                              $___________ (a)

         Cumulative positive quarterly Consolidated Net
         Income (commencing with the fiscal quarter ending
         March 31, 2001)                                     $___________ (b)

         Item (b) multiplied by 0.75                         $___________ (c)

         Sum of $3,500,000,000 plus item (c)                 $___________ (d)

         Difference of (d) minus (a)                         $___________
              (not to exceed zero at any time)

                                                                       EXHIBIT G

                        FORM OF ASSIGNMENT AND ACCEPTANCE

                          Dated as of _______ ___, ____

         Reference is made to the REVOLVING CREDIT AGREEMENT dated as of June 29, 2001 (as amended and in effect from time to time, the "Credit Agreement"), by and among WASTE MANAGEMENT, INC., a Delaware corporation (the "Borrower"), WASTE MANAGEMENT HOLDINGS, INC., a wholly-owned Subsidiary of the Borrower (the "Guarantor"), FLEET NATIONAL BANK, a national banking association ("Fleet"), BANK OF AMERICA, N.A., a national banking association, THE CHASE MANHATTAN BANK, a national banking association, DEUTSCHE BANK AG, NEW YORK BRANCH, the duly licensed New York branch of a German corporation, CITIBANK, N.A., a national banking association, and the other financial institutions which become lenders thereunder (collectively, the "Banks"), and Fleet as administrative agent (the "Administrative Agent"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

         [___________________] (the "Assignor") and [_____________________] (the
"Assignee") hereby agree as follows:

         31. ASSIGNMENT. Subject to the terms and conditions of this Assignment and Acceptance, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes without recourse to the Assignor, the rights, benefits, indemnities and obligations of the Assignor under the Credit Agreement equal to ________________% of its Commitment Percentage and ___________% of its interest in and under the Loans and the risk relating to outstanding Letters of Credit, each as in effect immediately prior to the Effective Date (as hereinafter defined).

         32. ASSIGNOR'S REPRESENTATIONS. The Assignor (i) represents and warrants that (A) it is legally authorized to enter into this Assignment and Acceptance, (B) as of the date hereof, its Commitment is $_______________, its Commitment Percentage is ________________%, the aggregate outstanding principal balance of its Loans equals $_______________, and the aggregate outstanding amount of its participations in Letters of Credit equals $_______________ (in each case before giving effect to the assignment contemplated hereby or any contemplated assignments which have not yet become effective), and (C) immediately after giving effect to all assignments which have not yet become effective, the Assignor's Commitment Percentage will be sufficient to give effect to this Assignment and Acceptance, (ii) makes no representation or warranty, express or implied, and assumes and shall have no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant thereto or the attachment, perfection or priority of any security interest or mortgage, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder free and clear of any claim or encumbrance; (iii) makes no representation or warranty and assumes and shall have no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower or any of its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of its obligations under the Credit Agreement or any of the other Loan Documents or any other instrument or document delivered or executed pursuant thereto; and
(iv) attaches hereto the Notes delivered to it under the Credit Agreement.

         The Assignor requests that the Borrower exchange the Assignor's Notes for new Notes payable to the Assignor and the Assignee as follows:


       Payable to the Order of:                Type of Note                      Amount of Note:
       ------------------------                ------------                      ---------------
              [Assignor                         Syndicated                    $____________________]

              [Assignee                         Syndicated                    $____________________]

              [Assignor                         Swing Line                    $____________________]

              [Assignee                         Swing Line                    $____________________]

         The Assignor requests that [the Borrower issue [a] new Competitive Bid Note[s] payable to the Assignee and/or Assignor] or [the Administrative Agent make the appropriate entries on the Competitive Bid Loan Accounts] to reflect the assignment of Competitive Bid Loans.(1)

         33. ASSIGNEE'S REPRESENTATIONS. The Assignee (i) represents and warrants that (A) it is duly and legally authorized to enter into this Assignment and Acceptance, (B) the execution, delivery and performance of this Assignment and Acceptance do not conflict with any provision of law or of the charter or by-laws of the Assignee, or of any



----------

(1) Elect applicable option.

agreement binding on the Assignee, (C) all acts, conditions and things required to be done and performed and to have occurred prior to the execution, delivery and performance of this Assignment and Acceptance, and to render the same the legal, valid and binding obligation of the Assignee, enforceable against it in accordance with its terms, have been done and performed and have occurred in due and strict compliance with all applicable laws, (ii) confirms that it has received a copy of the Credit Agreement and each of the other Loan Documents, together with copies of the most recent financial statements delivered pursuant to Sections 6.4 and 7.4 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent, or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Loan Documents; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; and (vi) acknowledges that it has made arrangements with the Assignor satisfactory to the Assignee with respect to its pro rata share of Letter of Credit Fees in respect of outstanding Letters of Credit.

         34. EFFECTIVE DATE. The effective date for this Assignment and Acceptance shall be _____________________ (the "Effective Date"). Following the execution of this Assignment and Acceptance, each party hereto shall deliver its duly executed counterpart hereof to the Administrative Agent for acceptance by the Administrative Agent. The Credit Agreement shall thereupon be amended to reflect the status and rights of the Banks thereunder.

         35. RIGHTS UNDER CREDIT AGREEMENT. Upon such acceptance and amendment, from and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder, and (ii) the Assignor shall, with respect to that portion of its interest under the Credit Agreement assigned hereunder, relinquish its rights and be released from its obligations under the Credit Agreement; provided, however, that the Assignor shall retain its rights to be indemnified pursuant to Section 16 of the Credit Agreement with respect to any claims or actions with reference to matters arising prior to the Effective Date.

         36. PAYMENTS. Upon such acceptance and amendment, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the rights and interests assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and the Assignee shall make any appropriate adjustments in payments for periods prior to the Effective Date by the Administrative Agent or with respect to the making of this assignment directly between themselves.

         37. GOVERNING LAW. THIS ASSIGNMENT AND ACCEPTANCE IS A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CONFLICT OF LAWS OR CHOICE OF LAW DOCTRINES).

         38. COUNTERPARTS. This Assignment and Acceptance may be executed in any number of counterparts which shall together constitute but one and the same agreement.

         IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Assignment and Acceptance to be executed on its behalf by its officer thereunto duly authorized, as of the date first above written.

                                   [ASSIGNOR]



                                   By:
                                      ----------------------------------------
                                          Name:
                                          Title:

                                   [ASSIGNEE]



                                   By:
                                      ----------------------------------------
                                          Name:
                                          Title:
CONSENTED TO:

FLEET NATIONAL BANK,
as Administrative Agent



By:
   -------------------------------
      Name:
      Title:

WASTE MANAGEMENT, INC.



By:
   -------------------------------
      Name:
      Title:

         Waste Management Holdings, Inc. executes this Assignment and Acceptance solely for purposes of ratifying their guaranty under Section 28 of the Credit Agreement.

WASTE MANAGEMENT HOLDINGS, INC.



By:
   -------------------------------
      Name:

                                                                       EXHIBIT H

                      FORM OF COMPETITIVE BID QUOTE REQUEST

                             WASTE MANAGEMENT, INC.
                           Revolving Credit Agreement
               (the "Credit Agreement") dated as of June 29, 2001

Competitive Bid Quote Request under Section 4.3

Total Commitment
                                                             -----------------

Competitive Bid Loans outstanding
                                                             -----------------
Competitive Bid Loans Requested
                                                             -----------------
Maximum Drawing Amount of
         outstanding Letters of Credit
                                                             -----------------
Syndicated Loans (including Swing Line Loans) outstanding
                                                             -----------------

Total of all outstanding and Requested
                                                             ------------------
         Competitive Bid Loans
         (must not exceed the lesser of the Total Commitment minus Total of all Syndicated Loans outstanding
         (including Swing Line Loans) and Maximum
         Drawing Amount of outstanding Letters of Credit)

Type of Competitive Bid Loans Requested                   Eurodollar / Absolute

Requested Drawdown Date
                                                             -----------------


         Principal Amount of                                     Requested
  Competitive Bid Loan Requested                            Interest Period(s)
  ------------------------------                            ------------------

I certify that the above is true and correct, and that all of the conditions set forth in Section 11 of the Credit Agreement have been satisfied as of the date hereof.

                             WASTE MANAGEMENT, INC.


                             By:
                                 ---------------------------------------------
                                   Name:
                                   Title:

                             -------------------------------------------------
                                                   Date

                                                                       EXHIBIT I

                             WASTE MANAGEMENT, INC.
                                (the "Borrower")
                           Revolving Credit Agreement
               (the "Credit Agreement") dated as of June 29, 2001

                  FORM OF INVITATION FOR COMPETITIVE BID QUOTES

ATTN:

REF:

RE:               INVITATION FOR COMPETITIVE BID QUOTES
                                                              AGT DTD     /   /

FLEET NATIONAL BANK AS ADMINISTRATIVE AGENT
INVITATION FOR COMPETITIVE BID QUOTES DATED     /    /

PURSUANT TO SECTION 4.3 OF THE ABOVE REFERENCED CREDIT AGREEMENT, YOU ARE INVITED TO SUBMIT A COMPETITIVE BID QUOTE TO THE BORROWER FOR THE FOLLOWING PROPOSED COMPETITIVE BID LOAN(S):

DATE OF BORROWING:    /   /
AGGREGATE AMOUNT REQUESTED:

PRINCIPAL AMOUNT                    INTEREST PERIOD
----------------                    ---------------

SUCH COMPETITIVE BID QUOTES SHOULD OFFER COMPETITIVE BID RATE(S)/MARGIN(S).

PLEASE RESPOND IN WRITING TO THIS INVITATION BY NO LATER THAN    A.M./P.M. (NEW
YORK TIME ON    /   /    TO ONE OF THE FOLLOWING:

PRIMARY FAX NO. 212-819-5897 (Attn: Ellie Awad)
ALTERNATE FAX NO. 212-819-5898 (Attn: DawnMarie Matos)

NOTE: PLEASE FOLLOW-UP YOUR SUBMITTED WRITTEN BID(S) WITH PHONE VERIFICATION TO CONFIRM. IF YOU ARE UNABLE TO SEND YOUR FAX DUE TO AN OCCUPIED FAX LINE, PLEASE
CALL BY     A.M./P.M. IN ADDITION, PLEASE SUBMIT YOUR BID(S) IN SUBSTANTIALLY
THE FORM OF "EXHIBIT J" TO THE CREDIT AGREEMENT.

QUOTES RECEIVED AFTER      A.M./P.M. (NEW YORK TIME) WILL NOT BE FORWARDED TO
THE BORROWER.

SUBMITTED BIDS MUST BE TEN MILLION DOLLARS OR LARGER MULTIPLE OF ONE MILLION DOLLARS. ALSO, PLEASE SPECIFY LIMITATION AMOUNTS, IF APPLICABLE.

                              FLEET NATIONAL BANK,
                                 as Administrative Agent

                              By:
                                 --------------------------------------------
                              Name:
                                    -----------------------------------------
                              Title:
                                    -----------------------------------------
                              Date:
                                   ------------------------------------------

                                                                       EXHIBIT J



                          FORM OF COMPETITIVE BID QUOTE


                             WASTE MANAGEMENT, INC.
                           Revolving Credit Agreement
               (the "Credit Agreement") dated as of June 29, 2001


Competitive Bid Quote under Section 4.5

Bank
                                                          ---------------------
Person to Contact
                                                          ---------------------

Date of Competitive Bid Quote Request
                                                          ---------------------
Type of Competitive Bid Loans Requested                   Eurodollar / Absolute
Requested Drawdown Date
                                                          ---------------------

Principal Amount                                           Proposed Competitive
 of Competitive                Requested                   Bid Rate/Competitive
Bid Loan Offered           Interest Period(s)                   Bid Margin
----------------           ------------------              --------------------





I certify that the above is true and correct, and that the offer(s) set forth above irrevocably obligates us to make such Competitive Bid Loan(s) if such offer(s) is/are accepted by the Borrower and all of the conditions set forth in
Section 11 of the Credit Agreement have been satisfied as of the requested Drawdown Date.

                                   [NAME OF BANK]


                                   By:
                                       ----------------------------------------
                                   Name:
                                         --------------------------------------
                                   Title:
                                          -------------------------------------

                                   --------------------------------------------
                                                     Date

                                                                       EXHIBIT K

                                 FORM OF NOTICE
                            OF ACCEPTANCE / REJECTION
                           OF COMPETITIVE BID QUOTE(S)

                             WASTE MANAGEMENT, INC.
                           Revolving Credit Agreement
               (the "Credit Agreement") dated as of June 29, 2001

Notice of Competitive Bid Quote(s) under Section 4.7

Date of Competitive Bid Quote(s)
                                                      -------------------------
Type of Competitive Bid Loans Requested               Eurodollar / Absolute
Requested Drawdown Date
                                                      -------------------------

We hereby ACCEPT the following Competitive Bid Quote(s):

                                                Competitive Bid
   Principal                                    Rate/Competitive
Amount of Quote         Interest Period(s)         Bid Margin              Bank
---------------         ------------------      ----------------           ----






We hereby REJECT the following Competitive Bid Quote(s):

                                                Competitive Bid
   Principal                                    Rate/Competitive
Amount of Quote         Interest Period(s)         Bid Margin              Bank
---------------         ------------------      ----------------           ----



         The accepted and rejected Competitive Bid Quotes described above constitute all Competitive Bid Quotes submitted by the Banks in accordance with
Section 4.5 of the Credit Agreement.

                                   WASTE MANAGEMENT, INC.


                                   By:
                                       ----------------------------------------
                                   Name:
                                         --------------------------------------
                                   Title:
                                          -------------------------------------

                                   --------------------------------------------
                                                     Date

APPLICATION AND AGREEMENT
FOR STANDBY LETTER OF CREDIT


------------------------------------------------------------------ ------------------------------------------
To:  (Please Check One Issuing "Bank.

Please issue an irrevocable Standby Letter of Credit substantially in accordance with this application.

------------------------------------------------------------------ ----------        ------------------------
Deliver the Letter of Credit:                                                         (For Bank Use Only)
        Directly to the beneficiary by courier, Attn:  _____________________         L/C No.
                                                                                            ----------------
        Through your correspondent by          courier,          Swift/Telex         D/T No.
        for delivery to the beneficiary                                                     ----------------
-----------------------------------------------------------------------------        ------------------------

-------------------------------------------------------------------------------------------------------------
Advising Bank (Name and Address)                                   Applicant (Name and Address)


-------------------------------------------------------------------------------------------------------------
Beneficiary (Name and Address:                                     Amount
                                                                         ------------------------------------
                                                                         INCLUDE CURRENCY IN NOT U.S. DOLLARS

                                                                   Amount in Words:
                                                                                   --------------------------
                                                                   ------------------------------------------

-------------------------------------------------------------------------------------------------------------
This Letter of Credit is transferable.                             Partial drawings are Permitted  Prohibited


-------------------------------------------------------------------------------------------------------------
All bank charges, other than Bank's, are for                       Expiry Date:
beneficiary's account.


-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
Available by beneficiary's drafts at sight accompanied by the following:

A statement purportedly signed by an authorized officer of the beneficiary reading as follows: (Please use concise terms).

-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------

        Attached is a format which is an integral part of this application.
        Special Instructions:
------------------------------------------------------------------ ------------------------------------------
------------------------------------------------------------------ ------------------------------------------
------------------------------------------------------------------ ------------------------------------------

We hereby certify that the transactions covered by this Application and Agreement are not prohibited under any existing Laws and regulations of the United States, including the Foreign Assets Control Regulations of the United States Treasury Department and that any transaction covered by this Application and Agreement complies in every respect with all existing United States Government Laws and Regulations.

Reference to any document, instrument or agreement is for identification purposes only and such document, instrument or agreement will not be incorporated into the terms of the Letter of Credit.

This credit will be subject to the Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce Currently in effect.

-----------------------------------------     ---------------------------------------------------------------
            (FOR BANK USE ONLY)                  WE AGREE TO ALL THE TERMS AND CONDITIONS ON THE FACE AND
       Relationship Manager approval                                  REVERSE HEREOF.*
 (also indicate approval of applicant's
               authority)

---------------------------------------
          AUTHORIZED SIGNATURE                COMPANY/
                                              BANK NAME:
-----------------------------------------     ---------------------------------------------------------------
                  DATE

Internal Form #13429 "Standby LC
Set-Up/Change" is required with each          BY:
application.                                  ---------------------------------------------------------------
                                                    AUTHORIZED SIGNATURE  -  TITLE                DATE
-----------------------------------------     ---------------------------------------------------------------


13423 7/00 PKG 25 EA

* The terms and conditions of this Application and Agreement for Standby Letter of Credit ("LC Agreement") are superceded by that certain Revolving Credit Agreement dated June 29, 2001 by and among Waste Management, Inc., Waste Management Holdings, Inc., Fleet National Bank, as Administrative Agent, and other financial institutions (the "Credit Agreement"), and to the extent of any conflict or inconsistency between the terms and conditions of the LC Agreement and the Credit Agreement, the Credit Agreement shall control and prevail.

         For good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Bank and the customer agrees as follows:

         1. Each reference hereinafter contained to: (a) "Bank", "Bank's Address", "Customer", "Customer's Address", and "Expiry Date" shall be deemed to refer to the defined terms on Page 1 of this Agreement; (b) "Agreement" shall be deemed to refer to this Application and Agreement for Standby Letter of Credit, including without limitation the application portion on Page 1 hereof; (c) "Business Day" shall be deemed to refer to any day on which commercial banks located in the state of the Bank's Address are not required or authorized to remain closed and which is not a Saturday, Sunday or legal holiday; (d) "Credit" shall be deemed to refer to the letter of credit to be issued by the Bank substantially in the form set forth in the application portion of this Agreement, all amendments thereto, and any substitutions or replacements thereof; (e) "Events of Default" shall be deemed to refer to one or more of the events of default or defaults specified in Paragraph 6 of this Agreement; (f) "Prime Rate" shall be deemed to refer to the rate of interest designated by the Bank from time to time as being its prime rate of interest.

         2. As to instruments payable in U.S. Dollars, the Customer will: (a) pay the Bank in U.S. Dollars the amount paid on any sight draft or, at the Bank's option, pay the Bank in advance the amount required to pay such draft; and (b) pay the Bank in U.S. Dollars the amount of each acceptance on demand, but in any event not later than one Business Day prior to maturity.

         3. As to instruments payable in a foreign currency, the Customer will:
(a) pay the bank in U.S. Dollars, the equivalent of the amount paid on any sight draft, immediately upon such payment being made, at the Bank's then selling rate for cable transfers to the place of payment in the currency in which the draft is drawn; and (b) in the case of each acceptance pay the Bank in U.S. Dollars, on demand, but in any event in time to reach the place of payment by mail not later than one Business Day prior to maturity, the equivalent thereof at the Bank's then selling rate for the currency in which the acceptance is payable, or at the Bank's option pay the Bank on demand the equivalent of the acceptance in U.S. Dollars at the Bank's then selling rate for cable transfers to the place of payment in such currency. If for any reason there should exist at the time in question no rate of exchange generally current in the sate of the Bank's Address for effective cable transfers of the sort provided for, the Customer will pay the Bank on demand an amount in U.S. Dollars equivalent to the actual cost to the Bank of settlement of the Bank's obligations to the payor of the draft or acceptance or any holder thereof, as the case may be, however and whenever such settlement is made by the Bank.

         4. The Customer will pay the Bank on demand a commission at such rate as the Bank may determine, plus interest where chargeable, and all fees, charges and expenses, including reasonable counsel fees, incurred or paid by the Bank in protecting or enforcing its rights under this Agreement, or in connection with the Credit issued pursuant hereto and any confirmation thereof, or arising or caused in any manner whatsoever in connection therewith, including without limitation reasonable counsel fees and expenses incurred in connection with the defense of all actions seeking to restrain or enjoin payment of the credit or any draft accepted under the Credit or attachment or garnishment proceedings involving any of the proceeds of the Credit or any such draft. In addition to commissions, fees, charges, expenses and amounts otherwise payable with respect to the issuance of the Credit, the customer shall pay to the Bank on demand such amounts as the Bank in its sole discretion determines are necessary to compensate the Bank for any costs attributable to the Bank's issuing or having outstanding or making payment under the Credit resulting from the application or any domestic or foreign law or regulation or the interpretation or administration thereof applicable to the Bank regarding any reserve, assessment, capitalization (including the cost of maintaining capital sufficient to permit issuance of the Credit, provided the cost attributed to the Credit is determined in good faith by any reasonable method) or similar requirement whether existing at the time of issuance of the Credit or adopted thereafter. All amounts not paid when due in accordance with this Agreement (including without limitation those set forth in paragraph 2, 3 and 4 hereof) shall bear interest until paid in full at a rate per annum equal to six percent (6%) above the Prime Rate, not to exceed the maximum rate of interest permitted by applicable law. Each change in such interest rate shall take effect simultaneously with the corresponding change in the Prime Rate. The bank is hereby irrevocably authorized to charge any one or more of the Customer's accounts with the Bank for payment in full or in part of any of the Customer's obligations to the Bank under this Agreement. At the option of the Bank, if there is a separate revolving line of credit, line or credit, or other credit facility existing between the Bank and the customer, the Bank is irrevocably authorized to satisfy the Customer's reimbursement obligation to the Bank, in whole or in part, by making an advance under such facility.

         5. The users of the Credit shall be deemed the Customer's agents, and the customer assumes all risks of their acts or omissions. The Customer's obligation to pay the Bank for all amounts due under this Agreement is absolute and unconditional. Such obligation of the Customer shall not be affected by, and the Bank shall not be responsible for, the validity, sufficiency, correctness or genuineness of documents, even if such documents should in fact prove to be in any or all respects incorrect, defective, invalid, insufficient, fraudulent or forged; any breach of contract or dispute between any beneficiary of the Credit and the Customer; the existence of any claim, setoff, defense or other right which the Customer may have at any time against the beneficiary or any other person or entity, whether in connection with this Agreement, the transaction contemplated herein or any unrelated transaction; the failure of any draft or certificate to bear reference or adequate reference to the Credit; errors, omissions, interruptions or delays in transmission or delivery of any messages by mail, telex, telecopy, or otherwise; the exchange, release or non-perfection of any collateral or the release of any guarantor; or any consequences arising from causes beyond the Bank's control; and none of the above shall affect, impair or prevent the fixing of any of the Bank's rights or powers hereunder. Any provision with respect to any of the foregoing matters which is contained in the Credit itself may be waived by the Bank. The Customer will hold the Bank harmless from all loss or damage in respect of any of the foregoing matters which is contained in the Credit itself may be waived by the Bank. The Customer will hold the Bank harmless from all loss or damage in respect of any of the foregoing matters, and from any and all damage and loss whatsoever suffered by the Bank by reason of any and all action taken by the Bank in good faith.

         6. The Customer will deliver to the Bank on demand such additional security (including cash) as the Bank may from time to time require, to be held as general collateral for all the customer's liabilities to the Bank hereunder and for all other liabilities, absolute or contingent due or to become due, which may be at any time owing to Bank by the Customer. All property belonging to the Customer, including any collection items, now or hereafter handed to the Bank or for any purpose left in the Bank's possession by the Customer for the Customer's account, or in transit to or from the Bank, by mail or carriers, and all balances of any deposit accounts the customer may have with the Bank, are hereby made security, and the Bank is hereby granted a security interest therein, for all such liabilities and may be held or disposed of as the Bank may see fit, and applied toward any payment of any and all such liabilities, all of which shall become immediately due and payable upon an Event of Default. Each of the following events or actions by or affecting the Customer shall constitute an Event of Default; default in the performance of any undertaking to the Bank under this Agreement, any trust receipt, or under any other obligation to the Bank or agreement with the Bank; insolvency, or the filing by or against the Customer of any petition under the Bankruptcy Code or any similar Federal or state statute; the filing by or against the Customer of a petition for the appointment of a receiver; the making of an assignment for the benefit of creditors; the Customer's death, failure in business, dissolution, suspension or termination of existence; any seizure, vesting or intervention by or under authority in the conduct of its business is curtailed; or the attachment or distraint of any of the Customer's funds or other property which may be in, or come into, the Bank's possession or under the Bank's control, or that of any third party acting for the Bank, or of the same becoming subject at any time to any mandatory order of court or other legal process. The Bank may at any time transfer into the Bank's or its nominee's name all or any part of such security, before or after maturity of any of the customer's obligations and without any notice to the Customer or any other person. Whenever the Bank deems it necessary for the Bank's or the Customer's protection, or after an Event of Default specified herein, or other default, the Bank shall have the right to accelerate and make immediately due and payable all of the Customer's obligations to the Bank under the Credit and this Agreement and under any other document or agreement (including without limitation the obligations evidenced by the outstanding (but undrawn upon) Credit and/or by acceptances which have not matured). The Bank shall have, in addition to all other rights and remedies under applicable law, the rights and remedies of a secured party under the Uniform Commercial Code, and the Bank may, without regard to such maturity, realize upon (by sale, assignment, setoff, application or otherwise) all or any part of such security, in each case without advertisement, notice to, tender, demand or call of any kind upon the Customer or any other person, except that, unless such security is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Bank shall give the Customer three Business Days prior written notice of the time and place of any public sale thereof or of the time after which any private sale or other intended disposition thereof is to be made. Any such sale or assignment may be public, private or upon any broker's board or exchange, for cash, on credit or for future delivery, and as such price and upon such terms and conditions, as the Bank deems appropriate. For this purpose, the Bank may, so far as the Customer can give authority therefor, enter upon any premises on which such security or any proceeds thereof may be situated and remove the same therefrom, or require that such security or proceeds be made available tot he Bank at a place or places reasonably convenient to both the Bank and the Customer. The Bank may acquire all or any part of such security and any purchaser shall hold same free from any equity of redemption or other claim or right on the Customer's part, which are hereby specifically waiver specifically waived and released. The Bank may discount, settle compromise, or extend any obligations constituting such security, and sue thereon in the Bank's or the Customer's name. However, the Banks shall not be liable for failure to collect or demand payment of, or protest or give notice of non-payment of, any obligation included in such security or part thereof, or for any delay in so doing, nor shall the Bank be under any obligation to take any action whatever in respect to such security or any part thereof. No advertising, notice, tender, demand, or call at any time given or made shall be a waiver of the Bank's right to proceed in the same or other instances without any further action.

         7. The receipt by the Bank at any time or other collateral shall not be deemed a waiver of any of the Bank's rights or powers relating to any collateral which the Bank may hold at the time of such receipt.

         8. No failure on the part of the Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereto; nor shall any single or partial exercise of any right hereunder preclude any other further exercise thereof or the exercise of any right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. No amendment or waiver of any provision of this Agreement nor consent to any departure by the parties hereto shall in any event be effective unless the same shall be in writing and signed by such party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         9. This Agreement shall continue in force notwithstanding any change in the composition of firm or firms parties hereto, or drawers of drafts hereunder, or in the incorporation of any such firm.

         10. The Customer authorizes the Bank, without reference to or approval by the Customer, to set forth the terms of this Agreement in the Credit in such language as the Bank may deem appropriate with such variations from such terms as the Bank may in its discretion determine (which determination shall be conclusive and binding upon the Customer) are necessary and are not materially inconsistent with this Agreement.

         11. All rights under the Credit and this Agreement (whether or not the Credit is documentary or non-documentary in nature) shall be determined by the Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce in effect (International Chamber of Commerce Publication No. 500 or the most recent revision or successor thereto which shall be in effect from time to time), the terms of which are known to the Customer and which are incorporated by reference herein, and all rights under the Credit and this Agreement, to the extent not inconsistent with said Uniform Customs and Practices, shall be construed in accordance with the local laws of the State of the Bank's Address.

         12. The Customer represents, warrants and covenants to the Bank that
(a) if a partnership or a corporation, it is duly organized, validly existing and in good standing; (b) it has the power to execute, deliver and perform this Agreement; (c) the execution, delivery and performance of this Agreement have been duly authorized by all requisite action; (d) the execution delivery and performance of this Agreement and the issuance of the Credit will not violate any provision of law, any order of any court or other agency of government, the Articles of Incorporation or By-Laws of a corporate Customer or the Partnership Agreement of a partnership Customer, or any indenture, agreement or other instrument of which it is a party, or by which it is bound, or be in conflict with result in a breach of or constitute (with the due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of the Customer (other than in favor of the Bank) or the acceleration of any of the Customer's outstanding indebtedness; (e) the Customer has heretofore furnished to the Bank accurate and complete financial data and other information based on its operations in previous years, and said financial data furnished to the Bank is accurate and complete and fairly presents the financial position and the results of operations for the periods indicated therein; (f) there has been no material adverse change in the condition, financial or otherwise, of the Customer since the date of the most recent financial statement; and (g) the Customer shall furnish to the Bank periodically such financial statements, balance sheets and profit and loss statements, together with supporting schedules, tax returns, and such other information regarding the operations, assets, business, affairs and financial conditions of the Customer, as the Bank shall from time to time request.

         13. If this Agreement is signed by two or more Customers, it shall be the joint and several agreement and obligation of such Customers.

         14. The customer agrees that in the event of any extension of the maturity or time for presentation of drafts, acceptances or documents, or any other amendments or modification of the terms of the Credit, at the request of any single Customer, with or without notification to the others, or in the event of any increase in the amount of the Credit at any single

Customer's request, with or without notification to the others, this amount shall be binding upon the Customer with regard to the Credit so increased or otherwise amended or modified, to drafts, documents and property covered thereby, and to any action taken by the Bank or any of its corespondents in accordance with such extension, increase or other modification.

         15. The Bank is authorized to interpret the Credit in accordance with rules, regulations, and customs prevailing at the place and time during which the Credit is available or the drafts are drawn or negotiated.

         16. The Bank is authorized to pay conforming drawings submitted by an administrator, trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other legal representative of the party who is authorized to draw.

         17. The available amount of the Credit shall be reduced by the amount of any conforming drawing made thereunder.

         18. All notices and other communications provided hereunder shall be in writing and shall be personally delivered or sent by certified first class mail, return receipt requested, or by telex or telecopy. Unless otherwise specified in this Agreement, all such notices and other communications to the Bank shall be mailed, telexed, telecopied or delivered to it, addressed to the Bank, c/o ____________________________________________________________________, and all
such notices and other communications to the Customer shall be mailed, telexed, telecopied or delivered to the Customer, at the Customer's Address. The Bank and the Customer reserve the right to change such address, telex number and/or telecopy number in a written notice to the other party. All such notices and other communications shall, when mailed certified or registered mail, be effective three days after the date of deposit in the mails, addressed as aforesaid; when personally delivered, when received a the address aforesaid; and, when sent by telex or telecopy when received at the then current telex or telecopy number.

         19. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

         20. This Agreement may be executed in tow or more counterparts, each of which shall constitute an original, but both or all of which, when taken together, shall constitute but one instrument, and shall become effective when copies hereof which, when taken together, bear the signatures of each of the parties, hereto shall be delivered to the Bank.

         21. The Customer hereby expressly submits to the non-exclusive jurisdiction of all federal and state courts sitting in the state of the Bank's Address, and agrees that any processor notice of motion or other application to any of said courts or a judge thereof may be served upon the Customer within or without such court's jurisdiction by registered or certified mail, return receipt requested, or by personal service, at the Customer's Address (or at such other address as the Customer shall specify by a prior notice in writing to the
Bank), provided reasonable time for appearance is allowed. The Customer hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue to any suit, action or proceeding arising out of or relating to this Agreement brought in any federal or state courts sitting in the Bank's location and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum. Notwithstanding the foregoing, the Bank may sue the Customer in any jurisdiction where the Customer or any of its assets may be found and may serve legal process upon the Customer in any other manner permitted by law.

         22. THE CUSTOMER HEREBY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT OR THE CREDIT, AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

         23. The Bank reserves the right to sell or assign all or any portion of the Bank's right, title and interest in and to the Agreement and all related documents, and to participate all or any portion of the aforesaid. In connection therewith, the Customer authorizes the Bank to deliver to any such purchaser or participant and any prospective purchaser or participant the originals and/or copies of the Agreement, financial statements relating to the Customer and any guarantors, and any and all other credit or other information from time to time in the Bank's possession.

         24. The issuance of the Credit by the Bank constitutes the Bank's adoption, authentication, signature, and agreement to be bound by the terms and provisions of this Agreement.

         25. This Agreement shall be binding upon the Customer's respective executors, administrators, successors and assigns and shall inure to the benefit of the Bank and its successors and assigns.